UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Teradata Corporation

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NOTICE OF 2012 ANNUAL MEETING

AND PROXY STATEMENT

March 1, 2012

Dear Fellow Teradata Corporation Stockholder:

I am pleased to invite you to attend Teradata’s 2012 Annual Meeting of Stockholders on April 20, 2012. The meeting will begin promptly at 8:00 a.m. local time at the Terry Executive Education Center, 3475 Lenox Road NE, Atlanta, Georgia 30326.

This proxy statement, which also includes a notice of the 2012 annual meeting, tells you more about the agenda and procedures for the meeting. It also describes how the Board of Directors operates and gives information about our director candidates and general compensation and corporate governance matters.

To conserve natural resources and to reduce the costs of printing and distributing our proxy materials (which include this proxy statement, our 2011 annual report and form of proxy and voting instruction card), we are delivering these materials to stockholders via the Internet. As permitted under U.S. Securities and Exchange Commission (“SEC”) rules, most of our stockholders receive a mailing containing only a notice of the 2012 annual meeting (Notice of Internet Availability of Proxy Materials) instead of paper copies of our proxy materials. The notice will include instructions on how to access these documents over the Internet, as well as instructions on how stockholders receiving this notice can request paper copies of our proxy materials if desired. Stockholders who do not receive the notice-only mailing will receive either paper copies of the proxy materials by mail or electronically-available materials as permitted under applicable SEC rules and Delaware law.

Michael Koehler, Teradata’s President and Chief Executive Officer, and I look forward to seeing you at the annual meeting. If you plan to attend, please send an email to investor.relations@teradata.com to receive a meeting reservation request form.

Your vote is important. Whether or not you plan to attend the annual meeting, I urge you to authorize your proxy as soon as possible so that your stock may be represented at the meeting.

Sincerely,

James M. Ringler
Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF TERADATA CORPORATION

Time:

8:00 a.m. local time

Date:

Friday, April 20, 2012

Place:

The Terry Executive Education Center

3475 Lenox Road NE, Atlanta, Georgia 30326

Purpose:

•

Elect Messrs. Koehler, Ringler and Schwarz to serve as Class II directors for three-year terms expiring at the 2015 annual meeting of stockholders and to hold office until their respective successors are duly elected and qualified;

•	Consider and vote upon the approval of the Teradata 2012 Stock Incentive Plan;

•	Consider and vote upon the approval of the Teradata Corporation Employee Stock Purchase Plan, as amended and restated;

•	Hold an advisory (non-binding) vote on executive compensation (a “say-on-pay” vote);

•	Consider and vote upon the approval of an amendment of the Company’s certificate of incorporation to provide for the declassification of the Board of Directors;

•	Vote on the ratification of the appointment of our independent registered public accounting firm for 2012; and

•	Transact such other business as may properly come before the meeting and any adjournment or postponement of the meeting by or at the direction of the Board of Directors.

Other Important Information:

•	Record holders of Teradata common stock at the close of business on February 28, 2012, may vote at the meeting.

•

Your shares cannot be voted unless they are represented by proxy or in person by the record holder at the meeting. Even if you plan to attend the meeting, please submit a proxy to ensure that your shares are represented at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the 2012 Annual Meeting of Stockholders to Be Held on April 20, 2012: This notice of 2012 annual meeting of stockholders and proxy statement, our 2011 annual report and form of proxy and voting instruction card are available at http://www.proxyvote.com.

By order of the Board of Directors,

Laura Nyquist
General Counsel and Secretary

March 1, 2012

10000 Innovation Drive

Dayton, OH 45342

PROXY STATEMENT

GENERAL INFORMATION

On behalf of the Board of Directors of Teradata Corporation, a Delaware corporation (“Teradata”, the “Company”, “we” or “us”), we are requesting your proxy for the 2012 annual meeting of stockholders and any adjournments or postponements that follow. The meeting will be held at 8:00 a.m. local time, on April 20, 2012, at the Terry Executive Education Center, 3475 Lenox Road NE, Atlanta, Georgia 30326. At the meeting, we will: (1) consider the election of Messrs. Koehler, Ringler and Schwarz as Class II directors for three-year terms expiring in 2015; (2) consider and vote upon the approval of the Teradata 2012 Stock Incentive Plan; (3) consider and vote upon the approval of the amended and restated Teradata Corporation Employee Stock Purchase Plan; (4) hold an advisory (non-binding) vote on executive compensation as disclosed in this proxy statement (a “say-on-pay” vote); (5) consider and vote upon the approval of an amendment of the Company’s certificate of incorporation to provide for the declassification of the Board of Directors; (6) vote on the ratification of the appointment of our independent registered public accounting firm for 2012; and (7) transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

This proxy statement contains information about the 2012 annual meeting, as well as information regarding the voting process, director elections, our corporate governance programs, and executive and director compensation, among other things. We are furnishing this proxy statement together with our 2011 annual report and form of proxy and voting instruction card (“proxy card”).

YOUR VOTE IS IMPORTANT!

Whether or not you plan to attend the annual meeting, please vote your shares as soon as possible by phone, Internet, or mail if you are receiving paper proxy materials. By using the Internet or phone voting methods, you help us reduce costs and respect the environment. Both are fast, convenient, and environmentally-friendly.

If you are a stockholder of record (i.e., you directly hold your common stock through an account with our transfer agent, Computershare Investor Services), you can vote your shares using one of the following three methods. If you are a beneficial owner (i.e., you indirectly hold your common stock through a nominee such as a bank or broker), you can vote your shares using the methods provided by your nominee.

VOTE BY INTERNET http://www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information.	VOTE BY PHONE 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions.	VOTE BY MAIL

Vote Processing, c/o Broadridge,
51 Mercedes Way, Edgewood, NY 11717

If you receive paper proxy materials,
mark, sign and date your proxy card and
return it in the postage-paid envelope we
have provided or return it to the address
shown above.

Who may vote at the meeting?

Only stockholders of record may vote at the meeting. A stockholder of record is a stockholder as of the close of business on February 28, 2012, the record date for the meeting. On the record date, there were 168,260,064 shares of common stock outstanding.

How many votes do I have?

For each share of common stock you own, you are entitled to cast one vote on each director candidate submitted for election and to cast one vote on each other matter properly brought before the meeting.

When will I receive my proxy materials?

Proxy materials for the 2012 annual meeting of stockholders are being made available in printed form on or about March 9, 2012. They will be available online on or about March 2, 2012.

How do I access my proxy materials?

Notice and Access. Proxy materials (including our 2011 annual report, notice of the 2012 annual meeting of stockholders and proxy statement, and proxy card) are being made available via the Internet pursuant to the SEC’s “notice and access” rules. A Notice of Internet Availability of Proxy Materials (“Notice”) is being mailed to most of our record and beneficial stockholders. The Notice includes instructions on how to access the proxy materials on the Internet or request printed copies of these materials. To receive future proxy materials by mail or email, follow the instructions included with the Notice. If you previously elected to receive materials via mail or email delivery, you will not receive the Notice, but you will receive your materials via the delivery method you requested.

Electronic Delivery. At their request, many stockholders are receiving an email providing them with links to receive the Notice and Internet access to the proxy materials rather than receiving a printed copy of the Notice or printed proxy materials.

Paper Copies. If you have previously requested paper copies of your proxy materials, or are otherwise required to receive paper copies, you will receive the 2012 proxy materials, including notice of the meeting, in printed form unless you consent to receive these documents electronically in the future.

How do I receive Teradata’s proxy materials electronically?

If you are a stockholder of record (i.e., you directly own your common stock through an account with our transfer agent, Computershare Investor Services), you can choose to access your proxy materials electronically and save the cost of producing and mailing a Notice and other documents by following the instructions provided at http://www.investordelivery.com or by following the prompt if you choose to authorize your proxy over the Internet. You must provide your twelve-digit control number listed on your Notice or proxy card to make this election.

Your election to receive proxy materials by electronic access will remain in effect until you revoke your consent at http://www.proxyvote.com, or your consent is deemed to be revoked under applicable law. You must provide your twelve-digit control number to revoke your consent.

If you are a beneficial owner (i.e., you indirectly hold your common stock through a nominee such as a bank or broker), please review the information provided by your nominee for instructions on how to elect to view future proxy statements and annual reports over the Internet.

Please keep in mind that choosing electronic delivery saves the Company and its stockholders money and preserves natural resources.

How do I obtain a separate set of proxy materials?

To save costs, only one set of proxy materials is being printed and mailed to stockholders who have requested printed copies and share an address, unless otherwise requested or required under applicable law. If you have multiple Teradata common stock record accounts and/or share an address with a family member who is a Teradata stockholder and want to receive more than one copy of the Notice and/or proxy materials, you may contact our mailing agent, Broadridge Financial Solutions, at Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York, 11717 (phone: 1-800-542-1061). Broadridge will remove you from the householding program within thirty days after receipt of this request and will mail you a separate copy of the proxy materials.

How can I vote my shares of Teradata common stock?

Your vote is important. Your shares can be voted at the annual meeting only if you are a record stockholder and present in person or represented by proxy. Even if you plan to attend the meeting, we urge you to authorize your proxy in advance. You may vote your shares by authorizing a proxy over the Internet or by telephone. In addition, if you received paper copies of the proxy materials by mail, you can also submit a proxy by mail by following the instructions on the proxy card. Voting your shares by authorizing a proxy over the Internet, by telephone or by written proxy card will ensure your representation at the annual meeting regardless of whether you attend in person.

If you are a stockholder of record, please authorize your proxy electronically by going to the http://www.proxyvote.com website or by calling the toll-free number (for residents of the United States and Canada) listed on your Notice and proxy card. Please have your Notice or proxy card in hand when going online or calling. If you authorize your proxy via the Internet, you do not need to return your proxy card. If you choose to authorize your proxy by mail, simply mark your proxy card, and then date, sign and return it in the postage-paid envelope provided.

If you hold your shares beneficially through a nominee (such as a bank or broker), you may be able to authorize your proxy by telephone or the Internet as well as by mail. You should follow the instructions you receive from your nominee to vote these shares.

How do I revoke my proxy for the annual meeting?

You may revoke your proxy at any time before it is voted at the meeting by:

•	properly executing and delivering a later-dated proxy (including a telephone or Internet proxy authorization);

•	voting by ballot at the meeting; or

•	sending a written notice of revocation to the inspectors of election in care of our Corporate Secretary at Teradata Corporation, 10000 Innovation Drive, Dayton, Ohio 45342.

What if I want to vote in person at the annual meeting?

The method by which you vote and authorize your proxy will in no way limit your voting rights if you later decide to vote in person at the meeting. If you beneficially own your shares through a nominee (such as a bank or broker), you must obtain a proxy executed in your favor from your nominee to be able to vote at the meeting.

What are the requirements for ensuring that my shares are voted by proxy at the annual meeting?

Your shares will be voted at the meeting as directed by the instructions on your proxy card, voting instructions or electronic proxy if (1) you are entitled to vote, (2) your proxy was properly executed or properly authorized electronically, (3) we received your proxy prior to the voting deadlines for the annual meeting (which is 11:59 p.m. on April 19, 2012 for record stockholders who do not vote at the meeting, such time as directed by the nominee for beneficial owners, and April 17, 2012 for participants in our 401(k) savings plan), and (4) you did not revoke your proxy prior to or at the meeting.

How do I vote the shares I hold in the Teradata 401(k) savings plan?

If you are a participant in the Teradata 401(k) savings plan, your proxy includes the number of Teradata common stock units (share interests) allocated to your plan account. You may instruct the trustee how to vote the number of share interests allocated to your plan account. The trustee will vote the share interests allocated to your plan account in accordance with your instructions. If you do not vote your share interests in the Teradata 401(k) savings plan, the trustee will vote the unallocated share interests, as well as any allocated share interests held by the plan, in the same proportion as the share interests for which it received timely voting instructions.

What is considered a quorum to conduct the annual meeting?

To have a quorum necessary to conduct business at the meeting, it is necessary to have shares that represent (in person or by proxy) the holders of a majority of our shares of common stock outstanding on the record date, which is the close of business on February 28, 2012. Shares of common stock represented in person or by proxy (including shares that abstain with respect to a particular proposal to be voted upon and “broker non-votes”) will be counted as present for the purpose of determining whether a quorum exists at the meeting for that proposal. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

How many votes are required to approve each item?

With respect to Proposal 1 (the election of directors), the affirmative vote of a majority of the voting power present (in person or by proxy) at the meeting and entitled to vote on the election of directors is required to elect each director.

With respect to Proposal 2 (the approval of the Teradata 2012 Stock Incentive Plan), the affirmative vote of a majority of the voting power present (in person or by proxy) at the meeting and entitled to vote on such item of business is required to approve the plan.

With respect to Proposal 3 (the approval of the amended and restated Teradata Corporation Employee Stock Purchase Plan), the affirmative vote of a majority of the voting power present (in person or by proxy) at the meeting and entitled to vote on such item of business is required to approve the amended plan.

With respect to Proposal 4 (the advisory “say-on-pay” vote on executive compensation), the affirmative vote of a majority of the voting power present (in person or by proxy) at the meeting and entitled to vote on such question is required to adopt this advisory resolution in accordance with Teradata’s bylaws. However, the results of this vote are not binding on the board, whether or not any resolution is passed under this voting standard. In evaluating the stockholder vote on this advisory resolution, the board will consider the voting results in their entirety.

With respect to Proposal 5 (the approval of an amendment of the Company’s certificate of incorporation to provide for the declassification of the Board of Directors), the affirmative vote of at least eighty percent (80%) of the voting power of the shares outstanding and entitled to vote on such item of business is required to approve the amended certificate of incorporation.

With respect to Proposal 6 (the ratification of the appointment of the Company’s independent auditors), the affirmative vote of a majority of the voting power present (in person or by proxy) at the meeting and entitled to vote on such item of business is required to ratify the appointment.

Abstentions effectively count as votes “against” the adoption of a proposal and the election of a director. Broker “non-votes” will count as votes against the proposal to provide for the annual election of directors, but will have no effect on the outcome of the vote for any other proposal or the election of any director. Therefore, if you do not instruct your nominee (such as your bank or broker) how to vote your shares with respect to the election of directors, the approval of the Teradata 2012 Stock Incentive Plan and the amended Teradata Corporation Employee Stock Purchase Plan, the advisory vote on executive compensation, and the amendment of the Company’s certificate of incorporation to provide for the annual election of directors, the nominee may not vote on these proposals. Broker “non-votes” occur when a nominee returns a properly executed proxy but does not vote on a particular item because the nominee has not received voting instructions from the beneficial owner and, therefore, does not have the authority to vote on a proposal.

How does the board recommend that I vote my shares?

The Teradata Board of Directors recommends that you vote:

•	FOR the election of each of the three Class II director nominees, Messrs. Koehler, Ringler and Schwarz (see page 6);

•	FOR the approval of the Teradata 2012 Stock Incentive Plan as disclosed in this proxy statement (see page 52);

•	FOR the approval of the amended and restated Teradata Corporation Employee Stock Purchase Plan as disclosed in this proxy statement (see page 60);

•	FOR the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement (see page 63);

•	FOR the approval of an amendment of the Company’s certificate of incorporation to provide for the declassification of the Board of Directors (see page 64); and

•	FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2012 (see page 66).

If you submit your proxy without specific voting instructions, your shares represented by that proxy will be voted as recommended by our board. As discussed above, if you hold your shares beneficially through a nominee (such as a bank or a broker) and fail to provide specific voting instructions to that nominee, your shares will not be voted in the election of directors, the approval of the Teradata 2012 Stock Incentive Plan or the amended Teradata Corporation Employee Stock Purchase Plan, the advisory “say-on-pay” vote on executive compensation, or the amendment of the Company’s certificate of incorporation to provide for the annual election of directors.

What do I need to do if I want to attend the annual meeting?

If you plan to attend the meeting in person, please send an email to us at investor.relations@teradata.com to request a meeting reservation request form. You may attend the meeting if you are a stockholder of record, hold a proxy for a stockholder of record, or are a beneficial owner of our common stock with evidence of ownership. If you are a beneficial owner (i.e., you hold your common stock through a nominee such as a bank or broker), please include evidence of your ownership of common stock with the form (such as an account statement showing you own our common stock as of the record date). If you do not have a reservation for the meeting, you may still attend if we can verify your stock ownership at the meeting.

We will include the results of the votes taken at the meeting in a Form 8-K filed with the SEC within four business days after the date of the annual meeting or any adjournment or postponement thereof. You may also find information on how to obtain a transcript of the meeting by writing to our Corporate Secretary at Teradata Corporation, 10000 Innovation Drive, Dayton, Ohio 45342.

ELECTION OF DIRECTORS

(Item 1 on Proxy Card)

The Board of Directors is currently divided into three classes. Directors are elected by stockholders for terms of three years and hold office until their successors are elected and qualify. One of the three classes is elected each year to succeed the directors whose terms are expiring. As of the 2012 annual meeting, the terms for the directors in Classes I, II and III of the Board of Directors expire in 2014, 2012, and 2013, respectively.

Messrs. Koehler, Ringler and Schwarz currently are Class II directors whose terms are expiring at the 2012 annual meeting and, for the reasons described below, each has been nominated by the board for re-election through the 2015 annual meeting of stockholders and until his successor is elected and qualified.

The Board of Directors has adopted an amendment of the Company’s Amended and Restated Certificate of Incorporation that, if approved by the stockholders at this annual meeting, will eliminate the three-year staggered terms of our directors and provide instead for the annual election of all directors beginning with the 2013 annual meeting. (See Item 5, below.) To effectuate this change, each director who is standing for re-election at this annual meeting and each director currently serving a term that expires in 2014 has submitted a resignation stating that each such director’s term will expire at the annual meeting in 2013, but only if certain conditions are satisfied, including that the required proposed amendment receive stockholder approval at the 2012 annual meeting.

Proxies solicited by the board will be voted for the election of the nominees, unless you provide a contrary instruction on your proxy. Each of the nominees has indicated his willingness to serve if elected. The board has no reason to believe that these nominees will be unable to serve. However, if one of them should become unavailable, the board may reduce the size of the board or designate a substitute nominee. If the board designates a substitute, shares represented by proxies will be voted for the substitute nominee.

The Board of Directors recommends that you vote FOR each of the Class II nominees for election as a director. Election of each nominee requires the affirmative vote of a majority of the voting power present (in person or by proxy) at the meeting and entitled to vote on such item. If a nominee does not receive a majority vote, he is required to tender his resignation for consideration by the disinterested members of the Board of Directors in accordance with the board’s Corporate Governance Guidelines as described on pages 11-12 of this proxy statement. Proxies solicited by the Board of Directors will be voted FOR each nominee, unless you specify otherwise in your proxy.

DIRECTOR QUALIFICATIONS

Our Board of Directors includes nine members who we believe are well-qualified to serve on the board and represent our stockholders’ best interests. As described below under the caption “Selection of Nominees for Directors,” the board and its Committee on Directors and Governance (the “Governance Committee”) select nominees with a view to establishing a Board of Directors that is comprised of members who:

•	have extensive business leadership experience,

•	bring diverse perspectives to the board,

•	are independent and collegial,

•	have high ethical standards as well as sound business judgment and acumen, and

•	understand and are willing to shoulder the time commitment necessary for the board to effectively fulfill its responsibilities.

We believe that each of the director nominees and other directors bring these qualifications to our Board of Directors. Moreover, they provide our board with a diverse complement of specific business skills, experience and perspectives, including: extensive financial and accounting expertise, public company board experience, knowledge of the technology and software industries and of Teradata’s business, experience with companies with a global presence and those that have high-growth strategies, and extensive operational and strategic planning experience in complex, global companies. In addition, the board believes that each of the director nominees and other directors has demonstrated outstanding achievement in his or her professional career, relevant experience, personal and professional integrity, ability to make independent, analytical inquiries, and willingness and ability to devote adequate time to board duties. The following describes the key qualifications, business skills, experience and perspectives that each of our directors brings to the Board of Directors, in addition to the general qualifications described above and information included in the biographical summaries provided below for each director. Based on all of these qualifications, the board believes that the directors and nominees have the appropriate set of skills to serve as members of the board.

Director	Key Qualifications

James M. Ringler	Experience as the chief executive officer and chairman of the board of publicly-held, global companies, extensive experience on public company boards, an in-depth knowledge of the Company’s business, strategy and management team

Edward P. Boykin	Knowledge of the Company and the IT industry, leadership experience as the chief operations officer of a global computer services company with operational expertise in consummating mergers and acquisitions, financial acumen, and audit committee experience

Nancy E. Cooper	Financial expertise, experience as the chief financial officer of a global, publicly-traded company in the software technology industry, a strong ethics and compliance focus, gender diversity, and audit committee experience

Cary T. Fu	Experience as the chief executive officer and director of a global high-technology company, financial expertise and experience as a chief financial officer and certified public accountant, experience leading a high-growth business organization, and diverse perspective given Taiwanese heritage

David E. Kepler	Experience as a chief information officer of a complex, global company with additional responsibility for corporate sustainability initiatives and customer service operations, financial expertise, and a recognized leader in the area of cyber security

Michael Koehler	Service as the Chief Executive Officer of the Company with extensive knowledge of, and experience with, the software industry and the Company’s operations, strategy and financial position

Victor L. Lund	Financial expertise, experience as the chief executive officer of a large business with a high-growth model, extensive public company board experience, particularly on audit committees, and knowledge of the Company and technology industry through board service

John G. Schwarz	Extensive experience within the software and technology industries as the chief executive officer and director of a global high-technology company, operational and strategic planning experience leading a business organization that experience high-growth through acquisitions and organic growth strategies, and broad global experience and perspective

William S. Stavropoulos	Distinguished career with extensive public company board experience, leadership experience as a former chairman of a major, global company, business and strategic acumen, and knowledge of the Company

NOMINEES

Class II — Current Terms Expiring in 2012:

James M. Ringler, 66, was named Chairman of the Board of Teradata in September 2007. Mr. Ringler previously served as Chairman of the Board of NCR Corporation from July 25, 2005 to September 2007. From March 2005 to August 2005, Mr. Ringler served as NCR’s President and Interim Chief Executive Officer, during which time he oversaw the Teradata Division of NCR, among other things, and worked with a number of the members of Teradata’s current Leadership Team. He served as Vice Chairman of Illinois Tool Works Inc., a multi-billion dollar diversified manufacturer of highly engineered components and industrial systems, from 1999 until he retired in 2004. Prior to joining Illinois Tool Works, from 1997 to 1999, Mr. Ringler was Chairman of Premark International, Inc. He also served as Premark’s Chief Executive Officer from 1995 to 1999 when it merged with Illinois Tool Works. Mr. Ringler serves as a director of Autoliv Inc., Dow, FMC Technologies, Inc., Corn Products International, Inc., and is lead director for John Bean Technologies (JBT) Corporation. He joined our board on September 6, 2007.

Michael Koehler, 59, is President and Chief Executive Officer of Teradata. Previously, Mr. Koehler served as Senior Vice President, Teradata Division of NCR Corporation from 2003 to 2007. From September 2002 until March 2003, he was the Interim Teradata Division Leader, Teradata Division. From 1999 to 2002, Mr. Koehler was Vice President, Global Field Operations, Teradata Division, and held management positions of increasingly greater responsibility at NCR prior to that time. He joined our board in August 2007.

John G. Schwarz, 61, is the founder and Chief Executive Officer of Visier Inc., a business analytics software firm, a position he has held since April 2010. Previously, he served as Chief Executive Officer of SAP Business Objects, a unit of SAP AG, from January 2008 to February 2010, during which time he was a member of the executive board of SAP AG and also served on the board of directors of SAP Business Objects. From September 2005 until its acquisition by SAP AG in January 2008, he served as Chief Executive Officer of Business Objects S.A., a provider of business intelligence software and services. Mr. Schwarz served as President and Chief Operating Officer of Symantec Corporation, a provider of infrastructure security and storage management software, from December 2001 to September 2005. From January 2000 to November 2001, he served as President and Chief Executive Officer of Reciprocal Inc., which provided business-to-business secure e-commerce services for digital content distribution over the Internet. Prior to joining Reciprocal, Mr. Schwarz spent 25 years at IBM Corporation with his last position being General Manager of IBM’s Industry Solutions unit, a worldwide organization focused on building business applications and related services for IBM’s large industry customers. Mr. Schwarz serves as a director of Synopsys, Inc., and Avast Software and served as a director of SuccessFactors, Inc. from September 2010 until June 2011. He is also a member of the Dalhousie University Advisory Board. He joined our board on September 20, 2010.

Other Directors

Class I — Current Terms Expiring in 2014:

Nancy E. Cooper, 58, served as the Executive Vice President and Chief Financial Officer of CA Technologies (“CA”), an IT management software provider from August 2006 until her retirement in May 2011. She joined CA in August 2006 with nearly 30 years of finance experience. From 2001 until that time, Ms. Cooper served as Chief Financial Officer for IMS Health Incorporated, the world’s leading provider of market intelligence to the pharmaceutical and healthcare industries. Prior to joining IMS Health, she was the Chief Financial Officer of Reciprocal, Inc., a leading digital rights management and consulting firm. In 1998, she served as a partner responsible for finance and administration at General Atlantic Partners, a private equity firm focused on software and services investments. Ms. Cooper began her career at IBM Corporation where she held increasingly important roles over a 22-year period that focused on technology strategy and financial management. She serves as a director of The Mosaic Company and served on the board of directors of R.H. Donnelley Corporation from 2003 until 2009. She also serves as a trustee to the Anita Borg Institute for Women and Technology. Ms. Cooper joined our board on August 1, 2009.

David E. Kepler, 59, is the Executive Vice President, Business Services, Chief Sustainability Officer and Chief Information Officer (“CIO”) of The Dow Chemical Company (“Dow”). Mr. Kepler joined Dow in 1975. He was appointed Vice President and CIO of Dow in 1998 and Corporate Vice President in 2001. At Dow, Mr. Kepler assumed responsibility for Business Services in 2004, was appointed Senior Vice President in 2006, with added responsibilities for the company’s sustainability initiatives, and appointed Executive Vice President in February 2008. He also serves on the board of directors of the U.S. Chamber of Commerce. Mr. Kepler serves as an executive committee member of the board of the American Chemistry Council, and as a trustee of the University of California Berkeley Foundation. He also serves on the boards of Dorinco Reinsurance Company and Liana Limited, both Dow-affiliated companies, and is appointed to the U.S. National Infrastructure Advisory Council that advises the President on the protection of critical infrastructure and homeland security issues. He joined our board on November 1, 2007.

William S. Stavropoulos, 72, retired as director and Chairman of the Board of Dow on April 1, 2006. He had served in such capacity since November 2000. Mr. Stavropoulos was the President and Chief Executive Officer of Dow from 1995 to 2000 and was Chairman of the Board, President and Chief Executive Officer from 2002 to November 2004. In addition, he is a director of Tyco International, Inc., and Chemical Financial Corporation, and is the non-executive chairman of Univar, Inc., a global distributor of commodity and specialty chemicals. He is on the advisory boards for Metalmark Capital LLC, a private equity investment firm, and Maersk Inc., and is a trustee to the Fidelity Group of Funds. He also serves as a special advisor to Clayton, Dubilier & Rice, Inc., a private equity investment firm, and is the president and founder of the Michigan Baseball Foundation. Mr. Stavropoulos joined our board on September 6, 2007.

Class III — Current Terms Expiring in 2013:

Edward P. Boykin, 73, retired as the President and Chief Operating Officer of Computer Sciences Corporation (“CSC”), an information technology services company he joined in 1966, in June 2003. He had served in that capacity since July 2001. From 1998 to 2001, he held a number of senior management positions at CSC, including group president of its Financial Services Group from 1999 to 2001 and vice president of its Technology Management Group from 1998 to 1999. Mr. Boykin also serves on the board of directors of NCR Corporation. He was Chairman of the Board of Capital TEN Acquisition Corp. from October 2007 to May 2008, and was a director of PlusOne Solutions, Inc. from October 2008 to October 2009. He joined our board on September 6, 2007.

Cary T. Fu, 63, has served as Chairman of the Board of Benchmark Electronics, Inc. (“Benchmark”), a publicly-held electronics manufacturing services provider, since 2009 and has been a director of Benchmark since 1990. In December 2011, Mr. Fu retired as Benchmark’s Chief Executive Officer, a position he held since September 2004. Prior to becoming Chief Executive Officer of Benchmark, he served as its President and Chief Operating Officer from May 2001 to September 2004, Executive Vice President from 1992 to 2001, and Executive Vice President, Financial Administration, from 1990 to 1992. He is also a certified public accountant and joined our board on July 29, 2008.

Victor L. Lund, 64, has served as the non-executive Chairman of the Board of DemandTec, Inc., a publicly-held, on-demand applications company, since December 2006, and has been a member of its board since April 2005. Mr. Lund served as Chairman of the Board of American Stores Company from 1995 until its acquisition by Albertson’s, Inc. in June 1999, and as Chief Executive Officer of American Stores Company from 1992 until 1999. From 1999 until 2002, he served as Vice Chairman of Albertson’s. In the last five years, Mr. Lund has served on the boards of Mariner Health Care, Inc., NCR Corporation, Borders Group, Inc., and Delta Air Lines, Inc. Prior to joining American Stores Company in 1977, Mr. Lund was a practicing certified public accountant. He also currently serves on the board of directors of Service Corporation International and served as the lead director for Del Monte Foods Company from 2005 until February 2011. He joined our board on September 6, 2007.

No family relationship exists among any of the directors, nominees or executive officers. No arrangement or understanding exists between any director, nominee, or executive officer and any other person pursuant to which any director, nominee or executive officer was selected as a director, nominee or executive officer of the Company.

ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

The Board of Directors oversees the overall performance of the Company on your behalf. Members of the board stay informed of our business by participating in regularly scheduled board and committee meetings, through discussions with the Chief Executive Officer and other members of management and staff, and by reviewing other materials provided to them.

Corporate Governance

Our Board of Directors is elected by the stockholders to govern our business and affairs. The board selects the senior management team, which is charged with conducting our business. Having selected the senior management team, the board acts as an advisor to senior management and monitors its performance. The board reviews our strategies, financial objectives and operating plans. It also plans for management succession of the Chief Executive Officer, as well as other senior management positions, and oversees our compliance efforts.

Corporate Governance Guidelines

To help discharge its responsibilities, the Board of Directors has adopted Corporate Governance Guidelines on significant corporate governance issues. These guidelines address, among other things, such matters as director independence, committee membership and structure, meetings and executive sessions, and director selection, retirement, and training. The board’s Corporate Governance Guidelines are found on our corporate governance website at http://www.teradata.com/t/governance-guidelines. The board’s independent directors meet regularly in executive session without management present and, as provided in the Corporate Governance Guidelines, the Board of Directors has selected the Chairman of the Board, who is an independent director, to preside at its executive sessions during 2012.

Board Independence and Related Transactions

We believe that the Company benefits from having a strong and independent board. For a director to be considered independent, the board must determine that the director does not have any direct or indirect material relationship with the Company that would affect his or her exercise of independent judgment. The Board of Directors has established independence standards as part of its Corporate Governance Guidelines. In general, the board must determine whether a director is considered independent, taking into account the independence guidelines of the New York Stock Exchange (“NYSE”) and the factors listed immediately following this paragraph (which are included as Exhibit B, Definition of Director Independence, to the board’s Corporate Governance Guidelines referenced above) in addition to those other factors it may deem relevant. No director may qualify as independent unless the board affirmatively determines (i) under the NYSE listing standards, that he or she has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us), and (ii) under our independence standards, that the director or director candidate:

•	has not been an employee of the Company or any of our affiliates, or affiliated with us, within the past five years;

•	has not been affiliated with or an employee of our present or former independent auditors or their affiliates within the past five years;

•

has not been in the past five years a paid advisor, service provider or consultant to us or any of our affiliates or to an executive officer of the Company or an employee or owner of a firm that is such a paid advisor, service provider or consultant;

•

has not, directly or indirectly, had a material relationship (such as being an executive officer, director, partner, or significant stockholder) with a significant customer or supplier of the Company, and in no case may the director be an executive officer or employee of another company that in the previous three years made payments to or received payments from us in a fiscal year exceeding the greater of $1 million or 2% of the other company’s consolidated gross revenues;

•

is not an executive officer or director of a foundation, university or other non-profit entity receiving significant contributions from us, including contributions in the previous three years that, in any single fiscal year, exceeded the greater of $1 million or 2% of such charitable organization’s consolidated gross revenues;

•	has not been employed as an executive officer by another corporation that has (or had during the past five years) an executive officer of the Company on its board of directors;

•

has not for the past five years received any compensation, consulting, advisory or other fees from us, other than director compensation and expense reimbursement or compensation for prior service that is not contingent on continued service; and

•

is not and has not been for the past five years, a member of the immediate family of (i) an officer of the Company, (ii) an individual who receives more than $100,000 per year in direct compensation from us, other than compensation for prior service that is not contingent on continued service, (iii) an individual affiliated with or an employee of our present or former independent auditors or its affiliates, (iv) an individual who is an executive officer of another company that has (or had) an executive officer of the Company on its board of directors, (v) an executive officer of a company that has made payments to, or received payments from, us in a fiscal year that exceeded the greater of $1 million or 2% of the other company’s consolidated gross revenues, or (vi) any director who is not considered an independent director.

Our Board of Directors has determined that all of our non-employee directors and nominees, namely Ms. Cooper and Messrs. Boykin, Fu, Kepler, Lund, Ringler, Schwarz, and Stavropoulos, meet the NYSE listing independence standards and our independence standards. There were no transactions, relationships or arrangements in fiscal year 2011 that required review by the board for purposes of determining director independence.

Board Leadership Structure

While our Governance Guidelines do not require that our Chairman and Chief Executive Officer positions be separate, our board believes that having separate positions and having an independent director serve as Chairman is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance. Our board is led by an independent Chairman, Mr. Ringler. Our Chief Executive Officer, Mr. Koehler, is the only member of the board who is not an independent director. We believe that this leadership structure enhances the accountability of the Chief Executive Officer to the board, strengthens the board’s independence from management and benefits independent risk oversight of the Company’s day-to-day risk management activities. In addition, separating these roles allows Mr. Koehler to focus his efforts on running our business and managing the Company in the best interests of our stockholders, while we are able to benefit from Mr. Ringler’s prior experience as a chairman of other public company boards.

Board Oversight of Risk

Management is responsible for the Company’s day-to-day risk management activities, and our board’s role is to engage in informed risk oversight. In fulfilling this oversight role, our Board of Directors focuses on understanding the nature of our enterprise risks, including our operations and strategic direction, as well as the adequacy of our risk management process and overall risk management system. The board’s committee structure and the collective knowledge and experience of its members promotes a broad perspective, open dialogue and useful insights regarding risk, thereby increasing the effectiveness of the board’s role in risk oversight. There are a number of ways our board performs this function, including the following:

•	at its regularly scheduled meetings, the board receives management updates on our business operations, financial results and strategy and discusses risks related to the business;

•

the Audit Committee assists the board in its oversight of risk management by discussing with management, particularly, the Chief Financial Officer and Vice President, Enterprise Risk and Assurance Services, the Company’s guidelines and policies regarding financial and enterprise risk management and risk appetite, including (i) major risk exposures, and the steps management has taken to monitor and control such exposures, and (ii)s internal audit and ethics and compliance updates, as well as whistleblower updates, if any; and

•

through management updates and committee reports, the board monitors our risk management activities, including the enterprise risk management process, risks relating to our compensation programs, and financial and operational risks being managed by the Company.

Compensation Risk Assessment

Based on an analysis conducted by management and reviewed by the Compensation and Human Resource Committee, we do not believe that our compensation programs for employees generally are reasonably likely to have a material adverse effect on the Company.

Executive Management Succession Planning

The Board of Directors has in place an effective planning process to assess successors to the Chief Executive Officer and other members of executive management. The Compensation and Human Resource Committee, in consultation with the Chief Executive Officer, annually reports to the board on management succession planning. The entire board works with the Compensation and Human Resource Committee and the Chief Executive Officer to evaluate potential successors to the Chief Executive Officer and other members of executive management on a planned and unplanned basis. The Chief Executive Officer annually provides to the Compensation and Human Resource Committee his recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals.

Code of Ethics

We have a Code of Conduct that sets the standard for ethics and compliance for all of our employees, including our officers, directors, chief accounting officer, and corporate controller. Our Code of Conduct is available on our corporate governance web site at http://www.teradata.com/t/code-of-conduct.

Section 16(a) Beneficial Ownership Reporting Compliance

To the best of our knowledge, during 2010 and 2011, all of our executive officers and directors timely filed the reports required under Section 16(a) of the Securities Exchange Act of 1934, except that Mr. Schwarz was inadvertently late in filing four reports from 2010 and seven reports from 2011 related to a trust holding investments managed by a third party.

Meetings and Meeting Attendance

The board and its committees met a total of 28 times last year. In 2011, each of the directors attended 75% or more of the total number of meetings of the board and the committee(s) on which he or she serves. In addition, under the board’s Corporate Governance Guidelines, our directors are expected to attend our annual meeting of stockholders each year. All of our directors attended the 2011 annual meeting of stockholders.

Selection of Nominees for Directors

The Board of Directors and the Governance Committee are responsible for recommending candidates for membership to the board. The director selection process and director qualification guidelines are described in detail in the board’s Corporate Governance Guidelines, which are posted on our corporate governance website at http://www.teradata.com/t/governance-guidelines. The board and the Governance Committee determine the appropriate qualifications, skills and experiences needed to comprise an experienced and diverse board using the qualification factors listed in our Corporate Governance Guidelines. In determining candidates for nomination, the Governance Committee will seek the input of the Chairman of the Board and the Chief Executive Officer and will consider individuals recommended for board membership by our stockholders in accordance with our bylaws and applicable law.

The board and the Governance Committee are committed to finding proven leaders who are qualified to serve as Teradata directors. In late 2007, the Governance Committee engaged the outside search firm of Spencer Stuart LLP to assist it in identifying and contacting qualified candidates to expand the size of the board following the spin off from NCR Corporation. This engagement continued into 2011. In addition, directors have suggested potential candidates for consideration by this committee. The Governance Committee evaluates all candidates using the qualification guidelines included as part of the board’s Corporate Governance Guidelines, as well as other relevant factors as it deems appropriate. As part of the selection process, the committee and the board examine candidates’ business skills and experience, personal integrity, judgment, ability to devote the appropriate amount of time and energy to serving the best interests of stockholders, the objectives and desired composition of the board as a whole and the Company’s current and future needs. Although we do not have a formal diversity policy, the Governance Committee and the board also consider the diversity needs of the board, including the desire for diverse perspectives that can be gained through any number of factors such as professional experience and perspectives, education, gender or national origin. As described under the caption “Director Qualifications” on page 6 of this proxy statement, we believe our directors have very diverse perspectives, business skills, experience, and backgrounds.

Stockholders wishing to recommend individuals for consideration as directors should submit their suggestions in writing to the Corporate Secretary of the Company in accordance with the provisions of our bylaws which require the recommending stockholder to provide, among other things, the candidate’s name, age, residential and business contact information, detailed biographical data and qualifications for service as a board member, the class or series and number of shares of Teradata’s capital stock (if any) which are owned beneficially or of record by the candidate, a document signed by the candidate indicating the candidate’s willingness to serve, if elected, and evidence of the stockholder’s ownership of our stock. Recommendations by stockholders that are made in this manner will be evaluated in the same manner as other candidates. Stockholders who intend to nominate directors for election at our next annual meeting of stockholders must follow the procedures described in our bylaws, which are available on our corporate governance website at http://www.teradata.com/t/articles-and-bylaws. See “Procedures for Stockholder Proposals and Nominations” on page 71 of this proxy statement for further details regarding how to nominate directors.

The directors nominated by the Board of Directors for election at the 2012 annual meeting were recommended by the Governance Committee. See “Director Qualifications” and “Nominees” on pages 6 through 10 of this proxy statement for further details regarding the reasons and director attributes supporting these nominations. All of these candidates for election are currently serving as our directors and have been determined by the board to be independent.

Under the board’s Corporate Governance Guidelines, if any of the directors nominated for election at the 2012 annual meeting is not re-elected by the required majority vote, such director is required to promptly offer his or her resignation. The Board of Directors, giving due consideration to the best interests of the Company and our stockholders, is required to evaluate the relevant facts and circumstances, including whether the underlying cause of the director’s failure to receive the required majority vote can be cured, and make a decision on whether to accept the offered resignation. Any director who offers a resignation pursuant to this provision cannot participate in the board’s decision. The Board of Directors will promptly disclose publicly its decision and, if applicable, the reasons for rejecting the offered resignation. If the board accepts a director’s resignation pursuant to this process, the Governance Committee will recommend to the Board of Directors whether to fill the resulting vacancy or reduce the size of the board.

COMMITTEES OF THE BOARD

Committee Structure and Responsibilities

Our Board of Directors has four committees: the Audit Committee, the Compensation and Human Resource Committee, the Committee on Directors and Governance, and the Executive Committee.

Audit Committee: The Audit Committee is the principal agent of the Board of Directors in overseeing our accounting and financial reporting processes and audits of our financial statements and internal controls, including assisting in the board’s oversight of (i) the integrity of our financial statements, (ii) our compliance with ethical, legal and regulatory requirements, (iii) the qualifications, independence and performance of our independent registered public accounting firm, and (iv) the performance of our internal audit function.

The Audit Committee also:

•

is directly responsible for the appointment, compensation and oversight of our independent registered public accounting firm and pre-approving all audit services, as well as any audit-related, tax and other non-audit services, to be performed by the independent registered public accounting firm;

•	reviews and discusses with our independent registered public accounting firm its quality control procedures;

•	regularly reviews the annual audit plan of our independent registered public accounting firm, including the scope of audit activities, and monitors the progress and results of the annual audit;

•

meets with the independent registered public accounting firm, the internal auditors and management to review the adequacy of our internal controls and its financial, accounting and reporting processes;

•	discusses with management and the independent registered public accounting firm our annual audited financial statements and unaudited quarterly financial statements;

•

discusses with management and the independent registered public accounting firm (i) all critical accounting policies and practices used, (ii) any significant financial reporting issues and judgments made in connection with the preparation of our financial statements, including analyses of the effects of alternative accounting methods under generally accepted accounting principles that have been discussed with management and the treatment preferred by the independent registered public accounting firm, (iii) the effect of regulatory and accounting initiatives and off-balance sheet structures on our financial statements, and (iv) any other reports required by law to be delivered by the independent registered public accounting firm, including any management letter or schedule of unadjusted differences;

•	discusses management’s plans with respect to our major financial and enterprise risk exposures;

•

receives periodic reports from our internal auditors on findings of fraud, if any, and its significant findings regarding the design and/or operation of internal control over financial reporting as well as management responses to such findings;

•	reviews our periodic SEC filings and our quarterly earnings releases;

•	oversees our ethics and compliance program;

•	prepares the committee report required pursuant to the rules of the SEC for inclusion in our proxy statements; and

•	reviews relationships between the Company and our independent registered accounting firm to ascertain the independence of the external auditors.

The Audit Committee has four members, Messrs. Boykin, Fu, and Lund and Ms. Cooper, each of whom is independent and financially literate, as determined by the board under applicable SEC and NYSE standards. In addition, the board has determined that all of the members of the Audit Committee are “audit committee financial experts,” as defined under SEC regulations. No member of the committee may receive any compensation, consulting, advisory or other fee from us, other than board compensation described below under the caption “Director Compensation,” as determined in accordance with applicable SEC and NYSE rules. Each Audit Committee member is limited to serving on the audit committees of two other public companies, unless the Board of Directors evaluates and determines that these other commitments would not impair the director’s effective service to us.

A more detailed discussion of the committee’s mission, composition, and responsibilities is contained in the Audit Committee Charter. A copy of this charter, which was last amended by the committee on December 2, 2008, can be found on our corporate governance website at http://www.teradata.com/t/audit-committee-charter. A report of the Audit Committee is set forth below on page 67 of this proxy statement.

Compensation and Human Resource Committee: In general, this committee (i) discharges our board’s responsibilities relating to the compensation of our executives, (ii) provides general oversight of our management compensation philosophy and practices, benefit programs, and strategic workforce initiatives, (iii) oversees succession planning and leadership development activities, and (iv) reviews and approves our overall compensation principles, objectives and programs covering executive officers and key management employees as well as the competitiveness of our total executive officer compensation practices. The Compensation and Human Resource Committee also:

•	evaluates and reviews the performance levels of our executive officers and determines base salaries and equity and incentive awards for such officers;

•	establishes the annual goals and objectives of the Chief Executive Officer, after consulting with the independent members of the board;

•

at executive session of the Board of Directors, discusses its evaluation of, and determination of compensation for, the Chief Executive Officer based on the Chief Executive Officer’s performance against annual goals and objectives;

•	reviews and recommends to our Board of Directors for approval our executive compensation plans, including incentive compensation plans, and all equity-based compensation plans;

•

oversees our plans for management succession and development and, on an annual basis, assists the Board of Directors in reviewing and monitoring succession planning, particularly with respect to the Chief Executive Officer;

•

reviews and discusses with management the disclosures in our proxy statements with respect to executive compensation policies and procedures and produces the committee’s annual report related to such disclosure for inclusion in our proxy statements;

•	reviews management’s proposals to make significant organizational changes or significant changes to existing executive officer compensation plans;

•	reviews the stock ownership guidelines and compliance of the Chief Executive Officer and other executive officers with such guidelines;

•

monitors our compliance with the Sarbanes-Oxley Act of 2002 relating to 401(k) plans and loans to directors and officers, NYSE rules relating to approval of equity compensation plans and other applicable laws affecting employee compensation and benefits; and

•	oversees the Teradata Benefits Committee to which it delegated oversight and management responsibilities for U.S.-based employee benefit plans.

The Compensation and Human Resource Committee has three members, Messrs. Ringler, Schwarz and Stavropoulos, each of whom the Board of Directors has determined meets the NYSE listing independence standards and our independence standards. The committee may form subcommittees with authority to act on the committee’s behalf as it deems appropriate and has delegated authority to our Chief Executive Officer, as a member and subcommittee of, our board, to award equity to individuals other than executive officers in limited instances. In addition, the Chief Executive Officer conducts annual performance evaluations of executives and, after consulting with the Chief Human Resource Officer, provides this committee with his assessments and recommendations with respect to the amount and form of compensation for such executives.

In April 2011, this committee extended the engagement of Semler Brossy Consulting Group, LLC as its outside compensation consultant to assist the committee in the development of our executive compensation and benefit programs, including the amount and form of such compensation, and in the evaluation of our Chief Executive Officer. The rules for the use of the compensation consultant by the committee and management include the following: (i) only the committee and its Chair can hire or fire the consultant; (ii) on an annual basis, the consultant will provide the committee with a letter of the projected scope of services for the year; (iii) the consultant’s work will be coordinated with our Chief Human Resource Officer and any project undertaken at management’s request will be with the knowledge and consent of the committee Chair; (iv) the consultant will have direct contact with the committee; and (v) the committee will evaluate the performance of the consultant on an annual basis. In 2011, management did not engage the outside compensation consultant to perform any services for the Company.

A more detailed discussion of the committee’s mission, composition, and responsibilities is contained in the Compensation and Human Resource Committee Charter, which was last amended on February 2, 2010, and is available on our corporate governance website at http://www.teradata.com/t/compensation-committee-charter. A report of the committee is set forth below in the Compensation Discussion and Analysis beginning on page 25 of this proxy statement.

Committee on Directors and Governance: This committee is responsible for reviewing the board’s corporate governance practices and procedures and:

•	establishes procedures for evaluating the performance of the Board of Directors and oversees such evaluation;

•

reviews the composition of our Board of Directors and the qualifications of persons identified as prospective directors, recommends to the board the candidates to be nominated for election as directors, and, in the event of a vacancy on the board, recommends any successors;

•	reviews and makes recommendations to the board concerning non-employee director compensation;

•	sees that proper attention is given, and effective responses are made, to stockholder concerns regarding corporate governance; and

•	oversees the Company’s Code of Conduct and Corporate Governance Guidelines.

The Governance Committee has directly engaged Semler Brossy Consulting Group, LLC as its consultant to review our director compensation program in each year from 2008 to 2012.

The Governance Committee is composed entirely of independent directors, Messrs. Kepler, Ringler and Stavropoulos. The committee approved the nomination of the candidates reflected in Proposal 1. A more detailed discussion of the committee’s mission, composition and responsibilities is contained in its charter, which was last amended on December 2, 2008, and is available on our corporate governance website at http://www.teradata.com/t/committee-on-directors-and-governance-charter.

Executive Committee: The Executive Committee has four members, Messrs. Koehler, Lund, Ringler, and Stavropoulos. This committee has the authority to exercise all powers of the full Board of Directors, except those prohibited by applicable law, such as amending the bylaws or approving a merger that requires stockholder approval. This committee meets between regular board meetings if urgent action is required.

Board Committee Membership

Name	Executive Committee		Compensation and Human Resource Committee		Audit Committee		Committee on Directors and Governance
James M. Ringler	X	*	X				X
Edward P. Boykin					X
Nancy E. Cooper					X
Cary T. Fu					X
David E. Kepler							X
Michael Koehler	X
Victor L. Lund	X				X	*
John G. Schwarz			X	*
William S. Stavropoulos	X		X				X	*
Number of meetings in 2011	0		8		8		5
*	Chair

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During our fiscal year 2011, no member of the Compensation and Human Resource Committee was a current or former officer or employee of the Company. None of our executive officers served as a member of the compensation committee (or board of directors serving the compensation function) or director of another entity where such entity’s executive officers served on our Compensation and Human Resource Committee or board.

COMMUNICATIONS WITH DIRECTORS

Stockholders and interested parties wishing to communicate directly with our Board of Directors, any individual director, the Chairman of the Board, or our non-management or independent directors as a group are welcome to do so by writing our Corporate Secretary at Teradata Corporation, 10000 Innovation Drive, Dayton, Ohio 45342. The Corporate Secretary will forward any communications as directed. Any matters reported by stockholders or interested parties relating to our accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee as appropriate. Anonymous and/or confidential communications with the Board of Directors may also be made by writing to this address. For more information on how to contact our board, please see our corporate governance website at http://www.teradata.com/t/contact-the-board.

RELATED PERSON TRANSACTIONS

In 2007, our Board of Directors adopted a Related Person Transactions Policy. Under this policy, the board’s Governance Committee is responsible for reviewing and approving each related person transaction involving or potentially involving an amount in excess of $120,000. A related person is any director or executive officer, any immediate family member of a director or executive officer, and 5% or more stockholder and any immediate family member of a 5% or more stockholder.

This policy provides for approval or ratification of each related person transaction in accordance with the procedures and policies discussed below (i) by our Governance Committee, or (ii) if the Governance Committee determines that the approval or ratification of such related person transaction should be considered by all of the disinterested members of the Board of Directors, by a majority vote of the disinterested members of the board.

The policy provides for our General Counsel to advise the Chair of the Governance Committee of any related person transaction of which the General Counsel becomes aware. The Governance Committee is required to consider such related person transaction, unless the Governance Committee determines that the approval or ratification of such transaction should be considered by all of the disinterested members of the Board of Directors, in which case such disinterested members of the board will consider the transaction. Except as set forth below, we will not enter into a related person transaction that is not approved in advance unless the consummation of such transaction is expressly subject to ratification.

If we enter into a transaction that we subsequently determine is a related person transaction or a transaction that was not a related person transaction at the time it was entered into but thereafter becomes a related person transaction, then in either such case the related person transaction must be presented to the Governance Committee or the disinterested members of the Board of Directors, as applicable, for ratification. If the related person transaction is not ratified, then we are required to take all reasonable actions to attempt to terminate our participation in the transaction.

Factors that are reviewed by the Governance Committee or the Board of Directors, as applicable, include: the size of the transaction and the amount payable to a related person; the nature of the interest of the related person in the transaction; whether the transaction may involve a conflict of interest; and whether the transaction involves the provision of goods or services to us that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to us as would be available in comparable transactions with or involving unaffiliated third parties.

There were no transactions required to be reported in this proxy statement since the beginning of fiscal year 2011, where this policy required review, approval or ratification or where this policy was not followed.

STOCK OWNERSHIP

Ownership by Officers and Directors

This table shows our common stock beneficially owned as of February 1, 2012, by each named executive officer included in the Summary Compensation Table found on page 37 of this proxy statement, each non-employee director, and the directors and executive officers as a group. As of that date, none of our directors or executive officers beneficially owned more than 1.0% of the issued and outstanding shares of our common stock. As a group, such directors and executive officers beneficially owned 1.84% of such stock.

Name	Total Shares Beneficially Owned(1)	Shares Covered by Options(2)	% of Class Beneficially Owned(3)
Non-Employee Directors

Edward P. Boykin, Class III Director	118,925	69,344	*
Nancy E. Cooper, Class I Director	22,980	13,598	*
Cary T. Fu, Class III Director	37,814	24,268	*
David E. Kepler, Class I Director	50,801	18,827	*
Victor L. Lund, Class III Director	86,791	57,344	*
James M. Ringler, Chairman of the Board and Class II Director (4)	161,143	78,286	*
John G. Schwarz, Class II Director(5)	12,104	4,379	*
William S. Stavropoulos, Class I Director(6)	83,454	29,620	*

Named Executive Officers

Michael Koehler, President, Chief Executive Officer and Class II Director (7)	1,064,301	907,488	*
Robert Fair, Executive Vice President, Global Field Operations	284,665	232,663	*
Daniel Harrington, Executive Vice President, Technology and Support Services	229,847	195,400	*
Darryl McDonald, Executive Vice President, Applications, Business Development and Chief Marketing Officer	261,668	208,796	*
Stephen Scheppmann, Executive Vice President and Chief Financial Officer	234,570	218,386	*

Current Directors and Executive Officers as a Group (16 persons)	3,120,747	2,440,982	1.84%

*	Less than one percent.

(1)	Unless otherwise indicated, total voting power and total investment power are exercised by each individual and/or a member of his or her household. This column includes: (i) shares covered by options that are exercisable within sixty days of February 1, 2012 (as listed in the “Shares Covered by Options” column); (ii) shares granted to directors, the receipt of which have been deferred, as follows: Mr. Boykin, 31,762 shares; Mr. Kepler, 5,131 shares; Mr. Lund, 11,628 shares; Mr. Ringler, 32,938 shares; and Mr. Stavropoulos, 16,787 shares; and (iii) vested restricted stock units, the receipt of which have been deferred, as follows: each of Messrs. Boykin and Lund, 13,819 units; Ms. Cooper, 2,962 units; Mr. Fu, 13,546 units; Mr. Kepler, 14,822 units; Mr. Ringler, 15,034 units; and Mr. Schwarz, 3,859 units.

(2)	Includes shares that the executive officer or director or his or her respective family members have the right to acquire through the exercise of stock options within sixty days after February 1, 2012. These shares are also included in the “Total Shares Beneficially Owned” column.

(3)	The total number of shares of our common stock issued and outstanding as of February 1, 2012 was 167,351,957.

(4)	Includes 31,974 shares held by the Ringler Family LLC.

(5)	Includes 2,576 shares held by the Schwarz Revocable Trust.

(6)	Includes 2,000 shares held by Mr. Stavropoulos’ spouse.

(7)	Includes 21,503 shares held jointly by Mr. Koehler and his spouse.

Other Beneficial Owners of Teradata Common Stock

To the best of our knowledge, based on filings with the SEC made by beneficial owners of our stock, the following stockholders beneficially own more than 5% of our outstanding common stock.

Name and Address of Beneficial Owner	Total Number of Shares	Percent of Class(1)
BlackRock, Inc. (2) 40 East 52nd Street, New York, New York 10022	10,476,583	6.26%
Janus Capital Management LLC (3) 151 Detroit Street, Denver, Colorado 80206	8,976,113	5.36%
The Vanguard Group, Inc. (4) 100 Vanguard Blvd., Malvern, Pennsylvania 19355	8,899,431	5.32%
State Street Corporation (5) State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111	8,489,686	5.07%

(1)	Percent of class is based on 167,351,957 shares of Teradata common stock issued and outstanding as of February 1, 2012.

(2)	Information is based upon Amendment No. 2 to Schedule 13G filed by BlackRock, Inc. with the SEC on February 13, 2012, which reported sole voting and dispositive power over 10,476,583 shares. According to this filing, these shares are beneficially owned by the following subsidiaries of State Street Corporation: BlackRock Japan Co. Ltd., BlackRock Advisors (UK) Limited, BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Asset Management Canada Limited, BlackRock Asset Management Australia Limited, BlackRock Advisors, LLC, BlackRock Financial Management, Inc., BlackRock Investment Management, LLC, BlackRock Investment Management (Australia) Limited, BlackRock (Luxembourg) S.A., BlackRock (Netherlands) B.V., BlackRock Fund Managers Limited, Black Rock Asset Management Ireland Limited, BlackRock International Limited, and BlackRock Investment Management (UK) Limited.

(3)	Information is based upon a Schedule 13G filed by Janus Capital Management LLC (“Janus Capital”) with the SEC on February 14, 2012. According to this filing, Janus Capital, a registered investment adviser, has sole voting and dispositive power over 4,125,343 shares and shares voted and dispositive power over 4,850,770 shares. According to this filing, the shares are held by various registered investment companies and individual and institutional clients to which Janus Capital, INTECH Investment Management, a registered investment adviser (of which Janus Capital owns 94.5%), and Perkins Investment Management LLC, a registered investment adviser (of which Janus owns 77.8%), serves as investment adviser or sub-adviser. This filing states that, in their respective roles as investment adviser or sub-adviser, Janus Capital may be deemed to be the beneficial owner of 4,125,343 shares and INTECH Investment Management may be deemed to be the beneficial owner of 4,850,770 shares.

(4)	Information is based upon Amendment No. 1 to Schedule 13G filed by The Vanguard Group, Inc. with the SEC on February 9, 2012. According to this filing, The Vanguard Group, Inc. has sole dispositive power over 8,899,431 shares, shared dispositive power over 235,702 shares and sole power to vote 235,702 shares. According to this filing, Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of The Vanguard Group, Inc. and a registered investment adviser, is the beneficial owner of 235,702 shares as a result of its serving as investment manager of collective trust accounts. VFTC directs the voting of these shares.

(5)	Information is based upon a Schedule 13G filed by State Street Corporation with the SEC on February 9, 2012. According to this filing, State Street Corporation has shared dispositive and voting power with respect to 8,489,686 shares. According to this filing, these shares are beneficially owned by the following subsidiaries of State Street Corporation: State Street Global Advisor France S.A., SSGA Funds Management, Inc., State Street Global Advisors Limited, State Street Globbal Advisors Ltd, State Street Global Advisors, Australia Limited, State Street Global Advisors Japan Co., Ltd. and State Street Global Advisors, Asia Limited, each of which is a registered investment adviser, and State Street Bank and Trust Company, a bank.

DIRECTOR COMPENSATION

Teradata’s Director Compensation Program is designed to enhance our ability to attract and retain highly qualified directors and to align their interests with the long-term interests of our stockholders. The program consists of both a cash component, designed to compensate independent directors for their service on the board and its committees, and an equity component, designed to align the interests of independent directors and stockholders. Mr. Koehler receives no compensation for his service on the board.

Annual Retainer

Under the Director Compensation Program, for the 2011–2012 board year (the period between the Company’s annual stockholders’ meetings), each non-employee member of Teradata’s board receives an annual retainer of $50,000. The Chairman of the Board of Directors (Mr. Ringler) receives an additional retainer of $100,000, and each director serving on the Audit Committee receives an additional retainer of $5,000. The Chair of the Governance Committee receives an additional retainer of $9,000. The Chair of the Audit Committee receives an additional retainer of $20,000 and the Chair of the Compensation and Human Resource Committee receives an additional retainer of $12,000.

Prior to January 1 of each year, a director may elect to receive all or a portion of his or her annual retainer in Teradata common stock instead of cash. In addition, a director may elect to defer receipt of shares of common stock payable in lieu of cash. Payments for deferred stock may be made only in shares of Teradata common stock.

Initial Equity Grant

The Director Compensation Program provides that upon initial election to the board, each non-employee director will receive a grant of restricted stock units (“RSUs”). A director may elect to defer receipt of the shares of common stock that would otherwise be received upon vesting of RSUs. The RSUs vest in four equal quarterly installments commencing three months after the grant date. Payment is made only in Teradata common stock.

No director received an initial equity grant during 2011.

Annual Equity Grant

The Director Compensation Program also provides that on the date of each annual meeting of stockholders each non-employee director will be granted RSUs and options to purchase a number of shares of Teradata common stock in an amount determined by the Governance Committee and approved by the board. For the 2011–2012 board year, each of the non-employee directors received an annual equity grant with a total dollar value of $175,000 allocated equally between stock options and RSUs. As Chairman of the Board, Mr. Ringler also received an additional equity grant with a value of $50,000 that was also allocated equally between options and RSUs. Any RSUs awarded vest in four equal quarterly installments commencing three months after the grant date. Any options that are granted will be fully vested and exercisable on the first anniversary of the grant. If the grant is made in the form of RSUs, a director may elect to defer receipt of the shares of common stock payable when the RSUs vest.

Mid-Year Equity Grant

The Director Compensation Program also provides the board with the discretion, based on the recommendation of the Governance Committee, to grant mid-year equity grants in the form of stock options and/or awards of restricted stock or RSUs to directors who are newly elected to the board after the annual meeting of stockholders. If a mid-year equity grant is made in the form of RSUs, a director may elect to defer receipt of the shares of common stock that would otherwise be received upon vesting. Option grants made in connection with a mid-year equity grant will be fully vested and exercisable on the first anniversary of the grant. Restricted stock unit grants made in connection with a mid-year equity grant vest in four equal quarterly installments commencing three months after the grant date. Payment is made only in Teradata common stock.

No director received a mid-year equity grant during 2011.

Benefits

We do not provide any retirement or other benefit programs for our directors. However, directors may have their spouses or immediate family members accompany them on our aircraft when traveling on approved business trips, which occurred on one occasion in 2011.

2011 Director Compensation Table

The following table provides information on compensation paid to our non-employee directors in 2011.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Total ($)
James M. Ringler, Chairman	—	274,382	124,642	399,024
Edward P. Boykin	—	148,784	96,946	245,730
Nancy E. Cooper	55,000	93,674	96,946	245,620
Cary T. Fu	55,000	93,674	96,946	245,620
David E. Kepler	—	143,760	96,946	240,706
Victor L. Lund	72,444	93,674	96,946	263,064
John G. Schwarz	58,167	93,674	96,946	248,787
William S. Stavropoulos	59,000	93,674	96,946	249,620

(1)	Represents the annual cash retainer earned for 2011. Mr. Boykin elected to receive his cash retainer in deferred shares payable as described in footnote 2 below. Messrs. Ringler and Kepler elected to receive their cash retainers in current shares. These deferred and current shares are reported in the “Stock Awards” column.

(2)	This column shows the aggregate grant date fair value, as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“FASB ASC Topic 718”), of RSU awards, deferred shares (also referred to as “phantom shares”) paid in lieu of cash annual retainers, and current shares paid in lieu of the cash annual retainers, in each case in 2011. See Note 5 of the Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 (our “2011 Annual Report”) for an explanation of the assumptions we made in the valuation of these awards. The grant date fair value of each award is as follows: for Mr. Ringler $120,454; for Messrs. Boykin, Fu, Kepler, Lund, Schwarz and Stavropoulos and Ms. Cooper: $93,674.

The number of RSUs and deferred shares outstanding as of December 31, 2011, for each of the non-employee directors is as follows: Mr. Ringler, 48,526; Mr. Boykin, 45,728; Ms. Cooper, 3,823; Mr. Fu, 13,977; Mr. Kepler, 20,384; Mr. Lund, 25,878; Mr. Schwarz, 4,720; and Mr. Stavropoulos, 17,648.

(3)	This column shows the aggregate grant date fair value, as determined in accordance with FASB ASC Topic 718, of each stock option granted in 2011. See Note 5 of the Notes to Consolidated Financial Statements contained in our 2011 Annual Report for an explanation of the assumptions we made in the valuation of these awards.

The number of shares underlying each option award outstanding as of December 31, 2011 for each of the non-employee directors is as follows: Mr. Ringler, 84,771; Mr. Boykin, 74,388; Ms. Cooper, 18,642; Mr. Fu, 29,312; Mr. Kepler, 23,871; Mr. Lund, 62,388; Mr. Schwarz, 9,423; and Mr. Stavropoulos, 34,664.

Director Stock Ownership Guidelines

Under the board’s Corporate Governance Guidelines, each director should hold stock valued at no less than five times the amount of the annual retainer paid to such director within five years after he or she is first elected to the Teradata Board of Directors. Stock or stock units beneficially owned by the director, for which beneficial ownership is not disclaimed, including stock or stock units held in a deferral account, should be taken into account. However, for this purpose, the board does not believe it appropriate to include stock options granted to directors by the Company.

NO INCORPORATION BY REFERENCE

In our filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the following “Board Compensation and Human Resource Committee Report on Executive Compensation” and the “Board Audit Committee Report” contained in this proxy statement specifically are not incorporated by reference into any other filings with the SEC and shall not be deemed to be “Soliciting Material” under SEC rules. In addition, this proxy statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this proxy statement.

BOARD COMPENSATION AND HUMAN RESOURCE COMMITTEE REPORT ON

EXECUTIVE COMPENSATION

The Compensation and Human Resource Committee of the Board of Directors (the “Committee”) manages the Company’s compensation programs on behalf of the Board of Directors. The Committee reviewed and discussed with the Company’s management the Compensation Discussion and Analysis included in this proxy statement. In reliance on the review and discussions referred to above, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Dated:     February 28, 2012

The Compensation and Human Resource Committee:

John G. Schwarz, Chair

James M. Ringler, Member

William S. Stavropoulos, Member

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides information about our compensation program for Messrs. Koehler, Scheppmann, Harrington, Fair, and McDonald. We refer to these individuals as our “named executive officers.”

Executive Summary

Our executive compensation program is designed to achieve the Company’s goal of attracting, retaining and developing global business leaders with proven capabilities to drive financial and strategic growth while also delivering long-term stockholder value. We focus on providing a competitive total compensation package that is aligned with our stockholders’ interests and includes sound governance practices, as demonstrated by the following:

•	Our core program consists of base salary, annual incentives and long-term incentives. We do not provide any perquisites, fringe benefits or supplemental retirement benefits to our executives.

•	A significant portion of the core program is delivered through variable compensation elements that are tied to the Company’s key performance objectives and stock price performance over the long term.

•	We target the total direct compensation for our named executive officers at competitive levels.

•	Internal pay equity is taken into consideration when making decisions regarding the compensation of our executives.

•

We do not maintain employment agreements with our executive officers — other than an agreement with our Chief Executive Officer, which was negotiated and approved prior to the Company’s spin off in 2007.

•

Our change in control arrangements provide benefits on a “double trigger,” meaning that the severance benefits are due, and equity awards vest, only if our executives incur a qualifying termination in connection with a change in control.

•

We maintain stock ownership guidelines that require our executives to achieve robust ownership requirements, ranging from 115,000 shares for our Chief Executive Officer to 35,000 shares for our other named executive officers.

•

We have a Compensation Recovery Policy (commonly referred to as a clawback policy) that allows us to recover certain incentive compensation if it was paid out based on financial results that are subsequently restated.

•	We retain the right to cancel outstanding equity awards and recover realized gains if executives engage in certain “harmful activity,” such as violating a non-competition or non-solicitation covenant.

•	Our insider trading policy restricts our employees, officers and directors from engaging in hedging transactions involving Teradata stock.

Pay-for-Performance

In 2011, approximately 64% of the target total direct compensation for our named executive officers, other than the Chief Executive Officer, was delivered through variable compensation, including annual incentives, stock options and performance-based restricted stock units (“PBRSUs”). The target total direct compensation mix for the Chief Executive Officer was 70% variable, which reflects the complexity and expectations of his role. The charts below illustrate this point. Over the past several years, we have increased the percentage of total direct compensation that is allocated to long-term incentives, which includes stock options, PBRSUs and service-based restricted stock units (“Service-Based RSUs”), to better align our compensation program with our long-term performance.

The Company’s outstanding 2011 financial results exceeded expected performance. We delivered strong operational performance for the year and achieved our key strategic initiatives of growing market share, driving operational excellence, and successfully executing our acquisitions of Aprimo and Aster Data. As a result, our 2011 annual incentive bonus and PBRSU awards paid out well above target levels, commensurate with our performance during the year.

Say-on-Pay Vote

In compliance with the Dodd-Frank Wall Street Reform and Consumer Protection Act, we included non-binding, advisory stockholder votes in our 2011 proxy statement to approve the compensation of our named executive officers (commonly referred to as a “say-on-pay” vote) and to determine the frequency of future say-on-pay votes.

The say-on-pay proposal was approved by approximately 93% of the votes cast at our 2011 annual meeting of stockholders. The Compensation and Human Resource Committee of the Board of Directors (the “Committee”) views this result as confirmation that our compensation program, including our emphasis on pay-for-performance, is structured and designed to achieve our stated goals. We will continue to emphasize pay-for-performance alignment, and our 2011 compensation program for the named executive officers, as described below, continues to reflect this philosophy.

Because the Board recommended, and our stockholders expressed a preference for, an annual say-on-pay vote, you have the opportunity to vote on a non-binding, advisory basis, to approve our executive compensation program at the 2012 annual meeting of stockholders.

Competitive Compensation Practices

We believe that total direct compensation levels (consisting of base salary, annual incentive opportunities and long-term incentive opportunities) should remain competitive in order to retain, motivate, and, as necessary, attract key executive talent. To achieve this objective, we strive to establish total direct compensation at competitive levels, which we consider to be roughly within the range of 10% above or below the median of the market data; however, market data is regarded as a general reference point. The Committee considers adjustments to retain the flexibility to modify compensation levels to recognize market conditions, promotions, internal pay equity, and other relevant circumstances.

The Committee retains Semler Brossy Consulting Group, LLC (“SBCG”), an independent consulting firm, to assist it in developing and reviewing our executive compensation strategy and program. SBCG reports directly to the Committee and serves at the sole discretion of the Committee. It does not perform any other services for the Company other than in connection with its work for the Committee. As part of this engagement, the Committee requested SBCG to conduct analyses regarding the competitiveness of our compensation program for each named executive officer. In response, SBCG provided information about the target market levels, pay mix and overall design for the following components of our executives’ compensation:

•	Base salary;

•	Annual incentive compensation;

•	Total target cash compensation, which is base salary plus annual incentive compensation;

•	Long-term incentive awards; and

•	Total target direct compensation, which is base salary, annual incentive compensation, and long-term incentive awards.

The market data is derived by SBCG from the companies in our executive compensation peer group, as established by the Committee, and from a compensation survey described below.

In order to be included in the peer group, a company had to satisfy the following requirements: (i) be software focused, or storage focused with a software component; (ii) have revenues of between one-third to three times our size; (iii) be publicly traded in the United States, (iv) be focused on selling business-to-business on a global basis across industries; and (v) have revenue per employee of between 30% below to 30% above our revenue per employee. Using these criteria, the following companies were included in our executive compensation peer group (listed in alphabetical order):*

Adobe Systems Incorporated	Informatica Corporation
Akamai Technologies	NetApp, Inc.
Autodesk, Inc.	Novell, Inc.
BMC Software, Inc.	Open Text Corporation
Brocade Communication Systems, Inc.	salesforce.com
CA Technologies	Symantec Corporation
Citrix Systems Inc.	Synopsys, Inc.
EMC Corporation	TIBCO Software Inc.
*	In July 2011, the peer group was re-evaluated based on the criteria set forth above. At that time, Autodesk, Inc. and salesforce.com were added to the list and Fair Isaac Corporation, Lawson Software Inc., Novell, Inc., Parametric Technology Corporation and VeriSign, Inc. were removed from the list.

The survey information is collected from a special peer group cut of the Radford 2011 Executive Survey, which was selected because it is focused on technology companies and technology-specific positions, and all of the companies in our current peer group participated in the survey.

Role of CEO and the Board in the Compensation Process

During the year, Mr. Koehler considered corporate and individual performance, as well as competitive data, and made recommendations to the Committee on base salary, annual incentive and long-term equity compensation for the other named executive officers. The Committee reviewed, discussed and modified, as appropriate, these compensation recommendations. In the case of Mr. Koehler, the Committee met in executive session to conduct his performance review, and the independent members of the board approved Mr. Koehler’s compensation levels after review and consultation with the Committee.

Elements of Executive Compensation

Following is a brief summary of each element of our compensation program as it applies to our named executive officers.

Base Salary

We provide a base salary to retain and, as necessary, attract key executive talent and to align our compensation with market practices. Base salaries are reviewed and established by the Committee on a competitive basis each year. In general, our named executive officers receive the same level of merit increases as our general employee population; however, exceptions are made in the event of promotions, expanded responsibilities and market considerations.

In connection with our 2011 global merit increase, each named executive officer, other than Mr. Koehler, received a 2% base salary increase — which was consistent with merit-based adjustments made with respect to our general employee population. At Mr. Koehler’s request, the Committee did not apply the same 2% merit increase to his salary; it has remained unchanged since 2007. Moreover, Mr. McDonald’s base salary was increased by an additional 9.3% to reflect his expanded role and responsibilities with respect to his oversight of Teradata’s Aprimo application software business.

Annual Incentive (Annual Bonus Awards)

All of our named executive officers participate in the Teradata Corporation Management Incentive Plan (the “MIP”). The MIP is an important component of total cash compensation because it rewards our executives for achieving targeted annual financial, operational and strategic results and emphasizes variable or “at risk” compensation. In general, the annual incentive program for our named executive officers has the same design as the program for our general employee population so that all non-sales/consulting employees are focused on the same performance metrics across the Company.

The MIP provides annual incentive opportunities for each named executive officer based on an incentive formula tied to our earnings before income and taxes (“EBIT”), which is roughly equal to our income before income taxes as reported on our income statement. EBIT was selected as the appropriate performance measure since the level of EBIT reflects the operating strength and efficiency of the Company. The incentive formula is 1.5% of EBIT for Mr. Koehler and 0.75% of EBIT for each of the other named executive officers. The EBIT incentive formula establishes the maximum amount payable each year under the MIP for each named executive officer; but the executives are not assured of earning this maximum amount, and it was not paid in prior years. Instead, the Committee has the authority to reduce the annual amount payable under the EBIT incentive formula based on its assessment of financial goals (e.g., operating income or revenue), achievement of non-financial goals, economic and relative performance considerations and assessments of individual performance. In 2011, the Committee established target award opportunities for the named executive officers and established performance metrics under the annual bonus program described below to determine the actual payout levels under the MIP.

2011 Annual Bonus Program.

We established target award opportunities for the named executive officers under the 2011 annual bonus program, which were expressed as a percentage of base salary. The Committee increased the annual incentive opportunity for each named executive officer to deliver total cash compensation at competitive levels. The adjustments also were intended to reflect internal equity among Messrs. Harrington, Fair and McDonald, because they have similar roles within, and make similar strategic contributions to, the Company. The 2011 annual incentive opportunities were as follows:

	Target Award Opportunity (% of Base Salary)
Named Executive Officer	2010	2011
Michael Koehler	110%	125%
Stephen Scheppmann	75%	85%
Daniel Harrington	75%	85%
Robert Fair	75%	85%
Darryl McDonald	75%	85%

The Committee also established specific annual performance goals for the named executive officers under the 2011 annual bonus program. As was the case in 2010, to balance risk, the Committee continued to support an annual bonus design based on financial and strategic measures. The following chart shows the relative weightings and business objectives for the financial and strategic measures.

Measure	Weighting	Business Objective
Revenue	35%	Focus executives on achieving revenue growth objectives
Operating Income	35%	Focus executives on delivering attractive contribution margins and stockholder value
Strategic	30%	Drive operational excellence, grow market share to position Teradata well for future success, and successfully execute the acquisitions of Aprimo and Aster Data

The payout opportunity related to each measure ranged from 0% to 200% of the annual incentive opportunity apportioned to each measure; although no payout could be earned for either financial measure if the threshold level of operating income was not achieved. The total payout to participants is based on the weighted sum of the three measures, although the actual payout could also be adjusted based on the Committee’s assessment of individual performance.

Financial Performance Measure

To reinforce our pay-for-performance culture, the target levels of performance for the revenue and operating income goals under the 2011 annual bonus program represented 12.7% and 16.8% increases, respectively, over actual 2010 results. In addition, the maximum payout levels for 2011 were set at relatively high levels compared to the prior year results: 22% and 29%, respectively. As a result, our executives were required to provide significant contributions and dedication in order to attain target performance and were motivated to achieve major revenue and operating income growth year-over-year in line with our business plan.

The following chart sets forth the 2011 performance goals, the related target levels of performance, and the actual achievement levels for the revenue and operating income financial measures.

Financial Measure (in millions)	0% (Threshold)	100% (Target)	200% (Maximum)	Actual Performance**	Achievement Level
Revenue	$2,031.8	$2,181.5	$2,365.4	$2,327.4	179.3%
Operating Income*	$441.0	$515.0	$570.4	$569.3	198.0%
*	Operating income goals exclude stock compensation expense.
**	Actual performance was adjusted as described below.

Revenue goals were calculated using expected Company revenue for 2011 based on generally accepted accounting principles in the United States (“GAAP”). Operating income goals were based on our expected non-GAAP 2011 operating income, which excluded stock compensation expense. At the time the goals were established, the Committee authorized a number of specific adjustments to actuals when determining final performance under these goals, including:

•

the exclusion of the positive or negative impact of foreign currency exchange rates on revenue from pre-established 2011 plan rate levels so that payouts are based on operating performance and not currency translation impacts;

•

adjustments relating to our merger and acquisition activities during the year, including: (i) adjustments to eliminate the impact, either positive or negative, of the difference between the estimated purchase accounting adjustment assumptions used in establishing the operating income goals for 2011 versus the actual amount of such Aprimo-related items, (ii) the exclusion of transaction, retention and integration costs incurred in connection with our acquisitions in 2011, and (iii) the exclusion of the amortization value assigned to intangible assets acquired in connection with the acquisitions in 2011; and

•	special items, as reported on a non-GAAP basis in our earnings releases in 2011, such as reorganization expenses and gains on equity investments.

In addition, following the acquisition of Aster Data in April 2011 after our 2011 performance goals had already been established for 2011, the Committee agreed that the impacts, either positive or negative, of financial results relating to Aster Data would not be considered when determining 2011 actual performance for the financial measures, although, as described below, they would be a factor in determining achievement of the strategic measures. The following chart includes a reconciliation of our reported revenue and operating income for 2011 to the actual performance of such measures determined by the Committee under the annual bonus program for 2011.

Revenue and Non-GAAP Operating Income Calculation (in millions)
Revenue
GAAP Revenue	$2,361.9
- Foreign Currency Adjustment	($22.5)
- M&A-Related Adjustments	($12.0)
Adjusted Revenue		$2,327.4
Operating Income
GAAP Operating Income	$456
+ Stock Compensation Expense	$35
+ M&A-Related Adjustments	$78.3
Adjusted Non-GAAP Operating Income		$569.3

Strategic Measure

Unlike the financial performance measures, the Committee did not use pre-established targets, weightings or formulas to determine the payout level with respect to the strategic goals. Instead, the payout level for the strategic goals was based on a subjective assessment of actual performance relative to an overall mix of strategic measures based on key performance criteria, including: (i) driving operational excellence by achieving expense efficiencies, continuing improvements to our product delivery and quality metrics, effectively leveraging our capital structure, and continuing our leadership position as an ethical company; (ii) growing market share through new account wins, territory expansions, beating competition, and leveraging new products; and (iii) successfully executing our acquisitions of Aprimo and Aster Data by achieving new customer growth, retaining existing customers and employees, and achieving product roadmap milestones.

During 2011, the Committee had discussions with management regarding the status of the Company’s performance against the strategic measures. In January 2012, the Committee considered a number of performance factors, including those described above, to assess the attainment of the strategic measures for 2011. In particular, during 2011, we exceeded our new account win objectives as well as our goals regarding the quality of the new accounts, executed our sales territory expansion objectives, reached our superior data warehousing quality objectives, achieved overall desired system availability and productivity improvements, were again recognized for our world-class ethics and compliance program, overall were successful in implementing our acquisitions of Aprimo and Aster Data, but fell somewhat short of meeting certain integration objectives, beating cost erosion goals, and achieving product appliance revenue goals.

Based on its review of these factors, among other things, the Committee made a subjective determination of the payout level with respect to the strategic measures, without using specific targets, weightings or formulas in reaching its conclusion, but applying greater emphasis to the acquisition measure. The Committee then reviewed its assessment of the appropriate payout level with the independent members of the full Board of Directors and concluded that a payout slightly below the target level (i.e., 90% of target) in respect of these measures for the named executive officers was appropriate.

Payouts

Each named executive officer was entitled to a payout under the annual incentive plan equal to 159.1% of his target bonus opportunity, which reflected a weighted average of the achievement levels for the financial measures (188.7%) and strategic measures (90%). The amount of the 2011 annual incentive payments is set forth in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table of this proxy statement on page 37.

For more information on the 2011 annual bonus program for our named executive officers, please refer to the “Grants of Plan-Based Awards” section on page 39 of this proxy statement.

Long-Term Incentives (Equity Awards)

Our named executive officers have an opportunity to participate in a long-term, performance-based equity program. This program is designed to reinforce retention goals, reward Company and individual performance, and drive sustainable, long-term growth for our Company and stockholders.

Equity Grant Approval Policy.

Pursuant to our equity grant approval policy, annual equity awards are granted at the regular meeting of the Committee that occurs within the period that begins on the later of two days after we announce our third quarter results or the date we file our third quarter report on Form 10-Q, and ends on December 15. This will typically be the meeting that falls in the week following the Thanksgiving holiday each year. The grant date of the annual equity awards is the date the independent members of the board approve the CEO’s annual equity award, which is generally the date immediately following the annual awards meeting of the Committee. The Committee does not grant equity awards in anticipation of the release of material, non-public information. Similarly, we do not time the release of material, non-public information based on equity grant dates.

2011 Long-Term Incentive Opportunity.

When establishing the 2011 long-term incentive opportunity levels of our named executive officers, the Committee considered a number of factors, including our goals of setting long-term incentive opportunities at more competitive levels, increasing the percentage of total direct compensation that is allocated to long-term incentives, establishing total direct compensation at competitive levels and appropriately managing our dilution and burn rate levels. Moreover, the Committee considered its assessment of each named executive officer’s general performance during the year, as well as his relative roles and responsibilities and potential within the Company, prior to finalizing long-term incentive award values. The following chart provides the target long-term incentive award levels.

Named Executive Officer	2011 Long-Term Incentive Award Value
Michael Koehler	$4,785,000
Stephen Scheppmann	$1,100,000
Daniel Harrington	$1,100,000
Robert Fair	$1,100,000
Darryl McDonald	$1,100,000

Equity Awards.

In 2011, the Committee agreed to continue using three equity vehicles to deliver the long-term incentive opportunity, with 50% of the opportunity provided through stock options and the remaining 50% allocated equally between service-based and performance-based restricted stock units. The Committee chose this mix of equity awards because it balances our goals of managing stock dilution and expense while providing meaningful retention incentives and performance-based compensation.

Stock Options.    All stock options were granted with an exercise price equal to the fair market value of the shares on the date of grant. Because the value of stock options increases when our stock price increases, which is designed to reward sound business decisions that lead to improved long-term performance, stock options align the interests of executive officers with those of stockholders. In addition, because they vest over a four-year period, stock options are intended to help retain our executives and maintain a focus on stockholder value.

Service-Based Restricted Stock Units.    The service-based restricted stock units provide our named executive officers with the opportunity to receive shares of our common stock if they remain employed with us through the third anniversary of the date of grant. The service-based restricted stock units are intended to help retain our executives and maintain a focus on future and continued success.

Performance-Based Restricted Stock Units.    The performance-based restricted stock units provide our named executive officers with the opportunity to receive a credit of restricted stock units based on the extent to which we achieve certain levels of two equally-weighted financial performance metrics during 2012: earnings per share and revenue.

The earnings-per-share and revenue goals for the performance-based restricted stock units, together with the financial and strategic measures under the annual bonus program, are intended to reflect a balanced mix of quantitative and qualitative performance measures and to focus our named executive officers on building sustained long-term stockholder value. The payout opportunity ranges from 25% to 200% of the units subject to the award; although no payout can be earned if performance is below the threshold level. Once financial results for the performance period have been finalized, the Committee will certify the number of units, if any, to be credited to the executive’s account based on actual performance results. The units earned, if any, vest one third on the date the Committee certifies performance results, one third on the first anniversary of the certification date, and the remaining third on the second anniversary of the certification date. This vesting schedule helps to focus our executives on generating earnings per share and revenue results that translate into sustained, long-term stockholder value.

For more information on the 2011 long-term incentive awards for our named executive officers, please refer to the “Grants of Plan-Based Awards” section on page 39 of this proxy statement.

2011 Performance-Based Restricted Stock Units.

In December 2010, we granted performance-based restricted stock units to our named executive officers, providing them the opportunity to receive a credit of restricted stock units based on the extent to which we achieved certain levels of earnings per share and revenue during the 2011 calendar year. The payout opportunity ranged from 25% to 200% of the units subject to the award; although no payout could have been earned if performance was below the threshold level. The performance goals for the year were established in March 2011. To reinforce our pay-for-performance culture, the target levels of performance for the earnings per share and revenue goals represented 15.6% and 12.7% increases, respectively, over actual 2010 results. The performance goals, along with actual results and payout levels, were as follows:

Performance Goal (equal weight)	25% (Threshold)	50%	100% (Target)	200% (Maximum)	Actual Performance**	Achievement Level
Revenue (millions)	$2,074	$2,138	$2,182	$2,361	$2,327.4	179.3%
Earnings per Share*	$1.95	$2.08	$2.15	$2.45	$2.36	170.0%
* Earnings per share goals excluded stock compensation expense. **Actualperformance was adjusted as described below.						174.7% Weighted Average

The earnings per share (“EPS”) performance goals were based on our expected 2011 EPS results excluding 2011 stock compensation expense. As with the 2011 annual bonus program, the Committee agreed to apply certain pre-approved adjustments when determining final performance with respect to these financial measures, including (i) the foreign currency adjustments, (ii) adjustments relating to our M&A activities, and (iii) other adjustments including the special items reported in our earnings releases during the year. The following chart includes a reconciliation of our reported revenue and EPS for 2011 to the actual performance of such measures determined by the Committee in respect of the 2011 PBRSUs.

Revenue and Non-GAAP EPS Calculation
Revenue (in millions)
GAAP Revenue	$2,361.9
- Foreign Currency Adjustment	($22.5)
- M&A-Related Adjustments	($12.0)
Adjusted Revenue		$2,327.4
EPS
GAAP EPS	$2.05
+ Stock Compensation Expense	$0.13
+ M&A-Related and Other Adjustments	$0.18
Adjusted Non-GAAP EPS		$2.36

Each named executive officer was entitled to a payout equal to 174.7% of his target 2011 performance-based stock unit award. This resulted in a payout of 46,945 restricted stock units for Mr. Koehler, 9,713 units for Mr. Scheppmann and 11,871 units for the other named executive officers. The units will vest on the third anniversary of the date of grant, subject to continued employment.

Other Benefits

Perquisites and Retirement Benefits.

We do not provide perquisites to our named executive officers nor do we maintain a pension plan or any other type of defined benefit retirement plan. However, all U.S. employees, including our named executive officers, are entitled to defer compensation and receive matching contributions under our 401(k) savings plan.

Employment Agreements.

We do not maintain employment agreements with our named executive officers — other than an agreement with our Chief Executive Officer, which was negotiated and approved prior to our spin off in 2007.

The employment agreement with Mr. Koehler contains a severance arrangement that became effective upon the spin off. The severance arrangement provides that, in the event the Company terminates Mr. Koehler’s employment other than for “cause” or if he were to resign for “good reason” (as such terms are defined in the Company’s change in control severance plan), he would receive:

•	A payment equal to 150% of the sum of his annual base salary and target annual incentive opportunity;

•	A payment equal to a pro-rata portion of his annual incentive opportunity for the year in which the termination occurs; and

•	Medical benefits for a period of eighteen months for himself and his dependents equal to the level he received during his employment.

The agreement was considered to be competitive and reflect the fact that Mr. Koehler has more limited opportunities for comparable employment if he were terminated due to circumstances beyond his reasonable control. Additional information concerning Mr. Koehler’s employment agreement is found in the “Employment Agreements and Material Employment Terms” and “Potential Payments Upon Termination or Change in Control” sections of this proxy statement.

Change in Control Severance Plan.

All of our named executive officers participate in the Teradata Change in Control Severance Plan (the “CIC Plan). We believe that this plan helps us to retain our named executive officers by reducing the personal uncertainty that arises from the possibility of a future business combination and to promote objectivity and neutrality in the consideration or pursuit of change in control transactions that are in the best interests of Teradata and our stockholders. We have selected objective criteria to determine whether a change in control has occurred for purposes of the plan. The criteria reduce the likelihood of a dispute in the event of a change in control and help ensure that the agreements are triggered only under circumstances where a true transfer of control or ownership has occurred.

The CIC Plan provides for the “double trigger” vesting of equity compensation awards that are assumed in the transaction, which means that both a change in control and a termination of employment must occur in order for a named executive officer’s equity compensation awards to accelerate in connection with a change in control. This design reinforces our retention goals upon a change in control better than so-called “single trigger” vesting, which would require only a change in control for awards to accelerate.

The plan provides for separation payments and benefits to our named executive officers based on the plan level, or “tier,” to which the executive is assigned by the Committee. Based on information provided by SBCG, change in control arrangements are used by a vast majority of the companies included in our compensation peer group, and the terms of our change in control severance plan are intended to be consistent with prevailing market practices. In this regard, the terms and benefit levels were established by the Committee at the time of the spin off from NCR after a review of benefit levels provided to senior executives in our peer group. In July 2011, the Committee reviewed these benefit levels relative to our peer group and concluded that the benefit levels continued to be generally in line with market practice, with the expectation that excise tax gross-up protection would be phased out of the plan going forward.

More information on the CIC Plan, including the estimated payments and benefits payable to the named executive officers assuming a triggering event under this plan, is provided under the “Potential Payments Upon Termination or Change in Control” section beginning on page 44 of this proxy statement.

Stock Ownership Guidelines

We maintain stock ownership guidelines, ranging from 115,000 shares for our Chief Executive Officer to 35,000 shares for our other named executive officers. These guidelines are intended to ensure that our named executive officers maintain an equity interest in the Company at a level sufficient to assure our stockholders of their commitment to value creation while satisfying the executives’ needs for portfolio diversification.

For purposes of the guidelines, ownership continues to include shares owned outright by the executive, interests in service-based restricted stock/units, stock acquired through our employee stock purchase plan, and investments in Teradata stock through our 401(k) savings plan. Shares underlying unexercised stock options and unearned performance-based restricted stock/units are not taken into consideration in meeting the ownership guidelines.

All of the named executive officers have exceeded the requisite ownership levels under these guidelines.

Compensation Recovery Policy

We maintain a Compensation Recovery Policy (commonly referred to as a clawback policy), which generally provides that the Company may recover payouts of performance-based compensation if the underlying performance goals were not actually achieved. In light of our pay-for-performance culture, the board felt strongly that our executives should be held to this higher standard of accountability. The Compensation Recovery Policy supports the accuracy of our financial statements and is intended to work in conjunction with our stock ownership guidelines to further align the interests of our named executive officers with those of our stockholders over the long term.

The policy applies to each member of the Teradata Leadership Team, including our named executive officers, effective for performance-based compensation granted on or after April 27, 2010. Depending on the facts and circumstances, a covered executive could be required to forfeit payouts of performance-based compensation (such as annual incentives or performance-based restricted stock units) if (i) the payout was based on the achievement of financial results that were subsequently the subject of a restatement, and (ii) the payout would have been different had the financial results been properly reported. The board retains discretion to decide whether, and to what extent, repayment is appropriate based on its assessment of the specific facts and circumstances involved.

If necessary, we will revise our Compensation Recovery Policy to comply with the requirements imposed by the Dodd-Frank Wall Street Reform and Consumer Protection Act, which was enacted after this policy was adopted, once the Securities and Exchange Commission issues guidance to implement those requirements.

In addition to the Compensation Recovery Policy described above, we also retain the right to cancel outstanding equity awards and recover realized gains if executives engage in certain “harmful activity,” such as violating a non-competition or non-solicitation covenant. This provision has been an integral part of our equity award agreements since the time we became an independent, public company in 2007.

Risk Assessment

In consultation with the Committee, members of management from our human resources, legal and risk management groups assessed whether our compensation policies and practices encourage excessive or inappropriate risk taking by our employees, including employees other than our named executive officers. This assessment included a review of the risk characteristics of our business, our internal controls and related risk management programs, the design of our incentive plans and policies, and the impact of risk mitigation features.

Management reported its findings to the Committee and the Audit Committee of the Board, and after review and discussion, the Committee concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on our business. Although a significant portion of our executive compensation program is performance-based, the Committee has focused on aligning our compensation policies with the long-term interests of our stockholders and avoiding rewards that could create excessive or inappropriate risks to the Company, as evidenced by the following:

•

Our executive compensation program reflects an appropriate mix of compensation elements and balances current and long-term performance objectives, cash and equity compensation, and risks and rewards associated with executive roles.

•

We use a variety of performance goals that are consistent with our business objectives and correlate to long-term value. Our performance goals are set at levels that we believe are reasonable in light of past and expected performance and market conditions.

•

We do not use highly-leveraged performance goals. Instead, incentive opportunities are based on balanced performance metrics that promote disciplined progress toward long-term goals, and all payouts are capped at a pre-established percentage of the target payment opportunity. We retain discretion to adjust compensation levels based on the quality of Company and individual performance and adherence to our ethics and compliance programs, among other things.

•

Our revenue, operating income and earnings per share goals tie to our audited financial statements as adjusted and disclosed to investors in our quarterly earnings releases. These results are highly scrutinized by our finance and accounting departments.

•

Total direct compensation levels are heavily weighted to equity incentive awards, which generally vest over a period of three to four years, in order to focus our executives on sustaining performance over the longer-term and to enhance retention.

•	We regularly evaluate the compensation practices of our peer companies to confirm that our compensation programs are consistent with market practice.

•

As described above, we have adopted several risk mitigating strategies, such as enhanced stock ownership guidelines, a “clawback policy,” and the right to cancel outstanding equity awards and recover realized gains if executives engage in certain “harmful activity.”

Tax Deductibility Policy

Under Section 162(m) of the Internal Revenue Code, certain compensation in excess of $1 million annually is not deductible for federal income tax purposes unless it qualifies as “performance-based compensation.” The annual incentive opportunity, stock options and performance-based restricted share units granted to our named executive officers in 2011 were intended to qualify as performance-based compensation for purposes of Section 162(m) be and fully deductible for federal income tax purposes. However, the Committee has not adopted a policy that requires all compensation to be deductible because we want to preserve the ability to award cash or equity compensation to an executive that is not deductible under Section 162(m) if we believe that it is in our stockholders’ best interests.

COMPENSATION TABLES

2011 Summary Compensation Table

The following table summarizes the total compensation paid to, or earned by, each of our named executive officers for the fiscal year ended December 31, 2011 and the prior two fiscal years. The narrative following the table describes total compensation levels, current employment agreements and material employment terms for each of our named executive officers, as applicable. The 2011 Target Compensation supplemental table following this table also provides additional information regarding the 2011 total direct compensation levels for our named executive officers as approved by the Committee.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
Michael Koehler	2011	700,000	—	2,455,132	2,247,278	1,392,125	14,986	6,809,521
President and Chief Executive Officer	2010	700,000	—	3,077,778	2,236,031	1,305,304	14,986	7,334,099
	2009	700,000	—	—	2,040,343	769,790	14,986	3,525,119
Stephen Scheppmann	2011	427,471	—	533,366	516,624	577,784	14,166	2,069,411
EVP and Chief Financial Officer	2010	419,066	—	647,840	462,622	532,547	14,129	2,076,203
	2009	412,000	—	—	433,574	339,807	13,696	1,199,077
Daniel Harrington	2011	373,518	—	595,474	516,624	504,859	13,924	2,004,399
EVP, Technology and Support Services	2010	366,174	—	723,255	565,430	465,332	13,892	2,134,082
	2009	360,000	—	—	459,075	296,919	18,652	1,134,646
Robert Fair	2011	373,518	—	595,474	516,624	504,859	13,924	2,004,399
EVP, Global Field Operations	2010	366,174	—	723,255	565,430	465,332	13,892	2,134,083
	2009	360,000	—	—	459,075	296,919	13,497	1,129,491
Darryl McDonald	2011	369,242	—	595,474	516,624	497,962	13,785	1,993,087
EVP, Applications, Bus. Dev. and CMO	2010	335,660	—	742,996	565,430	426,555	13,892	2,084,533
	2009	330,000	—	—	479,478	272,176	13,892	1,095,546

(1)	This column shows the aggregate grant date fair value, as determined in accordance with FASB ASC Topic 718, of the service-based restricted stock units (“RSUs”) approved by the Committee in November 2011 and performance-based restricted stock units (“PBRSUs”) approved by the Committee in November 2010 and for which performance goals were established in March 2011. See Note 5 of the Notes to Consolidated Financial Statements contained in our 2011 Annual Report for an explanation of the assumptions made in valuing these awards. For information about these awards, see the Grants of Plan-Based Awards section beginning on page 39 of this proxy statement. The following table sets forth the target number of units underlying the PBRSUs that were approved by the Committee in November 2010, their “target” grant date fair value, which is reflected in the Stock Awards column above, and their grant date fair value assuming that the highest level of performance would be achieved:

Name	PBRSUs included at Target (#)	Probable Grant Date Fair Value	Maximum Grant Date Fair Value
Michael Koehler	26,872	$1,351,393	$2,702,786
Stephen Scheppmann	5,560	$279,612	$559,225
Daniel Harrington	6,795	$341,721	$683,441
Robert Fair	6,795	$341,721	$683,441
Darryl McDonald	6,795	$341,721	$683,441

(2)	This column shows the aggregate grant date fair value, as determined in accordance with FASB ASC Topic 718, of the stock options approved by the Committee in November 2011. See Note 5 of the Notes to Consolidated Financial Statements contained in our 2011 Annual Report for an explanation of the assumptions made in valuing these awards. For information about these awards, see the Grants of Plan-Based Awards section beginning on page 39 of this proxy statement.

(3)	This column reflects the 2011 cash bonus paid to our named executive officers under the Teradata Corporation Management Incentive Plan (“MIP”). For more information concerning the annual incentive, see the Annual Incentives (Annual Bonus Awards) discussion in the Compensation Discussion and Analysis section beginning on page 28 of this proxy statement.

(4)	The amounts reported in this column for 2011 include the following amounts:

•

The dollar value of premiums paid to maintain life insurance for the benefit of each of Messrs. Koehler, Scheppmann, Harrington, Fair, and McDonald in the amount of $2,736, $1,916, $1,674, $1,674, and $1,535, respectively, under the Company’s life insurance program that is generally available to all U.S. employees; and

•

The dollar value of matching contributions to our 401(k) plan, which are generally available to all plan participants, and were made in 2011 on behalf of each of Messrs. Koehler, Scheppmann, Harrington, Fair and McDonald was in the amount of $12,250, respectively.

2011 Target Compensation

In November 2011, the Committee approved the long-term incentive award opportunity for each named executive officer. The long-term incentive opportunity was allocated as follows: (i) 50% to stock options, which are reflected in the “Option Awards” column for 2011, (ii) 25% to RSUs, which are reflected in the “Stock Awards” column for 2011, and (iii) 25% to PBRSUs. The PBRSUs that were approved in 2011 are not reflected in the “Stock Awards” column for 2011 due to the fact that they do not have a “grant date” for financial accounting purposes until the Committee establishes the performance goals in the first quarter of 2012. Instead, the “Stock Awards” column for 2011 includes the PBRSUs that were approved by the Committee in November 2010 and for which the Committee approved the applicable performance goals in March 2011 for the 2011 performance period. As a result, the Summary Compensation Table does not accurately reflect the manner in which the Committee viewed or determined the long-term equity or total compensation values for our named executive officers. The following table shows the target total direct compensation levels for our named executive officers as viewed by the Committee in 2011 and that are described in the Compensation Discussion and Analysis section of this proxy statement.

Name	Salary ($)	Target Value Annual Incentive ($)	Target Value of PBRSU Awards ($)	Target Value of RSU Awards ($)	Target Value of Option Awards ($)	Total Direct Compensation ($)
Michael Koehler	700,000	875,000	1,196,250	1,196,250	2,392,500	6,360,000
Stephen Scheppmann	428,645	364,348	275,000	275,000	550,000	1,892,993
Daniel Harrington	374,544	318,362	275,000	275,000	550,000	1,792,906
Robert Fair	374,544	318,362	275,000	275,000	550,000	1,792,906
Darryl McDonald	374,544	318,362	275,000	275,000	550,000	1,792,906

Employment Agreements and Material Employment Terms

We maintain letter agreements with each of the named executive officers. Each letter agreement sets forth, among other things, the following terms relating to the officer’s employment as of the spin off: (i) annual base salary and annual incentive award opportunity; (ii) the terms of the equity grant awarded to the named executive officer in connection with the spin off; (iii) a statement of eligibility for participation in our change in control severance plan; and (iv) a statement of the vacation and health and welfare benefits available to each officer. In addition, by accepting the terms of the letter, each named executive officer agreed to the following covenants during and for twelve months following his termination of employment, unless such covenants are waived by the board: (x) not to render services directly or indirectly to a competing organization; (y) not to directly or indirectly recruit, hire, solicit or induce, or attempt to induce, any exempt employee of Teradata to terminate his employment with or otherwise cease his relationship with Teradata; and (z) not to solicit the business of any firm or company, including customers, with whom the officer worked during the last two years of employment.

The letter agreement with Mr. Koehler also establishes the terms of his severance benefits upon a qualifying termination prior to a change in control and specifies that he is eligible to participate as a Tier I participant in our change in control severance plan. Please refer to the “Potential Payments Upon Termination or Change in Control” section of this proxy statement for information regarding potential payments and benefits that Mr. Koehler is entitled to receive under his offer letter in connection with his termination of employment.

2011 Grants of Plan-Based Awards

The following table summarizes information for each named executive officer regarding (i) estimated payouts that could have been earned under the 2011 annual bonus program under the MIP, (ii) estimated payouts under the PBRSUs that were approved by the Committee in November 2010 and for which performance goals were established in March 2011, (iii) RSUs that were approved by the Committee in November 2011, and (iv) stock options that were approved by the Committee in November 2011.

Name	Grant Date	Approval Date(1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Possible Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock Units(4)	Option Awards: Number of Shares Underlying Options(5)	Exercise or Base Price of Option Awards(6)	Grant Date Fair Value of Stock and Option Awards(7)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(#)	(#)	($/sh)	($)
Michael Koehler
MIP			—	875,000	1,750,000
Options	11/29/2011	11/29/2011								124,434	50.70	2,247,278
RSU	11/29/2011	11/29/2011							21,770			1,103,739
PBRSU	3/21/2011	11/30/2010				6,718	26,872	53,744				1,351,393
Stephen Scheppmann
MIP			—	363,158	726,316
Options	11/29/2011	11/28/2011								28,606	50.70	516,624
RSU	11/29/2011	11/28/2011							5,005			253,754
PBRSU	3/21/2011	11/29/2010				1,390	5,560	11,120				279,612
Daniel Harrington
MIP			—	317,322	634,644
Options	11/29/2011	11/28/2011								28,606	50.70	516,624
RSU	11/29/2011	11/28/2011							5,005			253,754
PBRSU	3/21/2011	11/29/2010				1,699	6,795	13,590				341,721
Robert Fair
MIP			—	317,322	550,800
Options	11/29/2011	11/28/2011								28,606	50.70	516,624
RSU	11/29/2011	11/28/2011							5,005			253,754
PBRSU	3/21/2011	11/29/2010				1,699	6,795	13,590				341,721
Darryl McDonald
MIP			—	312,987	625,974
Options	11/29/2011	11/28/2011								28,606	50.70	516,624
RSU	11/29/2011	11/28/2011							5,005			253,754
PBRSU	3/21/2011	11/29/2010				1,699	6,795	13,590				341,721

(1)

The Committee approves the annual equity awards for our named executive officers other than Mr. Koehler. In consultation with the Committee, the independent members of the board approve Mr. Koehler’s annual equity award. In general, the grant date of the annual equity awards is the date the independent members of the board approve Mr. Koehler’s annual equity award, which is the day immediately following the annual awards meeting of the Committee. The grant date of the PBRSUs, however, occurs in the first quarter of the year immediately following the year of approval, which is when the Committee establishes the applicable performance goals. Therefore, this table reflects PBRSUs that were approved by the Committee in November 2010 and for which the Committee established performance goals in the first quarter of 2011. The PBRSUs that were approved by the Committee in November 2011 are not reflected in the table above because they do not have a “grant date” for financial accounting purposes until the Committee establishes the performance goals in the first quarter of 2012.

(2)	The information included in the “Threshold”, “Target” and “Maximum” columns reflects the range of potential payouts under the 2011 annual bonus program under the MIP when the performance goals were established by the Committee. The actual amounts of the annual incentive awards earned under the MIP for 2011 are reflected in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table.

(3)	The information included in the “Threshold”, “Target” and “Maximum” columns reflects the range of potential payouts under the PBRSUs that were approved by the Committee in November 2010 for the 2011 performance period. The actual number of units delivered was determined based on the extent to which the Company achieved the applicable performance goals in 2011. The units delivered generally vest on the third anniversary of the date of grant, provided the executive remains employed by the Company. Dividends, if any, paid on the underlying shares during the vesting period are accumulated and reinvested in additional units.

(4)	Reflects shares underlying the RSUs that were approved by the Committee in November 2011. These RSUs generally vest on the third anniversary of the date of grant, provided that the executive remains employed with the Company. Dividends, if any, paid on the underlying shares during the vesting period are accumulated and reinvested in additional units.

(5)	Reflects the number of common shares that may be issued to the named executive officers on exercise of stock options that were approved by the Committee in November 2011. These options generally vest in four equal installments on the first four anniversaries of the date of grant for so long as the executive remains employed by the Company.

(6)	Reflects the exercise price for each stock option reported in the table, which equals the fair market value of the underlying shares on the date of grant.

(7)	Reflects the aggregate grant date fair value, as determined in accordance with FASB ASC Topic 718, of each equity award listed in the table. See footnotes 1 and 2 of the Summary Compensation Table on pages 37-38 of this proxy statement for the assumptions used to calculate the grant date fair value.

2011 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information for each named executive officer with respect to (i) each stock option that had not been exercised and remained outstanding as of December 31, 2011, and (ii) each award of restricted stock and RSUs that had not vested and remained outstanding as of December 31, 2011.

		Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options(1) (#)	Number of Securities Underlying Unexercised Options(2) (#)	Option Exercise Price(3)	Option Expiration	Number of Shares or Units of Stock That Have Not Vested(4)	Market Value of Shares or Units of Stock That Have Not Vested(5)
Name	Grant Date	Exercisable	Unexercisable	($)	Date	(#)	($)
Michael Koehler	11/29/2011		124,434	50.70	11/28/2021	21,770	1,056,063
	3/21/2011					26,872	1,303,561
	11/30/2010	39,366	118,101	41.09	11/29/2020	26,872	1,303,561
	3/30/2010					78,376	3,802,020
	12/1/2009	93,251	93,252	30.68	11/30/2019
	12/2/2008	509,709	169,903	13.77	12/1/2018
	10/1/2007	228,386		27.98	9/30/2017
	3/1/2007	36,776		24.87	2/28/2017
Stephen Scheppmann	11/29/2011		28,606	50.70	11/28/2021	5,005	242,793
	3/21/2011					5,560	269,716
	11/30/2010	8,144	24,435	41.09	11/29/2020	5,560	269,716
	3/30/2010					16,654	807,886
	12/1/2009	19,816	19,816	30.68	11/30/2019
	12/2/2008	109,223	36,408	13.77	12/1/2018
	10/1/2007	30,451		27.98	9/30/2017
	10/1/2007	50,752		27.98	9/30/2017
Daniel Harrington	11/29/2011		28,606	50.70	11/28/2021	5,005	242,793
	3/21/2011					6,795	329,625
	11/30/2010	9,954	29,865	41.09	11/29/2020	6,795	329,625
	3/30/2010					17,634	855,425
	12/1/2009	20,981	20,982	30.68	11/30/2019
	12/2/2008	101,941	33,981	13.77	12/1/2018
	10/1/2007	25,376		27.98	9/30/2017
	3/1/2007	9,806		24.87	2/28/2017
	11/1/2006	18,552		22.31	10/31/2016
	2/13/2006	12,292		20.84	2/13/2016
	3/1/2005	11,498		21.01	3/1/2015
	1/3/2000					7,777	377,262
Robert Fair	11/29/2011		28,606	50.7	11/28/2021	5,005	242,793
	3/21/2011					6,795	329,625
	11/30/2010	9,954	29,865	41.09	11/29/2020	6,795	329,625
	3/30/2010					17,634	855,425
	12/1/2009	20,981	20,982	30.68	11/30/2019
	12/2/2008	101,941	33,981	13.77	12/1/2018
	10/1/2007	25,376		27.98	9/30/2017
	3/1/2007	9,806		24.87	2/28/2017
	11/1/2006	18,552		22.31	10/31/2016
	2/13/2006	12,292		20.84	2/13/2016
	3/1/2005	11,498		21.01	3/1/2015
	3/1/2004	22,263		12.21	3/1/2014
	8/4/2003	11,131		7.37	8/4/2013
Darryl McDonald	11/29/2011		28,606	50.70	11/28/2021	5,005	242,793
	3/21/2011					6,795	329,625
	11/30/2010	9,954	29,865	41.09	11/29/2020	6,795	329,625
	3/30/2010					18,420	893,554
	12/1/2009	21,914	21,914	30.68	11/30/2019
	12/2/2008	101,941	33,981	13.77	12/1/2018
	10/1/2007	22,839		27.98	9/30/2017
	3/1/2007	9,806		24.87	2/28/2017
	11/1/2006	18,552		22.31	10/31/2016
	2/13/2006	12,292		20.84	2/13/2016
	3/1/2005	11,498		21.01	3/1/2015

(1)	This column shows the number of common shares underlying outstanding stock options that have vested as of December 31, 2011.

(2)	This column shows the number of common shares underlying outstanding stock options that have not vested as of December 31, 2011. The remaining vesting dates for each award are as follows:

Grant Date	Remaining Vesting Dates	Vesting Schedule
12/2/2008	12/2/2012	25% vests each year for four years after the date of grant
12/1/2009	12/1/2012, 12/1/2013	25% vests each year for four years after the date of grant
11/30/2010	11/30/2012, 11/30/2013, 11/30/2014	25% vests each year for four years after the date of grant
11/29/2011	11/29/2012, 11/29/2013, 11/29/2014, 11/29/2015	25% vests each year for four years after the date of grant

(3)	This column shows the exercise price for each stock option reported in the table, which equaled the fair market value per share on the date of grant.

(4)	This column shows the aggregate number of restricted shares and RSUs outstanding as of December 31, 2011. The remaining vesting dates for each award are as follows:

Grant Date	Remaining Vesting Dates	Vesting Schedule
1/3/2000	4/30/2018	100% vests on 55th birthday
3/30/2010	2/14/2012, 2/14/2013	1/3 increments over a 3-year time period after performance level determination is made by the Committee
11/30/2010	11/30/2013	100% vests three years from date of grant
3/21/2011	11/30/2013	100% vests three years from the Committee’s determination to award the grant; the Grant Date of 3/21/2011 reflects the date on which the performance metrics were determined
11/29/2011	11/29/2014	100% vests three years from date of grant

(5)	This column shows the aggregate dollar value of the restricted stock and RSUs using the closing stock price on December 31, 2011 of $48.51 per share.

2011 Option Exercises and Stock Vested

The following table sets forth information for each named executive officer with respect to (i) the exercise of stock options in 2011, (ii) the vesting of RSUs during 2011, and (iii) the vesting of PBRSUs during 2011.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Michael Koehler	—	—	77,062	3,721,324
Stephen Scheppmann	—	—	13,377	645,975
Daniel Harrington	—	—	13,025	628,977
Robert Fair	11,131	501,979	13,025	628,977
Darryl McDonald	64,004	3,082,086	12,995	627,529

(1)	The value realized equals the number of shares underlying the stock options multiplied by the excess of (i) the closing market price of our common stock on the date of exercise, over (ii) the exercise price per share of the option.

(2)	The value realized on vesting equals the number of shares acquired multiplied by the closing market price of our common stock on the acquisition date.

Pension Benefits

We do not sponsor or maintain any pension plans.

Non-qualified Deferred Compensation

We have not adopted any non-qualified defined contribution plans or other deferred compensation plans.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Background

We have entered into agreements and maintain plans and arrangements that require us to pay or provide compensation and benefits to each of the named executive officers in the event of certain terminations of employment or a change in control. The estimated amount payable or provided to each named executive officer in each situation is summarized below. These estimates are based on the assumption that the various triggering events occurred on the last day of 2011, along with other material assumptions noted below. The actual amounts that would be paid to a named executive officer upon termination or a change in control can only be determined at the time the actual triggering event occurs.

The estimated amount of compensation and benefits described below does not take into account compensation and benefits that a named executive officer has earned prior to the applicable triggering event, such as equity awards that have previously vested in accordance with their terms or vested benefits otherwise payable under our retirement plans and programs. As a result, the estimates do not provide information on the payout of the annual incentive awards under the MIP, because these awards were earned under such plan as of December 31, 2011, subject to Committee approval, regardless of whether the executive terminated employment or a change in control occurred on that date. Please refer to the Outstanding Equity Awards at Fiscal Year-End table for a complete summary of each named executive officer’s vested equity awards and the Summary Compensation Table for the annual incentives earned by our named executive officers in 2011.

Treatment of Equity Awards on Termination of Employment (not in Connection with a Change in Control)

The following chart summarizes the vesting treatment of our equity awards in the event of termination of employment, other than termination in connection with a change in control. The vesting treatment described below is conditioned upon the participant’s compliance with a non-competition and non-solicitation provision for at least a twelve-month period, as well as a confidentiality provision. Our RSUs and PBRSUs generally pay out upon vesting. However, to the extent necessary to comply with Section 409A of the Internal Revenue Code and avoid triggering adverse tax consequences to our executives, payment of vested RSUs and PBRSUs may be delayed until termination of employment, six months after termination of employment, or the end of the scheduled performance or service period.

Situation	Service-Based Restricted Stock Units	Performance-Based Restricted Stock Units	Stock Options
Death and Long-term Disability (LTD)	Awards vest in full upon the date of death or LTD.

In the event of death or LTD during the performance period, a pro-rata portion of the award, calculated as of the date of death or LTD, will become vested based on actual results during the performance period.

In the event of death or LTD after the end of the performance period and prior to payment, awards vest in full, to the extent earned, upon the date of death or LTD.

Awards vest in full upon the date of death or LTD. Awards granted after 2008 remain exercisable until the later of the expiration of the ten-year term or three years after death or LTD. Awards granted in 2007 and 2008 remain exercisable until the later of the expiration of the ten-year term or (a) one year after death or LTD, if death or LTD occurs prior to age 55, or (b) three years after death or LTD, if death or LTD occurs on or after age 55.

Situation	Service-Based Restricted Stock Units	Performance-Based Restricted Stock Units	Stock Options

Retirement	Subject to Committee approval, a pro-rata portion will become vested as of date of retirement.	Subject to Committee approval, a pro-rata portion of the award, calculated as of retirement, will become vested based on actual results during the performance period.	Unvested awards are forfeited. Vested awards expire the earlier of three years following retirement date or the expiration date.

Termination due to Reduction in Force (RIF)	A pro-rata portion will become vested as of date of RIF.	A pro-rata portion of the award, calculated as of the date of RIF, will become vested based on actual results during the performance period.	Unvested awards are forfeited. Vested awards expire the earlier of the fifty-ninth day after termination or the expiration date.

Voluntary Resignation	Award is forfeited.	Award is forfeited.	Unvested awards are forfeited. Vested awards expire the earlier of the fifty-ninth day after termination or the expiration date.

The term “retirement” generally means termination of employment on or after age 55 (with the consent of the Committee, where applicable).

Offer Letter with Mr. Koehler

Under his offer letter, in the event that, prior to a change in control, Mr. Koehler’s employment is terminated without “cause” or he resigns for “good reason,” Mr. Koehler would be entitled to receive a severance payment equal to 1.5 times his annual base salary and target bonus, a pro-rated bonus based on actual achievement for the year of termination and continued medical benefits for eighteen months, subject to his execution and non-revocation of a release. The terms “cause” and “good reason” have the meanings provided in the Change in Control Severance Plan described below.

Death or Disability

We would have provided each named executive officer or his beneficiary with the following estimated payments or benefits had he died or become disabled on December 31, 2011.

Executive	Life Insurance ($)(1)	Disability Payments ($)(2)	Stock Options ($)(3)	Restricted Stock Units ($)(3)	Total ($)
Michael Koehler	1,200,000	674,095	8,441,398	8,438,964	18,754,457
Stephen Scheppmann	840,500	508,149	1,799,399	1,791,587	4,939,635
Daniel Harrington	2,570,400	524,765	1,776,182	2,380,961	7,252,308
Robert Fair	734,400	524,765	1,776,182	2,003,699	5,039,046
Darryl McDonald	2,692,800	528,300	2,381,345	2,041,828	7,644,273

(1)	Proceeds would be payable by a third-party insurer. Benefits provided upon death depend on the individual level of benefits chosen by the named executive officer during the annual benefits enrollment process. The named executive officers receive the same company-provided life insurance coverage as is generally offered to U.S.-based employees. The coverage is 200% of base salary for life insurance. Each employee has the option of choosing a higher level of coverage at his or her own expense. Messrs. Koehler, Scheppmann and Fair each opted for core coverage for 2011, while Messrs. Harrington and McDonald opted for higher coverage.

(2)

Benefits provided upon disability depend on the individual level of benefits chosen by the named executive officer during the annual benefits enrollment process. The named executive officers receive the same short-term and long-term disability coverage as is generally offered to U.S.-based employees. The core coverage is (i) for short-term disability, 100% of base salary for two to eighteen weeks depending on years of service and 66 2/3% of base salary for the remainder of a twenty-six week period, and (ii) for long-term disability, 50% of base salary (up to a maximum monthly payment of $15,000) for the duration of an employee’s long-term disability. Each U.S. employee has the option of choosing a higher level of coverage at his or her own expense. Messrs. Koehler and Fair each opted for core coverage for 2011, while Messrs. Scheppmann, Harrington and McDonald opted for higher coverage. The payments above assume maximum payout based on each named executive officer’s coverage election for twenty-six weeks of short-term disability plus two years of long-term disability.

(3)	Equity valuations are based on a closing price of our stock on December 30, 2011 of $48.51.

Retirement

We would have provided each named executive officer with the following estimated payments if he had retired with Committee approval on December 31, 2011.

Executive	Restricted Stock Units ($)(1)(2)	Total ($)
Michael Koehler	3,162,148	3,162,148
Stephen Scheppmann	665,601	665,601
Daniel Harrington	—	—
Robert Fair	—	—
Darryl McDonald	—	—

(1)	Equity valuations are based on a closing price of our stock on December 30, 2011 of $48.51.

(2)	Only Messrs. Koehler and Scheppmann were eligible for retirement (age 55) on December 31, 2011.

Reduction in Force Severance

Each named executive officer would have been entitled to the following estimated payments and benefits if, on December 31, 2011, we terminated the executive’s employment in connection with a reduction in force prior to, or more than two years after, a change in control.

Executive	Cash ($)(1)	Restricted Stock Units ($)(2)	Welfare Benefits ($)	Out- placement Counseling ($)	Total ($)
Michael Koehler	2,362,500	3,162,148	15,431	10,000	5,550,079
Stephen Scheppmann	214,323	665,601	—	10,000	889,924
Daniel Harrington	187,272	992,232	—	10,000	1,189,504
Robert Fair	187,272	745,892	—	10,000	943,164
Darryl McDonald	187,272	764,957	—	10,000	962,229

(1)	The cash severance payment would be payable to Mr. Koehler under the terms of his offer letter. The amount does not reflect Mr. Koehler’s pro-rata bonus for the year of termination. This is because we are required to assume a termination date of December 31, 2011. On this date, he would have already earned his 2011 bonus regardless of whether he terminated employment. Please refer to the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for Mr. Koehler’s 2011 bonus. Amounts for the named executive officers other than Mr. Koehler are based on cash payments that would be paid under our reduction in force programs that are generally available to salaried, U.S. based employees.

(2)	Equity valuations are based on a closing price of our stock on December 30, 2011 of $48.51.

Termination without Cause or Termination for Good Reason (not in Connection with a Change in Control)

Mr. Koehler would have been entitled to the following estimated payments and benefits under his offer letter if, on December 31, 2011 and not in connection with a change in control or reduction in force, we terminated his employment without “cause” or he terminated his employment for “good reason.” We do not have a similar agreement with any of the other named executive officers.

Executive	Cash ($)	Restricted Stock Units ($)	Welfare Benefits ($)	Total ($)
Michael Koehler(1)	2,362,500	—	15,431	2,377,931
Stephen Scheppmann	—	—	—	—
Bruce Langos	—	—	—	—
Daniel Harrington	—	—	—	—
Robert Fair	—	—	—	—

(1)	Amounts shown would be payable to Mr. Koehler under the terms of his offer letter. The amount does not reflect Mr. Koehler’s pro-rata bonus for the year of termination. This is because we are required to assume a termination date of December 31, 2011. On this date, he would have already earned his 2011 bonus regardless of whether he terminated employment. Please refer to the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for Mr. Koehler’s 2011 bonus.

Treatment upon Change in Control or Termination of Employment in Connection with a Change in Control

Change in Control Severance Plan

We maintain the Teradata Change in Control Severance Plan to help retain key executives by reducing personal uncertainty that may arise from the possibility of a change in control, and to promote their objectivity and neutrality in evaluating transactions that may be in the best interest of the company and its shareholders. This plan establishes objective criteria to determine whether a change in control has occurred, and provides for severance payments and benefits (including vesting of equity awards that are assumed in a change in control transaction) on a “double trigger” basis. The “double trigger” design is intended to further our goals to retain key executives upon a change in control.

Each named executive officer participates in the Change in Control Severance Plan. Under this plan, if the executive’s employment is terminated by us other than for “cause”, death or disability or if the executive resigns for “good reason” within two years after a “change in control” (or within six months prior to a change in control, if the executive can demonstrate that the termination occurred in connection with a change in control), then Teradata or its successor will be obligated to pay or provide the following benefits:

•

A lump sum payment equal to 3.0 times for Mr. Koehler, and 2.0 times for the other named executive officers, of the executive’s annual base salary and annual incentive. For this purpose, annual incentive generally means the average annual incentive earned for the prior three years;

•	A lump sum payment equal to a pro-rata portion of the average annual incentive earned for the prior three years;

•	Continued medical, dental and life insurance coverage for three years for Mr. Koehler and two years for the other named executive officers;

•	Continued outplacement and financial counseling services, if such services are offered at such time, for one year; and

•

Pursuant to the terms of the Change in Control Severance Plan as in effect since the spin off from NCR, a “conditional gross-up” for excise and related taxes in the event the severance compensation and other payments or distributions (whether pursuant to our change in control severance plan or otherwise) constitute “excess parachute payments,” as defined in Section 280G of the Internal Revenue Code. The tax gross-up will be provided if the aggregate parachute value of all severance and other change in control payments to the executive exceeds 110% of the maximum amount that may be paid without imposition of an excise tax. If the parachute value of an executive’s payments does not exceed the 110% threshold, the executive’s payments will be reduced to the extent necessary to avoid imposition of the excise tax on “excess parachute payments.”

The plan provides that upon termination of employment, each participant is prohibited from soliciting our employees for a one-year period and is subject to confidentiality restrictions. Moreover, each participant is required to sign a release of all claims against the Company prior to receiving severance benefits under the plan.

For purposes of the plan, the term “cause” generally means the willful and continued failure to perform assigned duties or the willful engaging in illegal or gross misconduct that materially injures the company. The term “good reason” generally means (i) a reduction in duties or reporting requirements, (ii) a reduction in base salary, (iii) failure to pay incentive compensation when due, (iv) a reduction in target or maximum incentive opportunities, (v) a failure to continue the equity award or other employee benefit programs, (vi) a relocation of an executive’s office by more than forty miles (provided that it also increases his commute by more than 20 miles), or (vii) failure to require a successor to assume the plan.

The term “change in control” generally means any of the following: (i) an acquisition of 30% or more of our stock by any person or group, other than the Company, our subsidiaries or employee benefit plans; (ii) a change in the membership of our Board of Directors, such that the current incumbents and their approved successors no longer constitute a majority; (iii) a reorganization, merger, consolidation or sale or other disposition of substantially all of our assets in which any one of the following is true — our old stockholders do not hold at least 50% of the combined enterprise, there is a 30%-or-more shareholder of the combined enterprise (other than as a result of conversion of the shareholder’s pre-combination interest in the Company), or the members of our Board of Directors (immediately before the combination) do not make up a majority of the board of the combined enterprise; or (iv) stockholder approval of a complete liquidation.

Treatment of Equity Awards

As described above, the Teradata Change in Control Severance Plan generally provides for “double trigger” vesting of equity awards in connection with a change in control, meaning that, if the awards are assumed by the surviving entity in the change of control, vesting of the awards will not accelerate unless the executive also has a qualifying termination of employment (by the Company without cause or by the executive for good reason). In contrast, if the surviving entity does not assume the equity awards upon the change in control, the awards generally become vested upon the occurrence of the change in control. More information regarding the treatment of our equity awards in connection with a change of control is provided in the chart below.

	Service-Based Restricted Stock Units	Performance-Based Restricted Stock Units	Stock Options
Change in Control (CIC)

If the award is not assumed by the surviving entity, then vesting accelerates upon the CIC.

If the award is assumed, then vesting accelerates if the executive’s employment is terminated without “cause,” or the executive terminates his employment for “good reason,” within twenty-four months after the CIC.

If the award is not assumed by the surviving entity, then the award will vest in full, either at the “target” level, if the CIC occurs during the performance period, or based on actual performance, if the CIC occurs after the end of the performance period and prior to payment.

If the award is assumed, then, subject to the executive’s continued employment, the award will continue to vest, either at the “target” level, if the CIC occurs during the performance period, or based the actual performance, if the CIC occurs after the end of the performance period and prior to payment. However, vesting of the award will be accelerated if the executive’s employment is terminated without “cause,” or the executive terminates his employment for “good reason,” within twenty-four months after the CIC.

If the option is not assumed by the surviving entity, then vesting accelerates upon the CIC.

If the option is assumed, then vesting accelerates if the executive’s employment is terminated without “cause”, or the executive terminates his employment for “good reason”, within twenty-four months after the CIC.

Change in Control (without a Termination of Employment)

Each named executive officer would have been entitled to the following estimated payments and benefits in the event that a “change in control” occurred on December 31, 2011, and the named executive officer’s equity awards were not assumed by the surviving entity. If the awards were assumed by the surviving entity, then the awards would not vest on a change in control.

Executive	Stock Options ($)(1)	Restricted Stock Units ($)(1)	Total ($)
Michael Koehler	8,441,398	8,438,964	16,880,361
Stephen Scheppmann	1,799,399	1,791,587	3,590,986
Daniel Harrington	1,776,182	2,003,699	3,779,881
Robert Fair	1,776,182	2,003,699	3,779,881
Darryl McDonald	2,381,345	2,041,828	4,423,173

(1)	Equity valuations are based on the following assumptions: (i) a closing price of our stock on December 30, 2011 of $48.51; and (ii) the awards are not assumed in the corporate transaction, vest immediately prior to the change in control and are cashed out.

Qualifying Termination within Two Years after a Change in Control

Each named executive officer would have been entitled to the following estimated payments and benefits if a “change in control” occurred on December 31, 2011, and the executive’s employment was terminated without “cause” or the executive terminated his employment for “good reason” immediately following such change in control. These benefits would be in addition to the equity-based compensation payments and benefits described in the change in control table immediately above.

Executive	Cash ($)(1)	Welfare Benefits ($)	Out- placement Counseling ($)	Excise Tax Gross-Up ($)(2)	Total ($)
Michael Koehler	4,429,097	30,861	10,000	—	4,469,958
Stephen Scheppmann	1,571,559	25,236	10,000	763,117	2,369,912
Daniel Harrington	1,338,255	24,752	10,000	—	1,373,007
Robert Fair	1,338,255	24,752	10,000	—	1,373,007
Darryl McDonald	1,298,159	24,474	10,000	—	1,323,633

(1)	The amount does not reflect a pro-rata bonus for 2011. This is because we are required to assume a termination date of December 31, 2011. On this date, each executive would have already earned a bonus for 2011 regardless of whether he terminated employment. Please refer to the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for the amount of the 2011 bonus paid to each executive.

(2)

Section 280G of the Internal Revenue Code applies if there is a change in control of Teradata, compensation is paid to an executive as a result of the change in control (“parachute payments”), and the present value of the parachute payments is 300% or more of the executive’s “base amount”, which equals his average W-2 income for the five-calendar-year period immediately preceding the change in control (e.g., 2006-2010 if the change in control occurs in 2011). If Section 280G applies, then the executive is subject to an excise tax equal to 20% of the amount of the parachute payments in excess of his base amount (the “excess parachute payments”), in addition to income and employment taxes. Moreover, we are denied a federal income tax deduction for the excess parachute payments. The amount shown for Mr. Scheppmann in the “Excise Tax Gross-Up” column reflects a tax gross-up for the excise and related taxes, as required under the terms of the Change in Control Severance Plan described above in effect as of October 1, 2007. This amount is merely an estimate based on the following assumptions: (i) an excise tax rate of 20% and a combined federal, state and local income and employment tax rate of 40%; (ii) a discount rate of 0.24%; (iii) no amounts were allocated to the non-solicitation covenants contained in the plan; and (iv) all stock options and other equity awards were cashed out in the transaction.

VOTE ON APPROVAL OF THE

TERADATA CORPORATION 2012 STOCK INCENTIVE PLAN

(Item 2 on Proxy Card)

We are requesting your approval of the Teradata 2012 Stock Incentive Plan, (the “2012 SIP”). Our Board of Directors considers equity-based compensation an essential tool to attract, motivate and retain our officers, key employees and directors and to align their interests with the interests of our stockholders. Consistent with this view, on January 31, 2012, the board unanimously adopted the 2012 SIP, subject to approval by our stockholders at the annual meeting. The 2012 SIP will maintain the flexibility that we need to keep pace with our competitors and effectively attract, motivate and retain the caliber of employees and directors essential to our success.

We currently grant equity awards under the Teradata Corporation 2007 Stock Incentive Plan, as amended (the “Prior Plan”). If approved by our stockholders, the 2012 SIP will become effective and no further awards will be made under the Prior Plan. Awards granted under the Prior Plan before stockholder approval of the 2012 SIP will remain outstanding in accordance with their terms.

Stockholders are asked to approve the 2012 SIP (i) to qualify certain compensation under the 2012 SIP as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code, (ii) to satisfy NYSE requirements relating to stockholder approval of equity compensation, and (iii) to qualify certain stock options authorized under the 2012 SIP for treatment as incentive stock options for purposes of Section 422 of the Internal Revenue Code.

Plan Highlights

The 2012 SIP authorizes the grant of equity-based compensation to our non-employee directors and our officers, key employees and consultants in the form of stock options, stock appreciation rights, restricted shares, restricted share units and other share-based awards. Some of the key features of the 2012 SIP are highlighted below and are more fully described under the heading “Summary of the Plan.”

•

The maximum number of shares that may be issued under the 2012 SIP is 10,000,000, plus the number of shares available to be granted under the Prior Plan on the date of stockholder approval of the 2012 SIP. For purposes of counting the number of shares available to be issued under the 2012 SIP, “full value awards” (awards settled in stock other than stock options and stock appreciation rights) will be counted against the share reserve on a 1.87 for 1 basis.

•

The 2012 SIP is designed to allow the Compensation and Human Resource Committee of our Board of Directors (the “Compensation Committee”), if it chooses, to grant awards that qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code. To meet the requirements of Section 162(m) for awards that are intended to qualify as “performance-based compensation”, no individual may be granted, during any calendar year: (i) stock options or stock appreciation rights covering more than 2,000,000 shares, (ii) restricted shares and shares deliverable under restricted share units and other share-based awards covering more than 750,000 shares, (iii) compensation payable pursuant to other-share based awards exceeding $5,000,000 (or a number of shares having an aggregate fair market value exceeding that amount), or (iv) dividend equivalents exceeding $500,000.

•

The 2012 SIP does not permit what has been labeled by some stockholder groups as “liberal share counting” when determining the number of shares that have been granted. Only awards that are cancelled, forfeited, surrendered or which are paid in cash can be added back to the share reserve.

•

Stock options and stock appreciation rights must be granted with an exercise price or base price at least equal to the fair market value of our common stock on the date of grant. In other words, the 2012 SIP prohibits the use of “discounted” stock options or stock appreciation rights.

•

The repricing of stock options and stock appreciation rights is prohibited without stockholder approval. The payment of cash in cancellation of “underwater” stock options and stock appreciation rights is also prohibited without stockholder approval.

•

Any awards granted under the 2012 SIP may be subject to forfeiture or repayment to us in the event of termination of a participant’s employment for “cause” or as otherwise may be provided pursuant to the terms of our compensation recovery (or “clawback”) policy.

•

To the extent that performance-based restricted shares, restricted share units or other share-based awards provide for dividends or dividend equivalents, those dividends or dividend equivalents will be subject to the same performance objectives as the underlying awards and will not be paid unless the underlying award is earned.

The complete text of the 2012 SIP is attached as Appendix A to this proxy statement. The following summary of the plan does not purport to be complete and is qualified in its entirety by reference to Appendix A.

Summary of the Plan

General

Awards granted under the 2012 SIP may be in the form of stock options, stock appreciation rights, restricted shares, restricted share units, other share-based awards or any combination of those awards. No awards may be made under the 2012 SIP after the day immediately preceding the tenth anniversary of the date that the 2012 SIP becomes effective.

Administration

The 2012 SIP will be administered by the Compensation Committee, or by such other committee or subcommittee as may be appointed by our board, and which consists entirely of two or more individuals who are “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code and “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. The Compensation Committee can make rules and regulations and establish such procedures for the administration of the 2012 SIP as it deems appropriate, and may delegate any of its authority to one or more directors or employees, to the extent permitted by applicable laws. Our Board of Directors retains authority to administer and issue awards under the 2012 SIP and, in fact, the board does exercise this authority with respect to equity awards granted to our non-employee directors.

Eligibility

The 2012 SIP provides for awards to our non-employee directors and to officers, employees and consultants of the Company and our subsidiaries, except that incentive stock options may only be granted to our employees and employees of our subsidiaries. As of the date of this proxy statement, there are eight non-employee directors and approximately 8,600 officers, employees and consultants eligible to participate in the 2012 SIP.

Shares Available

The maximum number of shares of our common stock that may be issued or transferred with respect to awards under the 2012 SIP is 10,000,000, plus the number of shares available for awards under the Prior Plan on the date of stockholder approval of the 2012 SIP. Shares of common stock issued under the 2012 SIP may include authorized but unissued shares, treasury shares, shares purchased in the open market, or a combination of the foregoing. Shares underlying awards that are settled in cash or that terminate or are forfeited, cancelled or surrendered without the issuance of shares or the release of a substantial risk of forfeiture will again be available for issuance under the 2012 SIP, as will shares that are returned to us pursuant to our compensation recovery (or “clawback”) policy, provision or agreement. Shares surrendered for the payment of the exercise price under stock options, repurchased by us with option proceeds, or withheld for taxes upon exercise or vesting of an award, will not again be available for issuance under the 2012 SIP. In addition, when a stock appreciation right is exercised and settled in shares, all of the shares underlying the stock appreciation right will be counted against the share limit of the 2012 SIP regardless of the number of shares used to settle the stock appreciation right.

For purposes of counting the number of shares available to be issued under the 2012 SIP, “full value awards” (awards settled in stock other than stock options and stock appreciation rights) will be counted against the share reserve on a 1.87 for 1 basis. That is, on the grant of a full value award, the number of shares available for issuance under the 2012 SIP will be reduced by 1.87 shares for each share subject to that full value award.

The Compensation Committee may, but is not required to, grant awards under the 2012 SIP that are intended to qualify for exemption from Section 162(m) of the Internal Revenue Code as “performance-based compensation.” Therefore, the 2012 SIP imposes the following additional individual sub-limits on awards granted under the 2012 SIP that are intended to satisfy that exemption:

•	the maximum aggregate number of shares that may be subject to stock options or stock appreciation rights granted in any calendar year to any one participant will be 2,000,000 shares,

•	the maximum aggregate number of restricted shares and shares subject to restricted share units and other share-based awards granted in any calendar year to any one participant will be 750,000 shares,

•

the maximum aggregate compensation that can be paid pursuant to other share-based awards granted in any calendar year to any one participant will be $5,000,000 or a number of shares having an aggregate fair market value not in excess of such amount, and

•	the maximum dividend equivalents that may be paid in any calendar year to any one participant will be $500,000.

Stock Options

Subject to the terms and provisions of the 2012 SIP, options to purchase our common stock may be granted to eligible individuals at any time and from time to time as determined by the Compensation Committee. Options may be granted as incentive stock options (all of the shares available for issuance under the 2012 SIP may be issued pursuant to incentive stock options), or as non-qualified stock options. Subject to the limits provided in the 2012 SIP, the Compensation Committee or its delegate determines the number of options granted to each recipient. Each option grant will be evidenced by a stock option agreement that specifies whether the options are intended to be incentive stock options or non-qualified stock options and such additional limitations, terms and conditions as the Compensation Committee may determine.

The exercise price for each option may not be less than 100% of the fair market value of a share of our common stock on the date of grant. The closing market price of our common stock as reported on the NYSE on February 10, 2012 was $62.06 per share.

All options granted under the 2012 SIP will expire no later than ten years from the date of grant. The method of exercising an option granted under the plan will be set forth in the stock option agreement for that particular option and may include payment of cash or cash equivalent, tender of previously acquired shares with a fair market value equal to the exercise price, a cashless exercise (including withholding of shares otherwise deliverable on exercise or a broker-assisted arrangement as permitted by applicable laws), a combination of the foregoing methods, or any other method approved by the Compensation Committee in its discretion.

At the discretion of the Compensation Committee, the stock option agreement evidencing an award of stock options may contain limitations on the exercise of options under certain circumstances upon or after the termination of employment or in the event of death, disability or retirement. The granting of an option does not accord the recipient the rights of a stockholder, and such rights accrue only after the exercise of an option and the registration of common stock in the recipient’s name.

Stock Appreciation Rights

The Compensation Committee in its discretion may grant stock appreciation rights under the 2012 SIP. A stock appreciation right entitles the holder to receive from us upon exercise an amount equal to the excess, if any, of the aggregate fair market value of a specified number of shares of our common stock that are the subject of such stock appreciation right over the aggregate exercise price for the underlying shares. At the discretion of the Compensation Committee, the award agreement evidencing an award of stock appreciation rights may place limitations on the exercise of such stock appreciation rights under certain circumstances upon or after the termination of employment or in the event of death, disability, or retirement.

We may make payment of the amount to which the participant exercising stock appreciation rights is entitled by delivering shares of our common stock, cash or a combination of stock and cash as set forth in the applicable award agreement. Each stock appreciation right will be evidenced by an award agreement that specifies the date and terms of the award and such additional limitations, terms and conditions as the Compensation Committee may determine.

Restricted Shares

Under the 2012 SIP, the Compensation Committee may grant or sell to plan participants shares of our common stock that are subject to forfeiture and restrictions on transferability. Except for these restrictions and any others imposed by the Compensation Committee, upon the grant of restricted shares, the recipient will have rights of a stockholder with respect to the restricted shares, including the right to vote the restricted shares and to receive all dividends and other distributions paid or made with respect to the restricted shares. During the applicable restriction period, the recipient may not sell, transfer, pledge, exchange or otherwise encumber the restricted shares. Each restricted shares award will be evidenced by an award agreement that specifies the terms of the award and such additional limitations, terms and conditions, which may include restrictions based upon the achievement of performance objectives, as the Compensation Committee may determine. Any award of performance-based restricted shares will provide that receipt of any dividends paid on those restricted shares will be subject to the same performance objectives as the underlying award.

Restricted Share Units

Under the 2012 SIP, the Compensation Committee may grant or sell to plan participants restricted share units, which constitute an agreement to deliver shares of our common stock to the participant in the future at the end of a restriction period and subject to such other terms and conditions as the Compensation Committee may specify. Restricted share units are not shares of our common stock and do not entitle the recipients to the rights of a stockholder. Restricted share units granted under the 2012 SIP may or may not be subject to performance conditions. Restricted share units will be settled in cash or shares of our common stock, in an amount based on the fair market value of our common stock on the settlement date. Each restricted share unit award will be evidenced by an award agreement that specifies the terms of the award and such additional limitations, terms and conditions as the Compensation Committee may determine, which may include restrictions based upon the achievement of performance objectives. Any award of performance-based restricted share units that provides for dividend equivalents will provide that accrual of any such dividend equivalents will be subject to the same performance objectives as the underlying award.

Other Share-Based Awards

The 2012 SIP also provides for grants of other share-based awards under the plan, which may include unrestricted shares of common stock or time-based or performance based unit awards that are settled in shares of common stock or cash. Each other share-based award will be evidenced by an award agreement that specifies the terms of the award and such additional limitations, terms and conditions as the Compensation Committee may determine. Any other share-based award subject to performance objectives that provides for dividend equivalents will provide that accrual of any such dividend equivalents will be subject to the same performance objectives as the underlying award.

Performance Objectives

The plan provides that performance objectives may be established by the Compensation Committee in connection with any award granted under the 2012 SIP. Performance objectives may relate to performance of the Company or one or more of our subsidiaries, divisions, departments, units, functions, partnerships, joint ventures or minority investments, product lines or products, or the performance of an individual participant, and performance objectives may be made relative to the performance of a group or companies or a special index of companies.

The Compensation Committee may, in its discretion, grant awards under the 2012 SIP that are intended to qualify for the “performance-based compensation” exemption from Section 162(m) of the Internal Revenue Code. In the case of an award intended to qualify for that exemption, such goals shall be based on the attainment of specified levels of one or more of the following measures: revenues; revenue growth; product revenue growth; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); earnings per share; operating income; pre- or after-tax income (before or after allocation of corporate overhead and bonus); cash flow (before or after dividends); cash flow per share (before or after dividends); gross margin; return on equity; return on capital (including return on total capital or return on invested capital); cash flow return on investment; return on assets or operating assets; economic value added (or an equivalent metric); stock price appreciation; total stockholder return (measured in terms of stock price appreciation and dividend growth); cost control; gross profit; operating profit; cash generation; unit volume; stock price; market share; capital structure; sales; asset quality; product and services quality or delivery goals; cost saving levels; marketing spending efficiency; core non-interest income; debt reductions; stockholder equity; regulatory achievements; implementation, completion or attainment of measurable objectives with respect to strategy, research, development, products or projects; recruiting and maintaining personnel; or change in working capital.

Performance objectives related to an award intended to qualify for the performance-based compensation exception of Section 162(m) of the Internal Revenue Code will be set by the Compensation Committee within the time period and other requirements prescribed by Section 162(m) of the Internal Revenue Code.

Change in Control

Unless otherwise provided in the applicable award agreement, in the event of a change in control, awards granted under the 2012 SIP that are not assumed, converted or replaced in connection with such change in control will vest immediately prior to the change in control. Unless otherwise provided in the applicable award agreement, if awards are assumed, converted or replaced in connection with a change in control, and during the twenty-four month period following the change in control there is a termination of a participant’s employment (a) by us for any reason other than “cause” or disability or (b) for “good reason” by an employee who participates in our Change in Control Severance Plan or a severance policy that provides for severance benefits on a resignation for good reason, or to the extent set forth in an award agreement: (i) any option or stock appreciation right outstanding as of the date of the change in control that remains outstanding as of the date of termination will vest immediately and become fully exercisable until the later of the date upon which the option or stock appreciation right would expire absent the special change in control provision and the first anniversary of the date of termination; (ii) the restrictions and deferral limitations applicable to any restricted shares will lapse, and any restricted shares outstanding as of the date of the change in control that remain outstanding as of the date of termination will become free of all restrictions and become fully vested and transferable; and (iii) all restricted share units outstanding as of the date of the change in control that remain outstanding as of the date of termination will be considered to be earned and payable in full, and any deferral or other restriction will lapse and each such restricted share unit will be settled as promptly as practicable in accordance with the applicable award agreement.

A change in control generally means (i) the acquisition of 50% or more of our outstanding stock; (ii) our incumbent directors ceasing to constitute at least a majority of the members of our Board of Directors; (iii) a reorganization, merger, consolidation or sale or disposition of substantially all of our assets, unless

(a) substantially all of the beneficial owners of our outstanding stock prior to the transaction continue to own (in the same proportions) more than 50% of the outstanding stock of the resulting corporation, (b) no person owns 50% or more of the outstanding stock of the resulting corporation, and (c) at least a majority of the members of the board of the resulting corporation are individuals who were our incumbent directors prior to the transaction; or (iv) stockholder approval of our complete liquidation or dissolution.

For purposes of the 2012 SIP, “cause” as a reason for termination of employment or service shall have the meaning provided in any applicable employment, consulting or similar agreement with the participant, or, if not so defined, generally shall mean (i) conviction of a felony, (ii) dishonesty in the course of the participant’s duties, (iii) failure to perform the participant’s duties in any material respect, (iv) a material violation of our ethics and compliance program, or (v) such other events specified in an applicable award agreement. The term “good reason” shall have the meaning provided in our Change in Control Severance Plan or an applicable severance policy or employment, consulting or other applicable agreement between us and the participant.

Forfeiture of Awards

If we terminate a participant’s employment or service for “cause” (as defined above), then, as determined in the discretion of the Compensation Committee, the participant shall (i) forfeit outstanding awards granted under the 2012 SIP; (ii) return all shares of stock then held by the participant that were acquired pursuant to awards under the 2012 SIP (in exchange for repayment of any purchase price actually paid by the participant for those shares); and (iii) repay us the value of any shares that the participant has disposed of that were acquired pursuant to awards under the 2012 SIP, less the amount of any purchase price actually paid by the participant for those shares.

Awards granted under the 2012 SIP are also subject to forfeiture or repayment to us as provided pursuant to our compensation recovery (or “clawback”) policy.

Adjustments

In the event of any equity restructuring, such as a stock dividend, stock split, spin off, rights offering or recapitalization through a large, nonrecurring cash dividend, the Compensation Committee will adjust the number and kind of shares that may be delivered under the 2012 SIP, the individual award limits, and, with respect to outstanding awards, the number and kind of shares subject to outstanding awards and the exercise price or other price of shares subject to outstanding awards, to prevent dilution or enlargement of rights. In the event of any other change in corporate capitalization, such as a merger, consolidation or liquidation, the Compensation Committee may, in its discretion, make such equitable adjustment as described in the foregoing sentence, to prevent dilution or enlargement of rights. However, unless otherwise determined by the Compensation Committee, we will always round down to a whole number of shares subject to any award.

Transferability

Except as the Compensation Committee otherwise determines, awards granted under the 2012 SIP will not be transferable by a participant other than by will or the laws of descent and distribution. Except as otherwise determined by the Compensation Committee, stock options and stock appreciation rights will be exercisable during a participant’s lifetime only by him or her or, in the event of the participant’s incapacity, by his or her guardian or legal representative. Any award made under the 2012 SIP may provide that any common shares issued as a result of the award will be subject to further restrictions on transfer.

Amendment

Our Board of Directors may amend, alter or discontinue the 2012 SIP at any time, with stockholder approval to the extent required by applicable laws. No such amendment or termination, however, may adversely affect in any material way any holder of outstanding awards without his or her consent, except for amendments made to cause the plan to comply with applicable law, stock exchange rules or accounting rules, and no award may be amended or otherwise subject to any action that would be treated as a “repricing” of such award, unless such action is approved by our stockholders.

Federal Income Tax Consequences

The following is a summary of certain federal income tax consequences of awards made under the 2012 SIP, based upon the laws in effect on the date hereof. The discussion is general in nature and does not take into account a number of considerations which may apply in light of the circumstances of a particular participant under the plan. The income tax consequences under applicable state and local tax laws may not be the same as under federal income tax laws.

Non-Qualified Stock Options. A participant will not recognize taxable income at the time of grant of a non-qualified stock option, and we will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and we generally will be entitled to a corresponding deduction.

Incentive Stock Options. A participant will not recognize taxable income at the time of grant of an incentive stock option. A participant will not recognize taxable income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date the shares were transferred, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and we will not be entitled to any deduction. If, however, such shares are disposed of within either of such two- or one-year periods, then in the year of such disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of the amount realized upon such disposition and the fair market value of such shares on the date of exercise over the exercise price, and we generally will be entitled to a corresponding deduction.

Stock Appreciation Rights. A participant will not recognize taxable income at the time of grant of a stock appreciation right, and we will not be entitled to a tax deduction at such time. Upon exercise, a participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) equal to the fair market value of any shares delivered and the amount of cash paid by us, and we generally will be entitled to a corresponding deduction.

Restricted Shares. A participant will not recognize taxable income at the time of grant of restricted shares, and we will not be entitled to a tax deduction at such time, unless the participant makes an election under Section 83(b) of the Internal Revenue Code to be taxed at such time. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of the grant equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. We are entitled to a corresponding deduction at the time the ordinary income is recognized by the participant, except to the extent the deduction limits of Section 162(m) of the Internal Revenue Code apply.

Restricted Share Units. A participant will not recognize taxable income at the time of grant of a restricted share unit award, and we will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of settlement of the award equal to the fair market value of any shares delivered and the amount of cash paid by us, and we will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Internal Revenue Code apply.

Section 162(m). Section 162(m) of the Internal Revenue Code limits the deductibility of certain compensation of the Chief Executive Officer and the next three most highly compensated named executive officers (other than the chief financial officer) of a publicly-held corporation. Compensation paid to such an officer during a year in excess of $1 million that is not performance-based (or does not comply with other exceptions) would not be deductible on our federal income tax return for that year. It is intended that compensation attributable to stock options and stock appreciation rights granted under the 2012 SIP will qualify as performance-based. Our board will evaluate from time to time the relative benefits to us of qualifying other awards under the plan for deductibility under Section 162(m).

Section 409A. Section 409A of the Internal Revenue Code imposes certain restrictions upon the payment of nonqualified deferred compensation. We intend that awards granted under the 2012 SIP will be designed and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Internal Revenue Code.

Plan Benefits Under the 2012 SIP

Because it is within the discretion of the Compensation Committee to determine which directors, officers, employees and consultants will receive awards and the amount and type of awards received, it is not presently possible to determine the number of individuals to whom awards will be made in the future under the 2012 SIP or the amount of the awards.

Current Equity Compensation Plan Information

The following table provides information as of December 31, 2011 about shares of our common stock issuable under the Teradata Corporation 2007 Stock Incentive Plan and the Teradata Corporation Employee Stock Purchase Plan. Any outstanding awards under the Teradata Corporation 2007 Stock Incentive Plan will remain outstanding in accordance with their terms.

Plan Category	Number of Shares Issuable Upon Exercise of Outstanding Options, Warrants and Rights(1) (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Shares Remaining Available for Issuance Under Equity Compensation Plans (Excluding Shares Reflected in Column (a)) (c)(2)
Equity compensation plans approved by security holders	8,275,889	$24.71	8,213,362
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	8,275,889	$24.71	8,213,362

(1)	Column (a) represents the number of shares of our common stock that may be issued in connection with the exercise of outstanding stock options granted under the Teradata Corporation 2007 Stock Incentive Plan.

(2)	Column (c) represents the number of shares of our common stock available for issuance under the Teradata Corporation 2007 Stock Incentive Plan and the Teradata Corporation Employee Stock Purchase Plan, other than shares available for issuance in connection with the exercise of outstanding stock options.

The Board of Directors recommends that you vote FOR this proposal. Approval of this proposal requires the affirmative vote of a majority of the voting power present (in person or by proxy) at the meeting and entitled to vote on this item of business. Proxies solicited by the Board of Directors will be voted FOR this proposal, unless you specify otherwise in your proxy.

VOTE ON APPROVAL OF THE

TERADATA CORPORATION EMPLOYEE STOCK PURCHASE PLAN

AS AMENDED AND RESTATED (Item 3 on Proxy Card)

Introduction

The Teradata Corporation Employee Stock Purchase Plan was adopted by our Board of Directors, and approved by our sole stockholder, effective immediately prior to the spin off of the Company from NCR Corporation. On January 31, 2012, the Board of Directors authorized and approved the Teradata Corporation Employee Stock Purchase Plan, as amended and restated (the “Amended ESPP”), to increase the discount on shares of our common stock purchased under the plan from 5% to 15%.

If the Amended ESPP is approved by our stockholders, the increase in the discount from 5% to 15% will become effective as of January 1, 2013. The term of the Amended ESPP is also extended from September 30, 2017 to January 31, 2022.

The complete text of the Amended ESPP is attached as Appendix B to this proxy statement. The following summary of the plan does not purport to be complete and is qualified in its entirety by reference to Appendix B.

Summary of the Plan

The purpose of the Amended ESPP is to provide our eligible employees and those of our designated subsidiaries an opportunity to purchase our common stock through payroll deductions. It is intended to encourage ownership of our common stock to enable eligible employees to participate in the economic progress of Teradata during the term of the plan. The Amended ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code, although we may also make offerings under the Amended ESPP that are not intended to qualify under Section 423 of the Internal Revenue Code for participating subsidiaries outside of the U.S. The principal features of the Amended ESPP are summarized below.

Administration

Subject to action by our Board of Directors, the Amended ESPP is administered by a committee of management, the Teradata Corporation Benefits Committee (the “Benefits Committee”), which has discretionary authority to interpret the Amended ESPP, establish rules and regulations relating to the Amended ESPP from time to time and to make all other determinations necessary or advisable for the administration of the Amended ESPP. A third party recordkeeper maintains an investment account for each participant with a record of the shares purchased by such participant.

Shares Available

The maximum aggregate number of shares of our common stock that may be purchased under the Amended ESPP is 4,000,000 shares. We are not requesting that stockholders approve any additional shares for issuance under the Amended ESPP. The maximum aggregate number of shares will be subject to adjustment in the event of certain changes to our capital structure as described in the Amended ESPP. The shares of our common stock purchased and issued under the Amended ESPP will consist of authorized and unissued shares.

Eligibility

Generally, any person who is employed by us or any of our subsidiaries on the first business day of each month, and who is not deemed for purposes of Section 423(b)(3) of the Internal Revenue Code to own stock possessing 5% or more of the total combined voting power or value of all classes of our stock or stock of a subsidiary, is eligible to participate in the Amended ESPP. Certain part-time, temporary and leased employees are not eligible to participate in the Amended ESPP. As of the date of this proxy statement, there are approximately 6,475 employees eligible to participate in the Amended ESPP.

Participation and Payroll Deductions.

Eligible employees may purchase shares of our common stock at below-market prices through payroll deductions, or as otherwise permitted under applicable law, during each monthly purchase period, using amounts accumulated during such monthly purchase period. Eligible employees may elect to participate in the Amended ESPP by executing a stock purchase agreement in accordance with procedures established by the Benefits Committee. The amount of the payroll deduction specified in a stock purchase agreement must be a whole percentage between 1% and 10% of the employee’s compensation (before withholding or other deductions) paid during the monthly purchase period by Teradata or any of our subsidiaries.

Deduction Changes and Withdrawal

Employees may change their rate of payroll deduction in accordance with procedures established by the Benefits Committee and pursuant to Company policy. A participant may withdraw from participation in the Amended ESPP at any time by filing a notice of withdrawal. Upon a participant’s withdrawal, the amount credited to his or her stock purchase account will be applied to the purchase of Teradata common stock on the next exercise date, which occurs on the last business date of the month. A participant who withdraws from the Amended ESPP may again become a participant by executing a new stock purchase agreement.

Purchase of Shares

Funds held in a participant’s account on the last business day of each monthly purchase period will be used to purchase shares of Teradata common stock at a purchase price determined as of such date. For monthly purchase periods commencing before January 1, 2013, the purchase price will be equal to 95% of the average of the reported highest and lowest sale prices of shares of Teradata common stock on the NYSE on the last day of the monthly purchase period. For monthly purchase periods commencing on or after January 1, 2013, the purchase price will be equal to 85% of the average of the reported highest and lowest sale prices of shares of Teradata common stock on the NYSE on the last day of the monthly purchase period. The average of the reported highest and lowest sale prices of our common shares as reported on the NYSE on February 10, 2012 was $62.54. Dividends on shares purchased and held in a participant’s account are credited to the participant’s account and will be used to purchase additional shares on the next monthly exercise date, unless the participant elects not to have such dividends reinvested.

Limitation on Purchases of Shares

A participant may not purchase more than 50,000 shares of our common stock under the Amended ESPP during any monthly purchase period. The number of shares that may be purchased under the Amended ESPP is also subject to applicable limitations under Section 423 of the Internal Revenue Code, so that no participant may purchase shares under the Amended ESPP if such shares, together with common stock purchased by such participant under all other “employee stock purchase plans,” as defined in Section 423(b) of the Internal Revenue Code, would have a fair market value in excess of $25,000 per calendar year.

Termination of Employment

When a participant ceases to be our employee for any reason, the amount credited to the participant’s stock purchase account on the date of termination will be used to purchase shares of our common stock on the next applicable purchase date.

Amendment and Termination of the Amended ESPP

Our Board of Directors may amend the Amended ESPP at any time and in any respect, provided that, without approval of our stockholders, no amendment may increase the number of shares of our common stock reserved for purchase under the Amended ESPP or reduce the purchase price per share below the purchase price specified pursuant to the Amended ESPP. The Amended ESPP will continue in effect through January 31, 2022, unless the Board of Directors terminates the Amended ESPP. Upon termination or expiration of the Amended ESPP, the entire amount credited to the stock purchase account of each participant shall be refunded to such participant.

Federal Income Tax Consequences

The following is a summary of certain federal income tax consequences under the Amended ESPP, based upon the laws in effect on the date hereof. The discussion is general in nature and does not take into account a number of considerations which may apply in light of the circumstances of a particular participant under the Amended ESPP. The income tax consequences under applicable state and local tax laws may not be the same as under federal income tax laws.

Generally, the Amended ESPP is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code. With respect to offerings of common stock intended to qualify under Section 423 of the Internal Revenue Code, an eligible employee who elects to participate in the Amended ESPP will not recognize any taxable income at the time shares are purchased under the Amended ESPP for the employee.

If the participant disposes of the shares purchased under the Amended ESPP more than two years after the date of grant of the Amended ESPP purchase option and more than one year after the applicable exercise date and the amount realized exceeds the purchase price, the participant will recognize compensation taxable as ordinary income in an amount equal to the lesser of (a) the excess of the fair market value of the shares on the exercise date over the purchase price, and (b) the amount realized on such disposition over the purchase price. The participant’s cost basis in the shares will be increased by the amount of ordinary income recognized by the participant. In addition, if the amount realized on such disposition exceeds the fair market value of the shares on the exercise date, such excess will be taxed as long term capital gain. If the amount realized on such disposition is less than the purchase price of the shares under the Amended ESPP, the participant will recognize long term capital loss in the amount of the difference between the purchase price and the amount realized. We will not be entitled to any deduction with respect to a disposition of the shares occurring under these circumstances.

If the participant disposes of the shares purchased under the Amended ESPP within two years after the date of grant of the Amended ESPP purchase option or within one year after the applicable exercise date, the participant will recognize compensation taxable as ordinary income, and we will be entitled to a corresponding deduction, in an amount equal to the excess of the fair market value of the shares on the applicable exercise date over the purchase price of the shares under the Amended ESPP. The participant’s cost basis in the shares will be increased by the amount of the ordinary income recognized by such participant. In addition, upon such disposition of the shares, the participant will recognize capital gain or loss equal to the difference between the amount realized on such disposition and the participant’s cost basis in the shares, as so increased. We will not be entitled to any deduction with respect to the amount recognized by such participant as a capital gain.

Future Benefits Under the Amended ESPP

Participation in the Amended ESPP is voluntary and dependent on each eligible employee’s election to participate and election of the level of payroll deductions. As a result, the amount of future benefits under the Amended ESPP cannot be determined at this time.

The Board of Directors recommends that you vote FOR this proposal. Approval of this proposal requires the affirmative vote of a majority of the voting power present (in person or by proxy) at the meeting and entitled to vote on this item of business. Proxies solicited by the board will be voted FOR this proposal, unless you specify otherwise in your proxy.

ADVISORY (NON-BINDING) VOTE

ON EXECUTIVE COMPENSATION

(Item 4 on Proxy Card)

The foundation of our executive compensation program is to pay for performance. Our executive officers are compensated based on the key strategic drivers of our business and in a manner that is consistent with competitive practices and sound corporate governance principles. We believe that our executive compensation program aligns our incentive compensation with the long-term interests of our stockholders because it is designed to motivate our executives to deliver long-term sustainable growth and stockholder value, and to provide retention incentives. The board encourages you to review the Executive Compensation section of this proxy statement, including the Compensation Discussion and Analysis and related tables and narratives, beginning on page 25 of this proxy statement, for additional details on our executive compensation program, including our compensation philosophy and objectives and the 2011 compensation of our named executive officers.

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, in our 2011 proxy statement, we provided our stockholders with the opportunity to cast non-binding advisory votes to approve the compensation of our named executive officers and determine the frequency of future such “say-on-pay” votes. The say-on-pay proposal was approved by approximately 93% of the votes cast at our 2011 annual meeting of stockholders, and our stockholders expressed a preference for annual say-on-pay votes. Our Board of Directors has determined that it will provide our stockholders with annual say-on-pay voting opportunities. As a result, we are asking stockholders to vote on the adoption of the following resolution:

RESOLVED, that the stockholders of Teradata Corporation approve, on an advisory basis, the compensation of the Company’s named executive officers, as such compensation is described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure and related material, set forth in the Company’s definitive proxy statement for the 2012 Annual Meeting of Stockholders.

This say-on-pay proposal vote is intended to provide an overall assessment of our executive compensation program rather than focus on any specific item of compensation. As an advisory vote, this proposal is non-binding. However, the board and our Compensation and Human Resource Committee, which is responsible for designing and overseeing the administration of our executive compensation program, values the opinions of our stockholders, and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

The Board of Directors recommends that you vote FOR this proposal. Proxies will be so voted unless stockholders specify otherwise in their proxies. Approval of this resolution requires the affirmative vote of a majority of the voting power present (in person or by proxy) at the meeting and entitled to vote on this item of business. However, the results of this vote are not binding on the board, whether or not any resolution is passed under this voting standard. In evaluating the stockholder vote on this advisory resolution, the board will consider the voting results in their entirety.

VOTE ON APPROVAL OF AN AMENDMENT OF

THE CERTIFICATE OF INCORPORATION

OF TERADATA CORPORATION (Item 5 on Proxy Card)

Our Board of Directors recommends that the stockholders approve an amendment of our Amended and Restated Certificate of Incorporation (the “Certificate”) to provide for the annual election of directors. Currently, Article Fifth, Section 3 of the Certificate divides our Board of Directors into three classes. Members of each class are elected for staggered three-year terms.

Our Board of Directors has approved, and recommends that you approve, an amendment (the “Proposed Amendment”), to Article Fifth of the Certificate, that would eliminate the three-year staggered terms of our directors and provide instead for the annual election of all directors beginning in 2013.

A copy of Article Fifth of the Certificate that shows the changes that would be implemented upon stockholder approval of this Item 5 is attached as Appendix C to this Proxy Statement. Certain conforming amendments will be made to our Amended and Restated Bylaws (“Bylaws”) if the stockholders approve the Proposed Amendment; however, stockholder approval is not required for the proposed amendments to our Bylaws. Other than as described herein, the approval of the Proposed Amendment will not have any effect on your rights as a stockholder.

Under the current version of Article Fifth of the Certificate, our Board of Directors is divided into three classes, with members of each class holding office for staggered three-year terms. One class of directors, representing approximately one-third of our directors, stands for election at each annual meeting of stockholders.

While our Board of Directors believes that a classified board may offer several advantages, such as promoting continuity and stability, encouraging directors to take a long-term perspective of management and reducing a company’s vulnerability to coercive takeover tactics, it recognizes that many investors believe that a classified board structure reduces the accountability of directors to stockholders because the directors do not face an annual election. Our Board of Directors believes that this view outweighs the benefits of staggered terms. In light of this view, the board has determined that it will ask stockholders to approve the Proposed Amendment of the Certificate that eliminates the Company’s current classified board structure and make certain related changes.

Declassification of our Board of Directors

Our board is proposing to amend the Certificate so that all directors elected or appointed at or after the 2013 annual meeting of stockholders will serve for terms expiring at the next annual meeting of stockholders, subject to their earlier death, resignation, retirement, disqualification or removal from office. In order to effectuate the immediate declassification of the board at the 2013 annual meeting, directors whose terms would not yet have expired at the 2013 annual meeting (because they were elected for three-year terms while the Board of Directors was classified) have submitted resignations that each such director’s term will expire at the annual meeting in 2013, but only if certain conditions are satisfied, including that the required Proposed Amendment receives stockholder approval.

Further, our existing Certificate, in keeping with our current classified board structure, provides that any vacancy occurring in our Board of Directors resulting from an increase in the number of directors will be filled by the Board of Directors and the director elected to fill such a vacancy will hold office for a term that coincides with the remaining term of that class. In connection with the proposed declassification of the board, we are also proposing to amend our Certificate to amend this provision, so that any director chosen to fill a vacancy on our board will hold office for a term expiring at the next annual meeting of stockholders.

Removal of Directors Without Cause

Delaware corporate law provides that members of a classified board may be removed only for cause. At present, because our Board of Directors is classified, the Certificate provides that our directors are removable only for cause, and only by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of our then outstanding capital stock entitled to vote at an election of directors. If the Proposed Amendment is approved by our stockholders, Article Fifth of the Certificate would be amended to provide that, once the Board of Directors becomes declassified in 2013, directors may be removed with or without cause upon the affirmative vote of the holders of at least eighty percent (80%) of the voting power of our then outstanding capital stock entitled to vote at an election of directors.

The Board of Directors recommends that you vote FOR this proposal. Approval of this proposal requires the affirmative vote of the holders of at least eighty percent (80%) of the voting power outstanding and entitled to vote on this item of business. Proxies solicited by the board will be voted FOR this proposal, unless you specify otherwise in your proxy.

DIRECTORS’ PROPOSAL TO RATIFY THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2012

(Item 6 on Proxy Card)

The Audit Committee of the Board of Directors, which is composed entirely of independent directors, appointed PricewaterhouseCoopers (“PwC”) as our independent registered public accounting firm for 2012 to audit our consolidated financial statements. The board has approved this appointment and, as a matter of good corporate governance, is asking you to ratify this appointment.

Based on its “Pre-Approval Policy” (as defined on page 68 of this proxy statement) and applicable SEC rules and guidance, the Audit Committee has considered whether the provision of the tax and other non-audit services described below under the caption “Fees Paid to Independent Registered Public Accounting Firm” was compatible with maintaining PwC’s independence and concluded that it was.

PwC has been our independent registered public accounting firm since 2007. PwC is considered a leader in providing audit services to the high-technology industry. The board believes that PwC is well-qualified to serve as our independent registered public accounting firm given its experience, global presence with offices or affiliates in or near most locations where we do business, and quality audit work in serving us. PwC rotates its audit partners assigned to audit us at least once every five years, and the Audit Committee has placed restrictions on our ability to hire any employees or former employees of PwC or its affiliates.

Representatives of PwC will be at the annual meeting to answer questions, and they may also make any statement they wish at the meeting.

The Board of Directors recommends that you vote FOR this proposal. Approval of this proposal requires the affirmative vote of a majority of the voting power present (in person or by proxy) at the meeting and entitled to vote on this item of business. If the stockholders do not approve this proposal, the Audit Committee and the Board of Directors will reconsider the appointment, but may decide to maintain its appointment of PwC. Proxies solicited by the board will be voted FOR this proposal, unless you specify otherwise in your proxy.

BOARD AUDIT COMMITTEE REPORT

The Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

In the course of fulfilling its oversight responsibilities for the Company, the Audit Committee has reviewed and discussed with management the Company’s audited financial statements for fiscal year 2011, as well as quarterly earnings releases and quarterly reports on Form 10-Q, and, together with the Board of Directors, has reviewed and discussed the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2011 and this proxy statement. In addition, as part of their oversight responsibility, the Audit Committee has reviewed and discussed with management the adequacy and effectiveness of the Company’s internal control over financial reporting. PwC has also discussed with the Audit Committee significant matters regarding internal control over financial reporting that have come to its attention during the course of its audit of the consolidated financial statements. The Audit Committee also discussed with the Company’s management the process used for certifications by the Company’s Chief Executive and Chief Financial Officers for certain of the Company’s quarterly and year-end filings with the SEC, as well as the clarity and completeness of the Company’s financial disclosures. Further, the Audit Committee discussed with PwC the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards), as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee also has received the written disclosures and the letter from PwC required by the applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence and has discussed with PwC its independence from management and the Company.

The Audit Committee met in executive session at each of its regular meetings in 2011 with PwC, the Company’s Chief Financial Officer, and Vice President of Enterprise Risk and Assurance Services, each of whom has unrestricted access to the committee.

Based on the reviews and the discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for filing with the Securities and Exchange Commission.

Dated: February 28, 2012

The Audit Committee:

Victor L. Lund, Chair

Edward P. Boykin, Member

Nancy E. Cooper, Member

Cary T. Fu, Member

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table presents the fees accrued or billed for professional audit services rendered by our independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), for the audit of our consolidated financial statements for fiscal years 2011 and 2010, as well as the worldwide fees accrued or billed for other services rendered by PwC in 2011 and 2010.

Service	2011		2010
Audit Fees	$2,325,734	(1)	$3,325,000	(2)
Audit-Related Fees	0		186,300	(3)
Tax Fees	157,209	(4)	86,600	(5)
All Other Fees	8,900	(6)	3,900	(6)
Total Fees	$2,491,843		$3,601,800

(1)	Includes fees related to the annual audit and quarterly review of our consolidated financial statements, the audit of internal control over financial reporting, attestation services and review services associated with our filings with the SEC, and consultations with management as to the accounting or disclosure treatment of transactions or events and the actual or potential impact of final or proposed rules, standards or interpretations by regulatory and standard setting bodies (“consultation services”). Also includes $575,734 for the 2010 statutory audits of foreign subsidiaries.

(2)	Includes fees related to the annual audit and quarterly review of our consolidated financial statements, the audit of internal control over financial reporting, attestation services and review services associated with our filings with the SEC, and consultation services. Also includes (i) $1,421,000 for the 2009 statutory audits of foreign subsidiaries, and (ii) $54,000 for the 2008 statutory audits of foreign subsidiaries.

(3)	Includes fees for advisory due diligence services provided in connection with Teradata’s acquisition efforts related to Aprimo, Inc. and its subsidiaries.

(4)	Includes tax fees for (i) compliance services related to our subsidiaries in Mexico, (ii) providing compliance services in connection with our acquisition of xkoto (U.S.) Inc. (“xkoto”), Aster Data Systems, Inc. and their respective subsidiaries, and (iii) assistance in preparing advanced pricing agreements for certain foreign subsidiaries.

(5)	Includes tax fees for (i) compliance services in connection with our acquisition of xkoto. and its subsidiaries, and (ii) assistance in preparing advanced pricing agreements for certain foreign subsidiaries.

(6)	Includes license fees for PwC software products used to assist in conducting accounting research and other service tools.

The Audit Committee has adopted policies and procedures regarding its pre-approval of the audit, audit-related, tax and all other non-audit services to be provided by our independent registered public accounting firm or its affiliates to us or our consolidated subsidiaries (the “Pre-Approval Policy”). This policy is designed to assure that the provision of such services does not impair the independence of our independent registered public accounting firm. Under the Pre-Approval Policy, at the beginning of each fiscal year, the Audit Committee will review the services proposed by management and our independent registered public accounting firm to be provided during that year. The Audit Committee will then provide its pre-approval based on the limitations set forth in the Pre-Approval Policy. These limitations include the following:

•

In no case should we or any of our consolidated subsidiaries retain our independent registered public accounting firm or its affiliates to provide management consulting services or any non-audit services that are not permitted under applicable laws and regulations, including, without limitation, the Sarbanes-Oxley Act of 2002 and the SEC’s related rules and regulations.

•

Unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it will require specific pre-approval by the Audit Committee. Any other non-audit services and tax consulting services will require specific pre-approvals by the Audit Committee and a determination that such services would not impair the independence of our independent registered public accounting firm. Specific pre-approvals by the Audit Committee will also be required for any material changes or additions to the pre-approved services.

•	The Audit Committee recommends that the ratio of total tax and all other non-audit services to total audit and audit-related services procured by us in a fiscal year be less than one-to-one.

•

The Audit Committee will not permit the exclusive retention of our independent registered public accounting firm in connection with a transaction initially recommended by the independent registered public accounting firm, the purpose of which may be tax avoidance and the tax treatment of which is not supported in applicable tax law.

•

Pre-approval fee levels for all services to be provided by the independent registered public accounting firm will be established annually by the Audit Committee, and updated on a quarterly basis by the Audit Committee at its regularly scheduled meetings. Any proposed services significantly exceeding these levels will require separate pre-approval by the Audit Committee.

•

Our Chief Accounting Officer will report to the Audit Committee on a quarterly basis regarding the status of all pre-approved audit, audit-related, tax and all other non-audit services provided by our independent registered public accounting firm or its affiliates to us or our consolidated subsidiaries.

•

Back-up documentation will be provided as appropriate to the Audit Committee by management and/or the independent registered public accounting firm when requesting pre-approval of services by our independent registered public accounting firm. At the request of the Audit Committee, additional detailed documentation regarding the specific services will be provided.

•

Requests or applications to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by our Chief Financial Officer, with the support of the independent registered public accounting firm, and must include a joint statement as to whether, in the view of management and the independent registered public accounting firm, the request or application is consistent with the SEC’s rules on auditor independence.

Under the Pre-Approval Policy, the Audit Committee has delegated to its Chair limited authority to grant pre-approvals for audit, audit-related, tax and other non-audit services in the event that immediate approval of a service is needed. The Chair shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting for its review and approval. The Audit Committee has not delegated to management its responsibilities to pre-approve services performed by the independent registered public accounting firm.

The audit, tax and all other non-audit services provided by PwC to us, and the fees charged for such services, will be actively monitored by the Audit Committee as set forth in the Pre-Approval Policy on a quarterly basis to maintain the appropriate level of objectivity and independence in the firm’s audit work for us. Part of the Audit Committee’s ongoing monitoring includes a review of any de minimus exceptions as provided in the applicable SEC rules for non-audit services that were not pre-approved by the Audit Committee. All services provided by PwC in the fiscal years 2011 and 2010 were pre-approved by the Audit Committee.

OTHER MATTERS

The Board of Directors does not know of any matters that will be brought before the 2012 annual meeting other than those listed in the notice of meeting. If any other matters are properly introduced at the meeting for consideration, including consideration of a motion to adjourn the meeting to another time or place, the individuals named on the proxy card will have authority to vote on such matters in their discretion.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are Teradata’s stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. If you have multiple Teradata common stock record accounts and/or share an address with a family member who is a Teradata stockholder and want to receive more than one copy of the Notice and/or proxy materials, you may contact our mailing agent, Broadridge Financial Solutions, at Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York, 11717 (phone: 1-800-542-1061). Broadridge will remove you from the householding program within thirty days after receipt of this request and will mail you a separate copy of the proxy materials. Stockholders who hold their stock through a bank or broker and currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their bank or broker.

ADDITIONAL INFORMATION

Cost of Proxy Solicitation

We will pay the expenses of soliciting proxies in connection with the annual meeting. Proxies may be solicited on our behalf through the mail, in person, by telephone, electronic transmission, or facsimile transmission. We have hired Georgeson Shareholder Communications Inc. to assist in the solicitation of proxies, at an estimated cost of $15,500, plus reimbursement of reasonable out-of-pocket expenses. In accordance with SEC and NYSE rules, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses of sending proxies and proxy materials as intermediaries to the beneficial owners of our common stock.

Procedures for Stockholder Proposals and Nominations

Under our bylaws, nominations for directors at an annual meeting may be made only by (i) the Board of Directors or a committee of the board, or (ii) a stockholder entitled to vote who has delivered notice to us within 90 to 120 days before the first anniversary of the date of the preceding year’s annual meeting and complied with the additional requirements set forth in our bylaws.

Our bylaws also provide that business may not be brought before an annual meeting unless it is (i) specified in our proxy materials (i.e., proposals brought by the Board of Directors and stockholder proposals that we are required to include in our proxy statement under SEC Rule 14a-8), (ii) brought before the meeting by or at the direction of the board, or (iii) brought by a stockholder entitled to vote who has delivered notice to us (containing certain information specified in the bylaws) within 90 to 120 days before the first anniversary of the date of the preceding year’s annual meeting and complied with the additional requirements set forth in our bylaws. In order to include a proposal in our notice of meeting and proxy materials pursuant to SEC Rule 14a-8, you must comply with the requirements of that rule.

A copy of the full text of our bylaws may be obtained upon written request to the Corporate Secretary at Teradata Corporation, 10000 Innovation Drive, Dayton, Ohio 45342. A copy of our bylaws, which were last amended by the Board of Directors on December 2, 2008, is also available on our corporate governance website at http://www.teradata.com/t/articles-and-bylaws.

Stockholder Proposals for 2013 Annual Meeting

To include a stockholder proposal in our 2013 notice of meeting and proxy materials pursuant to SEC Rule 14a-8, a stockholder must satisfy all applicable requirements of that rule, and the proposal must be received by our Corporate Secretary at Teradata Corporation, 10000 Innovation Drive, Dayton, Ohio 45342, no later than November 1, 2012. To present any other proposal at the 2012 annual meeting, or to nominate a candidate for director election at the 2012 annual meeting, a stockholder must submit an advance written notice of such proposal and/or nomination (as applicable) to us that complies with certain requirements set forth in our bylaws. Such advance written notice must be received by our Corporate Secretary at the Company’s address provided on page 1 of this proxy statement no sooner than the close of business on December 21, 2012, and no later than the close of business on January 20, 2013.

The above notice and proxy statement are sent by order of the Board of Directors.

Laura Nyquist

General Counsel and Secretary

Dated: March 1, 2012

Appendix A

TERADATA 2012 STOCK INCENTIVE PLAN

1. Establishment, Purpose, Duration.

a. Establishment. Teradata Corporation (the “Company”), hereby establishes an equity compensation plan to be known as the Teradata 2012 Stock Incentive Plan (the “Plan”). The Plan is effective as of January 31, 2012 (the “Effective Date”), subject to the approval of the Plan by the stockholders of the Company (the date of such stockholder approval being the “Approval Date”). Definitions of capitalized terms used in the Plan are contained in Section 2 of the Plan.

b. Purpose. The purpose of the Plan is to attract and retain Directors, officers key employees and Consultants of the Company and its Subsidiaries and to provide to such persons incentives and rewards for superior performance.

c. Duration. No Award may be granted under the Plan after the day immediately preceding the tenth (10th) anniversary of the Effective Date, or such earlier date as the Board shall determine. The Plan will remain in effect with respect to outstanding Awards until no Awards remain outstanding.

d. Prior Plan. If the Company’s stockholders approve the Plan, the Teradata Corporation 2007 Stock Incentive Plan, as amended and restated (the “Prior Plan”) will terminate in its entirety effective on the Approval Date; provided that all outstanding awards under the Prior Plan as of the Approval Date shall remain outstanding and shall be administered and settled in accordance with the provisions of the Prior Plan.

2. Definitions. As used in the Plan, the following definitions shall apply.

“Applicable Laws” means the applicable requirements relating to the administration of equity-based compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, the rules of any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan.

“Approval Date” has the meaning given such term in Section 1(a).

“Award” means a Nonqualified Stock Option, Incentive Stock Option, Stock Appreciation Right, Restricted Shares Award, Restricted Share Unit or Other Share-Based Award granted pursuant to the terms and conditions of the Plan.

“Award Agreement” means either: (a) an agreement, either in written or electronic format, entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under the Plan; or (b) a statement, either in written or electronic format, issued by the Company to a Participant describing the terms and provisions of such Award, which need not be signed by the Participant.

“Board” means the Board of Directors of the Company.

“Cause” as a reason for a Participant’s termination of employment or service shall have the meaning assigned such term in the employment, consulting or similar agreement, if any, between the Participant and the Company or Subsidiary. If the Participant is not a party to an employment, consulting or similar agreement with the Company or a Subsidiary in which such term is defined, then unless otherwise defined in the applicable Award Agreement, “Cause” shall mean (a) conviction of the Participant for committing a felony under federal law or the law of the state in which such action occurred, (b) dishonesty in the course of fulfilling the

Participant’s duties to the Company or a Subsidiary, (c) failure on the part of the Participant to perform substantially such Participant’s duties to the Company or a Subsidiary in any material respect, (d) a material violation of the Company’s ethics and compliance program, or (e) before a Change in Control, such other events as shall be determined by the Committee and set forth in a Participant’s Award Agreement. Notwithstanding any other provision of the Plan to the contrary, following a Change in Control, any determination by the Committee as to whether “Cause” exists shall be subject to de novo review.

“Change in Control” means, unless otherwise provided in the applicable Award Agreement, the occurrence of any of the following events:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this paragraph (a), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition pursuant to a transaction which complies with clauses (i), (ii) and (iii) of paragraph (c) of below; or

(b) Individuals who, as of the date of this Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date of this Plan whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds (2/3) of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a “Corporate Transaction”), in each case, unless, following such Corporate Transaction, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, fifty percent (50%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Corporate Transaction; and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Corporate Transaction; or

(d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

“CIC Severance Plan” means the Teradata Change in Control Severance Plan, as the same may be amended from time to time, or any successor plan thereto.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation and Human Resource Committee of the Board or such other committee or subcommittee of the Board as may be duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board. To the extent required by Applicable Laws, the Committee shall consist of two or more members of the Board, each of whom is a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act, an “outside director” within the meaning of regulations promulgated under Section 162(m) of the Code, and an “independent director” within the meaning of applicable rules of any securities exchange upon which Shares are listed.

“Company” has the meaning given such term in Section 1(a) and any successor thereto.

“Consultant” means an independent contractor that (a) performs services for the Company or a Subsidiary in a capacity other than as an Employee or Director and (b) qualifies as a consultant under the applicable rules of the SEC for registration of shares on a Form S-8 Registration Statement.

“Date of Grant” means the date as of which an Award is determined to be effective and designated in a resolution by the Committee and is granted pursuant to the Plan. The Date of Grant shall not be earlier than the date of the resolution and action therein by the Committee. In no event shall the Date of Grant be earlier than the Effective Date.

“Director” means any individual who is a member of the Board who is not an Employee.

“Effective Date” has the meaning given such term in Section 1(a).

“Employee” means any employee of the Company or a Subsidiary; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, the term “Employee” has the meaning given to such term in Section 3401(c) of the Code, as interpreted by the regulations thereunder and Applicable Law.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

“Fair Market Value” means the value of one Share on any relevant date, determined under the following rules: (a) the closing sale price per Share on that date as reported on the principal exchange on which Shares are then trading, if any, or if applicable the New York Stock Exchange, or if there are no sales on that date, on the next preceding trading day during which a sale occurred; (b) if the Shares are not reported on a principal exchange or national market system, the average of the closing bid and asked prices last quoted on that date by an established quotation service for over-the-counter securities; or (c) if neither (a) nor (b) applies, (i) with respect to Stock Options, Stock Appreciation Rights and any Award of stock rights that is subject to Section 409A of the Code, the value as determined by the Committee through the reasonable application of a reasonable valuation method, taking into account all information material to the value of the Company, within the meaning of Section 409A of the Code, and (ii) with respect to all other Awards, the fair market value as determined by the Committee in good faith.

“Full Value Award” shall mean an Award that is settled by the issuance of Shares, other than a Stock Option or a Stock Appreciation Right.

“Good Reason” means, if the Participant is a participant in the CIC Severance Plan or is subject to a Severance Policy that defines “Good Reason”, “Good Reason” as defined in the CIC Severance Plan or the Severance Policy, as applicable, or, if the Participant is not a participant in the CIC Severance Plan or a Severance Policy that defines “Good Reason”, “Good Reason” as defined in any employment, consulting or other agreement with the Company or a Subsidiary to which the applicable Participant is a party.

“Incentive Stock Option” or “ISO” means a Stock Option that is designated as an Incentive Stock Option and that is intended to meet the requirements of Section 422 of the Code.

“Nonqualified Stock Option” means a Stock Option that is not intended to meet the requirements of Section 422 of the Code or otherwise does not meet such requirements.

“Other Share-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of the Plan, granted in accordance with the terms and conditions set forth in Section 10.

“Participant” means any eligible individual as set forth in Section 5 who holds one or more outstanding Awards.

“Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code.

“Performance Objectives” means the performance objective or objectives established by the Committee pursuant to the Plan. Any Performance Objectives may relate to the performance of the Company or one or more of its Subsidiaries, divisions, departments, units, functions, partnerships, joint ventures or minority investments, product lines or products, or the performance of the individual Participant, and may include, without limitation, the Performance Objectives set forth in Section 12(b). The Performance Objectives may be made relative to the performance of a group of comparable companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Objectives as compared to various stock market indices. Performance Objectives may be stated as a combination of the listed factors.

“Plan” means this Teradata 2012 Stock Incentive Plan, as amended from time to time.

“Prior Plan” has the meaning given such term in Section 1(d).

“Restricted Shares” means Shares granted or sold pursuant to Section 8 as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 8 has expired.

“Restricted Share Unit” means a grant or sale of the right to receive Shares or cash at the end of a specified restricted period made pursuant to Section 9.

“SEC” means the United States Securities and Exchange Commission.

“Severance Policy” means a severance policy maintained by the Company or a Subsidiary.

“Share” means a share of common stock of the Company, $0.01 par value per share, or any security into which such Share may be changed by reason of any transaction or event of the type referred to in Section 14.

“Stock Appreciation Right” means a right granted pursuant to Section 7.

“Stock Option” means a right to purchase a Share granted to a Participant under the Plan in accordance with the terms and conditions set forth in Section 6. Stock Options may be either Incentive Stock Options or Nonqualified Stock Options.

“Subsidiary” means: (a) with respect to an Incentive Stock Option, a “subsidiary corporation” as defined under Section 424(f) of the Code; and (b) for all other purposes under the Plan, any corporation or other entity in which the Company owns, directly or indirectly, a proprietary interest of more than fifty (50%) by reason of stock ownership or otherwise.

“Ten Percent Stockholder” shall mean any Participant who owns more than 10% of the combined voting power of all classes of stock of the Company, within the meaning of Section 422 of the Code.

3. Shares Available Under the Plan.

a. Shares Available for Awards. The maximum number of Shares that may be issued or delivered pursuant to Awards under the Plan shall be 10,000,000, plus the number of Shares that, on the Approval Date, are available to be granted under the Prior Plan but which are not then subject to outstanding awards under the Prior Plan, all of which may be granted with respect to Incentive Stock Options. Shares issued or delivered pursuant to an Award may be authorized but unissued Shares, treasury Shares, including Shares purchased in the open market, or a combination of the foregoing. The aggregate number of Shares available for issuance or delivery under the Plan shall be subject to adjustment as provided in Section 14.

b. Share Usage. In addition to the number of Shares provided for in Section 3(a), the following Shares shall be available for Awards under the Plan: (i) Shares covered by an Award that expires or is forfeited, canceled, surrendered or otherwise terminated without the issuance of such Shares and the release of the “substantial risk of forfeiture” under Section 83 of the Code, if applicable; (ii) Shares covered by an Award that is settled only in cash; (iii) Shares granted through the assumption of, or in substitution for, outstanding awards granted by a company to individuals who become Employees or Directors as the result of a merger, consolidation, acquisition or other corporate transaction involving such company and the Company or any of its Affiliates (except as may be required by reason of Section 422 of the Code or the rules and regulations of any stock exchange or other trading market on which the Shares are listed); (iv) any Shares subject to outstanding awards under the Prior Plan as of the Approval Date that on or after the Approval Date are forfeited, canceled, surrendered or otherwise terminated without the issuance of such Shares and the release of the “substantial risk of forfeiture” under Section 83 of the Code, if applicable; and (v) any Shares from awards exercised for or settled in vested and nonforfeitable Shares that are later returned to the Company pursuant to any compensation recoupment policy, provision or agreement. Notwithstanding the foregoing, the following Shares issued or delivered under this Plan shall not again be available for grant as described above: Shares tendered in payment of the exercise price of a Stock Option, Shares withheld by the Company or any Subsidiary to satisfy a tax withholding obligation, and Shares that are repurchased by the Company with Stock Option proceeds. Without limiting the foregoing, with respect to any Stock Appreciation Right that is settled in Shares, the full number of Shares subject to the Award shall count against the number of Shares available for Awards under the Plan regardless of the number of Shares used to settle the Stock Appreciation Right upon exercise. This Section 3(b) shall apply to the number of Shares reserved and available for Incentive Stock Options only to the extent consistent with applicable Treasury regulations relating to Incentive Stock Options under the Code.

c. Per Participant Limits. Subject to adjustment as provided in Section 14 of the Plan, the following limits shall apply with respect to Awards that are intended to qualify for the Performance-Based Exception: (i) the maximum aggregate number of Shares that may be subject to Stock Options or Stock Appreciation Rights granted in any calendar year to any one Participant shall be 2,000,000 Shares; (ii) the maximum aggregate number of Restricted Shares and Shares issuable or deliverable under Restricted Share Units and Other Share-Based Awards granted in any calendar year to any one Participant shall be 750,000 Shares; (iii) the maximum aggregate compensation that can be paid pursuant to Other Share-Based Awards granted in any calendar year to any one Participant shall be $5,000,000 or a number of Shares having an aggregate Fair Market Value not in excess of such amount; and (iv) the maximum dividend equivalents that may be paid in any calendar year to any one Participant shall be $500,000.

d. Full Value Awards. Subject to this Section 3, upon a grant of a Full Value Award, the number of Shares available for issuance under the Plan shall be reduced by 1.87 Shares for each Share subject to that Full Value Award, and any Shares underlying a Full Value Award that become available for future grant under the Plan pursuant to Section 3(b) shall be added back to the Plan in an amount equal to 1.87 Shares for each Share subject to that Full Value Award.

4. Administration of the Plan.

a. In General. The Plan shall be administered by the Committee. Except as otherwise provided by the Board, the Committee shall have full and final authority in its discretion to take all actions determined by the Committee to be necessary in the administration of the Plan, including, without limitation, discretion to: select Award recipients; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; grant waivers of terms, conditions, restrictions and limitations applicable to any Award, or accelerate the vesting or exercisability of any Award, in a manner consistent with the Plan; construe and interpret the Plan and any Award Agreement or other agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; and take such other action, not inconsistent with the terms of the Plan, as the Committee deems appropriate. To the extent permitted by Applicable Laws, the Committee may, in its discretion, delegate to one or more Directors or Employees any of the Committee’s authority under the Plan. The acts of any such delegates shall be treated hereunder as acts of the Committee with respect to any matters so delegated.

b. Determinations. The Committee shall have no obligation to treat Participants or eligible Participants uniformly, and the Committee may make determinations under the Plan selectively among Participants who receive, or Employees, Directors or Consultants who are eligible to receive, Awards (whether or not such Participants or eligible Employees, Directors or Consultants are similarly situated). All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Committee shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, its stockholders, Directors, Employees, Consultants, Participants and their estates and beneficiaries.

c. Authority of the Board. The Board may reserve to itself any or all of the authority or responsibility of the Committee under the Plan or may act as the administrator of the Plan for any and all purposes. To the extent the Board has reserved any such authority or responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4(c)) shall include the Board. To the extent that any action of the Board under the Plan conflicts with any action taken by the Committee, the action of the Board shall control.

5. Eligibility and Participation. Each Employee, Director and Consultant is eligible to participate in the Plan. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, Directors and Consultants those to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by Applicable Law and the amount of each Award.

6. Stock Options. Subject to the terms and conditions of the Plan, Stock Options may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

a. Award Agreement. Each Stock Option shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the Stock Option, the number of Shares covered by the Stock Option, the conditions upon which the Stock Option shall become vested and exercisable and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan. The Award Agreement also shall specify whether the Stock Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

b. Exercise Price. The exercise price per Share of a Stock Option shall be determined by the Committee at the time the Stock Option is granted and shall be specified in the related Award Agreement; provided, however, that in no event shall the exercise price per Share of any Stock Option be less than one hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant.

c. Term. The term of a Stock Option shall be determined by the Committee and set forth in the related Award Agreement; provided, however, that in no event shall the term of any Stock Option exceed ten (10) years from its Date of Grant.

d. Exercisability. Stock Options shall become vested and exercisable at such times and upon such terms and conditions as shall be determined by the Committee and set forth in the related Award Agreement. Such terms and conditions may include, without limitation, the satisfaction of (a) performance goals based on one or more Performance Objectives, and (b) time-based vesting requirements.

e. Exercise of Stock Options. Except as otherwise provided in the Plan or in a related Award Agreement, a Stock Option may be exercised for all or any portion of the Shares for which it is then exercisable. A Stock Option shall be exercised by the delivery of a notice of exercise to the Company or its designee in a form specified by the Company which sets forth the number of Shares with respect to which the Stock Option is to be exercised and full payment of the exercise price for such Shares. The exercise price of a Stock Option may be paid: (i) in cash or its equivalent; (ii) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the aggregate exercise price; (iii) by a cashless exercise (including by withholding Shares deliverable upon exercise and through a broker-assisted arrangement to the extent permitted by Applicable Laws); (iv) by a combination of the methods described in clauses (i), (ii) and/or (iii); or (v) though any other method approved by the Committee in its sole discretion. As soon as practicable after receipt of the notification of exercise and full payment of the exercise price, the Company shall cause the appropriate number of Shares to be issued to the Participant.

f. Special Rules Applicable to Incentive Stock Options. Notwithstanding any other provision in the Plan to the contrary:

(i) Incentive Stock Options may be granted only to Employees of the Company and its Subsidiaries. The terms and conditions of Incentive Stock Options shall be subject to and comply with the requirements of Section 422 of the Code.

(ii) To the extent that the aggregate Fair Market Value of the Shares (determined as of the Date of Grant) with respect to which an Incentive Stock Option is exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) is greater than $100,000 (or such other amount specified in Section 422 of the Code), as calculated under Section 422 of the Code, then the Stock Option shall be treated as a Nonqualified Stock Option.

(iii) No Incentive Stock Option shall be granted to any Participant who, on the Date of Grant, is a Ten Percent Stockholder, unless (x) the exercise price per Share of such Incentive Stock Option is at least one hundred and ten percent (110%) of the Fair Market Value of a Share on the Date of Grant, and (y) the term of such Incentive Stock Option shall not exceed five (5) years from the Date of Grant.

7. Stock Appreciation Rights. Subject to the terms and conditions of the Plan, Stock Appreciation Rights may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

a. Award Agreement. Each Stock Appreciation Right shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the Stock Appreciation Right, the number of Shares covered by the Stock Appreciation Right, the conditions upon which the Stock Appreciation Right shall become vested and exercisable and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

b. Exercise Price. The exercise price per Share of a Stock Appreciation Right shall be determined by the Committee at the time the Stock Appreciation Right is granted and shall be specified in the related Award Agreement; provided, however, that in no event shall the exercise price per Share of any Stock Appreciation Right be less than one hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant.

c. Term. The term of a Stock Appreciation Right shall be determined by the Committee and set forth in the related Award Agreement; provided, however, that in no event shall the term of any Stock Appreciation Right exceed ten (10) years from its Date of Grant.

d. Exercisability of Stock Appreciation Rights. A Stock Appreciation Right shall become vested and exercisable at such times and upon such terms and conditions as may be determined by the Committee and set forth in the related Award Agreement. Such terms and conditions may include, without limitation, the satisfaction of (i) performance goals based on one or more Performance Objectives, and (ii) time-based vesting requirements.

e. Exercise of Stock Appreciation Rights. Except as otherwise provided in the Plan or in a related Award Agreement, a Stock Appreciation Right may be exercised for all or any portion of the Shares for which it is then exercisable. A Stock Appreciation Right shall be exercised by the delivery of a notice of exercise to the Company or its designee in a form specified by the Company which sets forth the number of Shares with respect to which the Stock Appreciation Right is to be exercised. Upon exercise, a Stock Appreciation Right shall entitle a Participant to an amount equal to (a) the excess of (i) the Fair Market Value of a Share on the exercise date over (ii) the exercise price per Share, multiplied by (b) the number of Shares with respect to which the Stock Appreciation Right is exercised. A Stock Appreciation Right may be settled in whole Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

8. Restricted Shares. Subject to the terms and conditions of the Plan, Restricted Shares may be granted or sold to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

a. Award Agreement. Each Restricted Shares Award shall be evidenced by an Award Agreement that shall specify the number of Restricted Shares, the restricted period(s) applicable to the Restricted Shares, the conditions upon which the restrictions on the Restricted Shares will lapse and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

b. Terms, Conditions and Restrictions. The Committee shall impose such other terms, conditions and/or restrictions on any Restricted Shares as it may deem advisable, including, without limitation, a requirement that the Participant pay a purchase price for each Restricted Share, restrictions based on the achievement of specific Performance Objectives, time-based restrictions or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Shares. Unless otherwise provided in the related Award Agreement or required by applicable law, the restrictions imposed on Restricted Shares shall lapse upon the expiration or termination of the applicable restricted period and the satisfaction of any other applicable terms and conditions.

c. Custody of Certificates. To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Restricted Shares in the Company’s possession until such time as all terms, conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

d. Rights Associated with Restricted Shares during Restricted Period. During any restricted period applicable to Restricted Shares: (i) the Restricted Shares may not be sold, transferred, pledged, assigned or otherwise alienated; (ii) unless otherwise provided in the related Award Agreement, the Participant shall be entitled to exercise full voting rights associated with such Restricted Shares; and (iii) the Participant shall be entitled to all dividends and other distributions paid with respect to such Restricted Shares during the restricted period. The Award Agreement may require that receipt of any dividends or other distributions with respect to the

Restricted Shares shall be subject to the same terms and conditions as the Restricted Shares with respect to which they are paid. Notwithstanding the preceding sentence, dividends or other distributions with respect to Restricted Shares that vest based on the achievement of Performance Objectives shall be accumulated until such Award is earned, and the dividends or other distributions shall not be paid if the Performance Objectives are not satisfied.

9. Restricted Share Units. Subject to the terms and conditions of the Plan, Restricted Share Units may be granted or sold to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

a. Award Agreement. Each Restricted Share Unit Award shall be evidenced by an Award Agreement that shall specify the number of units, the restricted period(s) applicable to the Restricted Share Units, the conditions upon which the restrictions on the Restricted Share Units will lapse, the time and method of payment of the Restricted Share Units, and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

b. Terms, Conditions and Restrictions. The Committee shall impose such other terms, conditions and/or restrictions on any Restricted Share Units as it may deem advisable, including, without limitation, a requirement that the Participant pay a purchase price for each Restricted Share Unit, restrictions based on the achievement of specific Performance Objectives or time-based restrictions or holding requirements.

c. Form of Settlement. Restricted Share Units may be settled in whole Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

d. Dividend Equivalents. Restricted Share Units may provide the Participant with dividend equivalents, on either a current or deferred or contingent basis, and either in cash or in additional Shares, as determined by the Committee in its sole discretion and set forth in the related Award Agreement; provided that dividend equivalents with respect to Restricted Share Units that vest based on the achievement of Performance Objectives shall be accumulated until such Award is earned, and the dividend equivalents shall not be paid if the Performance Objectives are not satisfied.

10. Other Share-Based Awards. Subject to the terms and conditions of the Plan, Other Share-Based Awards may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion. Other Share-Based Awards are Awards that are valued in whole or in part by reference to, or otherwise based on the Fair Market Value of, Shares, and shall be in such form as the Committee shall determine, including without limitation, unrestricted Shares or time-based or performance-based units that are settled in Shares and/or cash.

a. Award Agreement. Each Other Share-Based Award shall be evidenced by an Award Agreement that shall specify the terms and conditions upon which the Other Share-Based Award shall become vested, if applicable, the time and method of settlement, the form of settlement and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

b. Form of Settlement. An Other Share-Based Award may be settled in whole Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

c. Dividend Equivalents. Other Share-Based Awards may provide the Participant with dividend equivalents, on either a current or deferred or contingent basis, and either in cash or in additional Shares, as determined by the Committee in its sole discretion and set forth in the related Award Agreement; provided that dividend equivalents with respect to Other Share-Based Awards that vest based on the achievement of Performance Objectives shall be accumulated until such Award is earned, and the dividend equivalents shall not be paid if the Performance Objectives are not satisfied.

11. Compliance with Section 409A. Awards granted under the Plan shall be designed and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code. To the extent that the Committee determines that any award granted under the Plan is subject to Section 409A of the Code, the Award Agreement shall incorporate the terms and conditions necessary to avoid the imposition of an additional tax under Section 409A of the Code upon a Participant. Notwithstanding any other provision of the Plan or any Award Agreement (unless the Award Agreement provides otherwise with specific reference to this Section): (i) an Award shall not be granted, deferred, accelerated, extended, paid out, settled, substituted or modified under the Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant; and (ii) if an Award is subject to Section 409A of the Code, and if the Participant holding the award is a “specified employee” (as defined in Section 409A of the Code, with such classification to be determined in accordance with the methodology established by the Company), then, to the extent required to avoid the imposition of an additional tax under Section 409A of the Code upon a Participant, no distribution or payment of any amount shall be made before the date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code) or, if earlier, the date of the Participant’s death. Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local, or non-United States law. The Company shall not be liable to any Participant for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

12. Compliance with Section 162(m).

a. In General. Notwithstanding anything in the Plan to the contrary, Awards may be granted in a manner that is intended to qualify for the Performance-Based Exception. As determined by the Committee in its sole discretion, the grant, vesting, exercisability and/or settlement of any Restricted Shares, Restricted Share Units and Other Share-Based Awards intended to qualify for the Performance-Based Exception shall be conditioned on the attainment of one or more Performance Objectives during a performance period established by the Committee and must satisfy the requirements of this Section 12.

b. Performance Objectives. If an Award is intended to qualify for the Performance-Based Exception, then the Performance Objectives shall be based on specified levels of or growth in one or more of the following criteria: revenues; revenue growth; product revenue growth; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); earnings per share; operating income; pre- or after-tax income (before or after allocation of corporate overhead and bonus); cash flow (before or after dividends); cash flow per share (before or after dividends); gross margin; return on equity; return on capital (including return on total capital or return on invested capital); cash flow return on investment; return on assets or operating assets; economic value added (or an equivalent metric); stock price appreciation; total stockholder return (measured in terms of stock price appreciation and dividend growth); cost control; gross profit; operating profit; cash generation; unit volume; stock price; market share; capital structure; sales; asset quality; product and services quality or delivery goals; cost saving levels; marketing-spending efficiency; core non-interest income; debt reductions; stockholder equity; regulatory achievements; implementation, completion or attainment of measurable objectives with respect to strategy, research, development, products or projects; recruiting and maintaining personnel; or change in working capital.

c. Establishment of Performance Goals. With respect to Awards intended to qualify for the Performance-Based Exception, the Committee shall establish: (i) the applicable Performance Objectives and performance period, and (ii) the formula for computing the payout. Such terms and conditions shall be established in writing while the outcome of the applicable performance period is substantially uncertain, but in no event later than the earlier of: (x) ninety days after the beginning of the applicable performance period; or (y) the expiration of twenty-five percent (25%) of the applicable performance period.

d. Certification of Performance. With respect to any Award intended to qualify for the Performance-Based Exception, the Committee shall certify in writing whether the applicable Performance Objectives and other material terms imposed on such Award have been satisfied, and, if they have, ascertain the amount of the payout or vesting of the Award. Notwithstanding any other provision of the Plan, payment or vesting of any such Award shall not be made until the Committee certifies in writing that the applicable Performance Objectives and any other material terms of such Award were in fact satisfied in a manner conforming to applicable regulations under Section 162(m) of the Code.

e. Negative Discretion. With respect to any Award intended to qualify for the Performance-Based Exception, after the date that the Performance Objectives are required to be established in writing pursuant to Section 12(c), the Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated Performance Objectives. However, the Committee may, in its sole discretion, reduce the amount of compensation that is payable upon achievement of the designated Performance Objectives.

13. Transferability. Except as otherwise determined by the Committee, no Award or dividend equivalents paid with respect to any Award shall be transferable by the Participant except by will or the laws of descent and distribution; provided, that if so determined by the Committee, each Participant may, in a manner established by the Board or the Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant and to receive Shares or other property issued or delivered under such Award. Except as otherwise determined by the Committee, Stock Options and Stock Appreciation Rights will be exercisable during a Participant’s lifetime only by the Participant or, in the event of the Participant’s legal incapacity to do so, by the Participant’s guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision.

14. Adjustments. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation), such as a stock dividend, stock split, reverse stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend, the Committee shall cause there to be an equitable adjustment in the numbers of Shares specified in Section 3 of the Plan and, with respect to outstanding Awards, in the number and kind of Shares subject to outstanding Awards, and the exercise price or other price of Shares subject to outstanding Awards, in each case to prevent dilution or enlargement of the rights of Participants. In the event of any other change in corporate capitalization, or in the event of a merger, consolidation, liquidation, or similar transaction, the Committee may, in its sole discretion, cause there to be an equitable adjustment as described in the foregoing sentence, to prevent dilution or enlargement of rights; provided, however, that, unless otherwise determined by the Committee, the number of Shares subject to any Award shall always be rounded down to a whole number. Notwithstanding the foregoing, the Committee shall not make any adjustment pursuant to this Section 14 that would (i) cause any Stock Option intended to qualify as an ISO to fail to so qualify, (ii) cause an Award that is otherwise exempt from Section 409A of the Code to become subject to Section 409A, or (iii) cause an Award that is subject to Section 409A of the Code to fail to satisfy the requirements of Section 409A. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on all Participants and any other persons claiming under or through any Participant.

15. Fractional Shares. The Company shall not be required to issue or deliver any fractional Shares pursuant to the Plan and, unless otherwise provided by the Committee, fractional shares shall be settled in cash.

16. Withholding Taxes. To the extent required by Applicable Law, a Participant shall be required to satisfy, in a manner satisfactory to the Company or Subsidiary, as applicable, any withholding tax obligations that arise by reason of a Stock Option or Stock Appreciation Right exercise, the vesting of or settlement of Shares under an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. The Company and its Subsidiaries shall not be required to issue or deliver Shares, make any payment or to recognize the transfer or disposition of Shares until such obligations are satisfied. The Committee may permit or require these obligations to be satisfied by having the Company withhold a portion of the Shares that otherwise would be issued or delivered to a Participant upon exercise of a Stock Option or Stock Appreciation Right or upon the vesting or settlement of an Award, or by tendering Shares previously acquired, in each case having a Fair Market Value equal to the minimum amount required to be withheld or paid. Any such elections are subject to such conditions or procedures as may be established by the Committee and may be subject to disapproval by the Committee.

17. Foreign Employees. Without amending the Plan, the Committee may grant Awards to Participants who are foreign nationals, or who are subject to Applicable Laws of one or more non-United States jurisdictions, on such terms and conditions different from those specified in the Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, and the like as may be necessary or advisable to comply with provisions of Applicable Laws of other countries in which the Company or its Subsidiaries operate or have employees.

18. Termination for Cause; Forfeiture of Awards.

a. Termination for Cause. If a Participant’s employment or service is terminated by the Company or a Subsidiary for Cause, as determined by the Committee in its sole discretion, then, promptly upon receiving notice of the Committee’s determination, the Participant shall: (i) forfeit all Awards granted under the Plan to the extent then held by the Participant; and (ii) to the extent demanded by the Committee in its sole discretion, (A) return to the Company or the Subsidiary all Shares that the Participant has not disposed of that had been acquired pursuant to all Awards granted under the Plan, in exchange for payment by the Company or the Subsidiary of any amount actually paid therefor by the Participant; and (B) with respect to any Shares acquired pursuant to an Award granted under the Plan that were disposed of, pay to the Company or the Subsidiary, in cash, the excess, if any, of: (x) the Fair Market Value of the Shares on the date acquired, over (y) any amount actually paid by the Participant for the Shares.

b. Compensation Recovery Policy. Any Award granted to a Participant shall be subject to forfeiture or repayment pursuant to the terms of any applicable compensation recovery policy adopted by the Company, including any such policy that may be adopted to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act or any rules or regulations issued by the Securities and Exchange Commission rule or applicable securities exchange.

c. Set-Off and Other Remedies. To the extent that amounts are not immediately returned or paid to the Company as provided in this Section 18, the Company may, to the extent permitted by Applicable Laws, seek other remedies, including a set off of the amounts so payable to it against any amounts that may be owing from time to time by the Company or a Subsidiary to the Participant for any reason, including, without limitation, wages, or vacation pay or other benefits; provided, however, that, except to the extent permitted by Treasury Regulation Section 1.409A-3(j)(4), such offset shall not apply to amounts that are “deferred compensation” within the meaning of Section 409A of the Code.

19. Change in Control.

a. In General. Unless otherwise provided in the applicable Award Agreement, notwithstanding any other provision of this Plan to the contrary, unless Awards are not assumed, converted or replaced in which case such Awards shall vest immediately prior to the Change in Control, upon a Participant’s termination of employment or service, during the 24-month period following a Change in Control, (x) by the Company other than for Cause or disability or (y) for Participants who are participants in the CIC Severance Plan , for Participants who participate in a Severance Policy at a level that provides the Participant with the opportunity to resign for “good reason,” and for other Participants to the extent set forth in an Award Agreement, by the Participant for Good Reason:

(i) any Stock Options and Stock Appreciation Rights outstanding as of such termination of employment or service which were outstanding as of the date of such Change in Control shall be fully exercisable and vested and shall remain exercisable until the later of (A) the last date on which such Stock Option or Stock Appreciation Right would be exercisable in the absence of this Section 19(a) and (B) the first anniversary of such termination of employment or service, provided that in no event shall the Stock Option or Stock Appreciation Right be exercisable beyond the expiration of the term of such Stock Option or Stock Appreciation Right;

(ii) the restrictions and deferral limitations applicable to any Restricted Shares shall lapse, and such Restricted Shares outstanding as of such termination of employment or service which were outstanding as of the date of such Change in Control shall become free of all restrictions and become fully vested and transferable; and

(iii) all Restricted Share Units outstanding as of such termination of employment or service which were outstanding as of the date of such Change in Control shall be considered to be earned and payable in full, and any deferral or other restriction shall lapse and such Restricted Share Units shall be settled as promptly as is practicable in the form set forth in the applicable Award Agreement.

b. Discretion of the Committee. In the event of a Change in Control where Awards are not assumed, converted or replaced, the Committee, in its sole discretion, may take such actions, if any, as it deems necessary or desirable with respect to any Award that is outstanding as of the date of the consummation of the Change in Control. Such actions may include, without limitation: (a) the payment of a cash amount in exchange for the cancellation of an Award; and (b) the cancellation of Stock Options and/or Stock Appreciation Rights without payment therefor if the Fair Market Value of a Share on the date of the Change in Control does not exceed the exercise price per Share of the applicable Awards.

20. Amendment, Modification and Termination.

a. In General. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no alteration or amendment that requires stockholder approval in order for the Plan to comply with any rule promulgated by the SEC or any securities exchange on which Shares are listed or any other Applicable Laws shall be effective unless such amendment shall be approved by the requisite vote of stockholders of the Company entitled to vote thereon within the time period required under such applicable listing standard or rule.

b. Adjustments to Outstanding Awards. The Committee may in its sole discretion at any time (i) provide that all or a portion of a Participant’s Stock Options, Stock Appreciation Rights and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable; (ii) provide that all or a part of the time-based vesting restrictions on all or a portion of the outstanding Awards shall lapse, and/or that any Performance Objectives or other performance-based criteria with respect to any Awards shall be deemed to be wholly or partially satisfied; or (iii) waive any other limitation or requirement under any such Award, in each case, as of such date as the Committee may, in its sole discretion, declare. Unless otherwise determined by the Committee, any such adjustment that is made with respect to an Award that is intended to qualify for the Performance-Based Exception shall be made at such times and in such manner as will not cause such Awards to fail to qualify under the Performance-Based Exception. Additionally, the Committee shall not make any adjustment pursuant to this Section 20(b) that would cause an Award that is otherwise exempt from Section 409A of the Code to become subject to Section 409A, or that would cause an Award that is subject to Section 409A of the Code to fail to satisfy the requirements of Section 409A.

c. Prohibition on Repricing. Except for adjustments made pursuant to Sections 14 or 19, the Board or the Committee will not, without the further approval of the stockholders of the Company, authorize the amendment of any outstanding Stock Option or Stock Appreciation Right to reduce the exercise price. No Stock Option or Stock Appreciation Right will be cancelled and replaced with an Award having a lower exercise price, or for another Award, or for cash without further approval of the stockholders of the Company, except as provided in Sections 14 or 19. Furthermore, no Stock Option or Stock Appreciation Right will provide for the payment, at the time of exercise, of a cash bonus or grant or sale of another Award without further approval of the stockholders of the Company. This Section 20(c) is intended to prohibit the repricing of “underwater” Stock Options or Stock Appreciation Rights without stockholder approval and will not be construed to prohibit the adjustments provided for in Sections 14 or 19.

d. Effect on Outstanding Awards. Notwithstanding any other provision of the Plan to the contrary (other than Sections 14, 19, 20(b) and 22(d)), no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award; provided that the Committee may modify an ISO held by a Participant to disqualify such Stock Option from treatment as an “incentive stock option” under Section 422 of the Code without the Participant’s consent.

21. Applicable Laws. The obligations of the Company with respect to Awards under the Plan shall be subject to all Applicable Laws and such approvals by any governmental agencies as the Committee determines may be required. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

22. Miscellaneous.

a. Deferral of Awards. Except with respect to Stock Options, Stock Appreciation Rights and Restricted Shares, the Committee may permit Participants to elect to defer the issuance or delivery of Shares or the settlement of Awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of the Plan. The Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts. All elections and deferrals permitted under this provision shall comply with Section 409A of the Code, including setting forth the time and manner of the election (including a compliant time and form of payment), the date on which the election is irrevocable, and whether the election can be changed until the date it is irrevocable.

b. No Right of Continued Employment. The Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor shall it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time. No Employee or Director shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive future Awards.

c. Unfunded, Unsecured Plan. Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right or title to any assets, funds or property of the Company or any Subsidiary, including without limitation, any specific funds, assets or other property which the Company or any

Subsidiary may set aside in anticipation of any liability under the Plan. A Participant shall have only a contractual right to an Award or the amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

d. Severability. If any provision of the Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended or limited in scope to conform to Applicable Laws or, in the discretion of the Committee, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

e. Acceptance of Plan. By accepting any benefit under the Plan, each Participant and each person claiming under or through any such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Committee, the Board or the Company, in any case in accordance with the terms and conditions of the Plan.

f. Successors. All obligations of the Company under the Plan and with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or other event, or a sale or disposition of all or substantially all of the business and/or assets of the Company and references to the “Company” herein and in any Award agreements shall be deemed to refer to such successors.

[END OF DOCUMENT]

Appendix B

TERADATA CORPORATION EMPLOYEE STOCK PURCHASE PLAN

(As amended and restated on January 31, 2012)

1.	Purpose

The Teradata Corporation Employee Stock Purchase Plan (“Plan”) provides Eligible Employees with an opportunity to purchase Teradata Common Stock through payroll deductions and is intended as an employment incentive and to encourage ownership of Teradata Common Stock to enable Eligible Employees to participate in the economic progress of Teradata Corporation (“Teradata”) during the term of the Plan.

The Company intends to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code. Notwithstanding the forgoing, the Company may make Offerings under the Plan that are not intended to qualify under Section 423 of the Code to the extent deemed advisable for Designated Subsidiaries outside the United States (“Non-423 Component”). Furthermore, the Company may make separate Offerings under the Plan, each of which may have different terms, but each separate Offering will be intended to comply with the requirements of Section 423 of the Code.

This Plan was originally adopted effective as the Effective Time and has since been amended from time to time. The Plan is amended and restated as set forth herein as of January 31, 2012 (the “Restatement Date”).

2.	Definitions

2.1 “Affiliate” means any person that directly, or through one or more intermediaries, controls, or is controlled by, or under common control with, the Company.

2.2 “Beneficiary” has the meaning set forth in Section 15.

2.3 “Benefits Committee” means the Teradata Corporation Benefits Committee.

2.4 “Board of Directors” means the Board of Directors of the Company.

2.5 “Code” means the Internal Revenue Code of 1986, as amended.

2.6 “Company” means Teradata Corporation, a Delaware corporation.

2.7 “Compensation” means the total amount received by a Participant from the Company or a Subsidiary as salary, wages, bonus or other remuneration including (i) overseas premium pay, (ii) appropriate commission or other earnings by sales personnel, (iii) overtime pay, (iv) payments for cost-of-living increases, and (v) sick pay, but excluding retention and work completion bonuses and contributions of the Company or a Subsidiary to an employee benefit plan thereof.

2.8 “Continuous Service” means the length of time an Employee has been in the continuous employ of the Company and/or a Subsidiary and/or an Affiliate.

2.9 “Designated Subsidiary” means a Subsidiary which shall have been designated by the Chief Executive Officer or the Benefits Committee of the Company to participate in the Plan; provided, that any such designation may be revoked in like manner at any time.

2.10 “Effective Time” shall have the meaning set forth in the Separation and Distribution Agreement by and between NCR Corporation and Teradata.

2.11 “Eligible Employees” means only those persons who on an Offering Date: (i) are Employees of the Company or a Designated Subsidiary, and (ii) are not deemed for purposes of Section 423(b)(3) of the Code to own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or a Subsidiary or the parent of the Company, if any. With respect to Offerings made under the Non-423 Component of the Plan, the definition of “Eligible Employee” may be further limited.

2.12 “Employees” means all persons employed by the Company or a Subsidiary, and unless otherwise prohibited by applicable law, excludes those persons whose customary employment is 20 hours or less per week and/or whose customary employment is for five months or less in any calendar year. “Employee” does not include leased employees within the meaning of Section 414(n) of the Code, and does not include “payroll service or agency employees” as defined in the following sentence. “Payroll service or agency employee” means an individual (i) for whom the direct pay or compensation with respect to the performance of services for the Company or any Subsidiary or Affiliate is paid by any outside entity, including but not limited to a payroll service or temporary employment agency rather than by the Teradata internal corporate payroll system, or (ii) who is paid directly by the Company or any Subsidiary or Affiliate, but not through an internal corporate payroll system (e.g., through purchase order accounts). The determination whether an individual is a “payroll service or agency employee” shall be made solely according to the method of paying the individual for services, without regard to whether the individual is considered a common law employee of the Company for any other purpose, and such determination will be within the discretionary authority of the plan administrator.

2.13 “Exercise Date” means the last business day of each month.

2.14 “Investment Account” has the meaning set forth in Section 12.

2.15 “Teradata Common Stock” means shares of common stock, par value $0.01, of Teradata.

2.16 “Offering” means the offering of shares of Teradata Common Stock to Eligible Employees pursuant to the Plan.

2.17 “Offering Date” means the first business day of each month.

2.18 “Participant” means an Eligible Employee who elects to participate in the Plan.

2.19 “Payroll Department” means the department of the Company or a Subsidiary from which a Participant’s Compensation is disbursed.

2.20 “Plan” means this Teradata Employee Stock Purchase Plan.

2.21 “Purchase Period” means the period from an Offering Date to the next succeeding Exercise Date.

2.22 “Recordkeeper” means the third party administrator that maintains records for the Plan.

2.23 “Subsidiary” means any corporation in which the Company, directly or indirectly, owns stock possessing 50% or more of the total combined voting power of all classes of stock.

3.	Shares

The aggregate number of shares of Teradata Common Stock which may be purchased under the Plan shall not exceed a total of four million (4,000,000). Notwithstanding the foregoing, the aggregate number of shares is subject to adjustment in accordance with Section 20 hereof. Shares issued under the Plan will consist of authorized and unissued shares.

4.	Offering

Each Eligible Employee on an Offering Date shall be entitled to purchase, in the manner and on the terms herein provided, shares of Teradata Common Stock at the Purchase Price set forth in Section 8 hereof with amounts withheld pursuant to Section 6 hereof during the Purchase Period commencing on such Offering Date.

Anything herein to the contrary notwithstanding, if any person entitled to purchase shares pursuant to any Offering hereunder would be deemed, for the purposes of Section 423(b)(3) of the Code, to own stock (including any number of shares which such person would be entitled to purchase hereunder and under any other similar plan or stock option plan of the Company, the parent of the Company or any Subsidiary) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company, the parent of the Company or a Subsidiary, the maximum number of shares which such person shall be entitled to purchase pursuant to the Plan shall be reduced to that number which, when added to the number of shares of stock of the Company, the parent of the Company or a Subsidiary which such person is so deemed to own (excluding any number of shares which such person would be entitled to purchase hereunder), is one less than such 5% and any balance remaining in such person’s account to purchase shares of Teradata Common Stock under this Plan (“Stock Purchase Account”) shall be refunded.

5.	Entry Into the Plan; Stock Purchase Agreements

Any Eligible Employee may become a Participant in the Plan by filing a stock purchase agreement (a “Stock Purchase Agreement”) in accordance with procedures established by the Benefits Committee. Once an Eligible Employee has filed a Stock Purchase Agreement and become a Participant in the Plan, he shall remain a Participant until he withdraws from the Plan in accordance with Section 13 hereof, and he shall not be required to file a Stock Purchase Agreement for any succeeding Offering until he withdraws from the Plan.

A Participant may change his level of payroll deduction in accordance with procedures established by the Benefits Committee.

6.	Payment for Shares; Payroll Deductions

Payment for shares of Teradata Common Stock purchased hereunder shall be made by authorized payroll deductions from a Participant’s Compensation pursuant to this Section.

In his Stock Purchase Agreement, a Participant shall authorize a deduction from each payment of Compensation during a Purchase Period of an amount equal to any full percentage of such payment; provided, however, that the minimum deduction shall be 1% and the maximum deduction shall be 10% of any payment of Compensation.

A Participant on an unpaid leave of absence will remain a Participant in the Plan but no amounts will be credited to the Participant’s Stock Purchase Account during the time the Participant receives no Compensation.

7.	Payroll Deductions

Amounts deducted from a Participant’s Compensation pursuant to Section 6 hereof shall be recorded by the Company and applied to the purchase of Teradata Common Stock hereunder. No interest shall accrue or be payable to any Participant with respect to any deducted amounts.

8.	Purchase Price

The Purchase Price per share of the shares of Teradata Common Stock sold to Participants hereunder for any Purchase Period commencing prior to January 1, 2013 shall be 95% of the average of the reported highest and lowest sale prices of shares of Teradata Common Stock on the New York Stock Exchange on the applicable Exercise Date. The Purchase Price per share of the shares of Teradata Common Stock sold to Participants hereunder for any Purchase Period commencing on or after January 1, 2013 shall be 85% of the average of the reported highest and lowest sale prices of shares of Teradata Common Stock on the New York Stock Exchange on the applicable Exercise Date. Should no sale of Teradata Common Stock occur on any Exercise Date, then the Purchase Price shall be determined on the basis of the sales of Teradata Common Stock on the first day prior thereto on which such sales were made. Anything herein to the contrary notwithstanding, the Purchase Price per share shall not be less than the par value of a share of Teradata Common Stock.

9.	Purchase of Shares; Limitation on Right to Purchase

As of each Exercise Date, each Participant shall be offered the right to purchase, and shall be deemed, without any further action, to have purchased, at the Purchase Price in United States dollars, the number of full shares of Teradata Common Stock which can be purchased with the amount credited to such Participant’s Stock Purchase Account. All such shares shall be maintained in Investment Accounts for the Participants. All dividends paid with respect to such shares shall be credited to the Participants’ Investment Accounts, and will be automatically reinvested in shares of Teradata Common Stock, unless the Participant elects not to have such dividends reinvested. Any remaining balance in a Participant’s Stock Purchase Account not used to purchase full shares of Teradata Common Stock shall be applied to purchase shares of Teradata Common Stock on the next Exercise Date or, in the event that there is no next Exercise Date, shall be refunded to the Participant.

At the time a Participant’s payroll deduction amounts are used to purchase the Teradata Common Stock, he or she will have all of the rights and privileges of a stockholder of Teradata with respect to the shares purchased under the Plan.

Anything herein to the contrary notwithstanding, (i) a Participant may not purchase more than 50,000 shares of Teradata Common Stock through this Plan in any Purchase Period hereunder and (ii) if at any time when any person is entitled to complete the purchase of any shares pursuant to the Plan, taking into account such person’s rights, if any, to purchase stock under all other employee stock purchase plans of the Company, its parent and of any Subsidiaries, the result would be that during the then current calendar year such person would have first become entitled to purchase under the Plan and all such other plans a number of shares of stock which would exceed the maximum number of shares permitted by the provisions of Section 423(b)(8) of the Code, then the number of shares which such person shall be entitled to purchase pursuant to the Plan shall be reduced by the number which is one more than the number of shares which represents the excess, and any remaining balance of the Participant’s payroll deductions shall be refunded.

10.	Expiration of Purchase Period

As of each Exercise Date the amount of payroll deductions for each Participant in the applicable Purchase Period shall be applied to purchase shares of Teradata Common Stock at the Purchase Price.

11.	Issuance of Shares

The shares of Teradata Common Stock purchased by a Participant on an Exercise Date shall, for all purposes, be deemed to have been issued and sold at the close of business on such Exercise Date. Prior to that time, none of the rights or privileges of a stockholder shall exist with respect to such shares.

As soon as practicable after such Exercise Date, the Company shall cause a book entry to be registered in the street name of the Recordkeeper on behalf of the Participants, for the number of shares of Teradata Common Stock purchased by the Participants on such Exercise Date, as designated in the Participant’s Stock Purchase Agreement. Such designation may be changed at any time by filing notice thereof. The Benefits Committee shall have sole discretion to adopt rules governing the registration of shares purchased hereunder, and may restrict the types of designations permitted under a Participant’s Stock Purchase Agreement.

12.	Investment Accounts Maintained by Recordkeeper

The Recordkeeper shall maintain an Investment Account for each Participant with a record of the shares purchased by the Participant. The Participant may at any time direct the Recordkeeper to (i) sell some or all of the shares credited to his Investment Account and deliver the cash in U.S. currency to the Participant, subject to any applicable delivery or transfer charge or (ii) provide the Participant a notice of issuance of uncertificated shares reflecting some or all of the whole shares credited to his Investment Account.

13.	Withdrawal

A Participant may withdraw from the Plan at any time by filing notice of withdrawal. Upon a Participant’s withdrawal, the amount credited to his Stock Purchase Account shall go toward the purchase of Teradata Common Stock on the next Exercise Date. Any Participant who withdraws from the Plan may again become a Participant hereunder in accordance with Section 5 hereof.

14.	Termination of Continuous Service

If a Participant’s Continuous Service terminates for any reason during a Purchase Period, the amount credited to his Stock Purchase Account as of the termination date shall be used to purchase shares of Teradata Common Stock pursuant to Section 9 hereof as of the next succeeding Exercise Date. The Participant may elect within 60 days of the date of his termination of employment to liquidate his Investment Account by either of the methods described in Section 12 or some combination of both. If the Recordkeeper receives no directions from the Participant within 60 days after his termination date, the Recordkeeper may deem that the Participant elected to retain ownership of the stock in the Participant’s own name and receive appropriate evidence of such ownership, and the Recordkeeper may proceed accordingly.

If a Participant transfers to part-time status during a Purchase Period, his payroll deductions for the Plan shall terminate as of the date of such transfer and the amount credited to his Stock Purchase Account as of the effective date of any such occurrence shall remain in the Stock Purchase Account until the Exercise Date. The Recordkeeper shall continue to maintain the Participant’s Investment Account.

15.	Death

If a Participant dies during a Purchase Period, the amount credited to his Stock Purchase Account as of the date of death shall be applied to the purchase of Teradata Common Stock on the Exercise Date.

The Recordkeeper shall transfer the Participant’s Investment Account to the executor or administrator of the Participant’s estate. If no executor or administrator is appointed (to the knowledge of the Company), the Company in its discretion may direct the Recordkeeper to transfer the Investment Account to the Participant’s spouse or to any one or more dependents of the Participant.

16.	Procedure if Insufficient Shares Available

In the event that on any Exercise Date the aggregate funds available for the purchase of shares of Teradata Common Stock pursuant to Section 9 hereof would purchase a number of shares in excess of the number of shares then available for purchase under the Plan, the Benefits Committee shall proportionately reduce the number of shares which would otherwise be purchased by each Participant on such Exercise Date in order to eliminate such excess, the Plan shall automatically terminate immediately after such Exercise Date and any remaining balance credited to the Stock Purchase Account of each Participant shall be refunded to each such Participant.

17.	Rights not Transferable

Rights to purchase shares under the Plan are exercisable only by the Participant during his lifetime and are not transferable by him other than by will or the laws of descent and distribution. If a Participant attempts to transfer his rights to purchase shares under the Plan other than by will, he shall be deemed to have requested withdrawal from the Plan and the provisions of Section 13 hereof shall apply with respect to such Participant.

18.	Administration of the Plan

Subject to the general control of, and superseding action by, the Board of Directors, the Benefits Committee shall have full power to administer the Plan. It shall adopt rules not inconsistent with the provisions of the Plan for its administration. It shall adopt the form of Stock Purchase Agreement, all notices required hereunder, and any on the registration of certificates for shares purchased hereunder. Its interpretation and construction of the Plan and Rules shall, subject as aforesaid, be final and conclusive.

19.	Amendment of the Plan

The Board of Directors may at any time, or from time to time, alter or amend the Plan in any respect, except that, without approval of the stockholders of Teradata, no amendment may (i) increase the number of shares reserved for purchase under the Plan other than as provided in Section 20 hereof or (ii) reduce the Purchase Price per share as defined in Section 8 hereof.

20.	Recapitalization; Effect of Certain Transactions

The aggregate number of shares of Teradata Common Stock reserved for purchase under the Plan as provided in Section 3 hereof, the maximum number of shares which a Participant may purchase in any Purchase Period as provided in Section 9 hereof, and the calculation of the Purchase Price per share as provided in Section 8 hereof shall be appropriately adjusted to reflect a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend, extraordinary cash dividend or other increase or decrease in the number of issued shares of Teradata Common Stock, effected without receipt of consideration by the Company. If Teradata shall merge or consolidate, whether or not Teradata is the surviving or resulting corporation in such merger or consolidation, any Offering hereunder shall pertain to and apply to shares of stock of Teradata or any shares issued in connection with such merger or consolidation in exchange for shares of stock of Teradata, unless prior to such merger or consolidation, the Board of Directors of the Company shall, in its discretion, terminate the Plan and/or any Offering hereunder. Notwithstanding the foregoing, a dissolution or liquidation of Teradata shall cause the Plan and any Offering hereunder to terminate and the entire amount credited to the Stock Purchase Account of each Participant thereunder shall be paid to each such Participant.

21.	Expiration and Termination of the Plan

The Plan shall continue in effect through the tenth anniversary of the Restatement Date unless terminated prior thereto pursuant to Section 16 or 20 hereof, or pursuant to the next succeeding sentence. The Board of Directors shall have the right to terminate the Plan or any Offering hereunder at any time. In the event of the expiration of the Plan or its termination or the termination of any Offering pursuant to the immediately preceding sentence, the entire amount credited to the Stock Purchase Account of each Participant hereunder shall be refunded to each such Participant.

22.	Treatment of Fractional Shares

For any amounts of payroll deductions that are insufficient to purchase a whole share, the Recordkeeper may determine whether its standard practice will be to credit the Participants’ Investment Accounts with fractional shares or with the insufficient cash amount that will be carried over and applied to the next Purchase Period. If the Investment Accounts are credited with fractional shares, such fractional shares shall be cashed out when a Participant closes his or her Investment Account.

23.	Notice

Any notice which a Participant files pursuant to the Plan shall be in the appropriate form and shall be delivered by hand or mailed, postage prepaid, to such Participant’s Payroll Department.

24.	Repurchase of Stock

The Company shall not be required to repurchase from any Participant shares of Teradata Common Stock which such Participant acquires under the Plan.

25.	Use of Funds

All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions.

26.	Alternate Contribution Methods

Anything herein to the contrary notwithstanding, in the event authorized payroll deductions from a Participant’s Compensation are not permitted by reason of the provisions of local law applicable to the Company or a Designated Subsidiary, or are not practicable in the opinion of the Benefits Committee, the appropriate alternative method pursuant to which affected Participants may make payment for shares of Teradata Common Stock purchased hereunder which would otherwise have been made pursuant to Section 6 hereof shall be designated by the Benefits Committee. Payments made hereunder shall be deemed to have been made pursuant to Section 6 hereof.

27.	Fees

The Recordkeeper may charge Participants reasonable transaction fees, as agreed by the Company.

[END OF DOCUMENT]

Appendix C

FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(2) The number of members of the Board of Directors shall be fixed, from time to time, exclusively pursuant to a resolution adopted by the affirmative vote of a majority of the entire Board of Directors, subject to the rights of the holders of Preferred Stock, if any. As used in this Article FIFTH and in Article TENTH, the term “entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies.

(3) The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The initial division of the members of the Board of Directors into classes shall be made by the decision of the affirmative vote of a majority of the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 2008 annual meeting; the term of the initial Class II directors shall terminate on the date of the 2009 annual meeting; and the term of the initial Class III directors shall terminate on the date of the 2010 annual meeting. At each succeeding annual meeting of stockholders beginning in 2008, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. ~~If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director~~ Notwithstanding the foregoing, effective immediately prior to the commencement of the annual meeting of stockholders held in 2013, the division of the directors into three classes and the preceding provisions of this paragraph (3) shall terminate and be of no further force or effect, and at each annual meeting of stockholders beginning in 2013 (and all subsequent annual meetings of the Corporation’s stockholders), each director shall be elected for a term of office to expire at the next annual meeting of stockholders following his or her election.

(4) Notwithstanding the expiration of a director’s term, he or she will remain in office until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Directors need not be stockholders.

(5) Subject to applicable law and to the terms of any one or more series of Preferred Stock, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled only by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled only by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Any director ~~of any class~~ elected to fill a vacancy, whether resulting from an increase in the number of directors ~~of such class~~ or otherwise, shall hold office for a term ~~that shall coincide with~~ expiring at the ~~remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.~~ next annual meeting of stockholders. Except as otherwise required by applicable law and subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, prior to the annual meeting of stockholders in 2013, any or all of the directors of the Corporation may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the Corporation’s then outstanding capital stock entitled to vote at an election of directors. Effective immediately prior to the commencement of the annual meeting of stockholders in 2013, except as otherwise required by

C-1

applicable law and subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any director may be removed with or without cause, provided that a director may be removed only by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the Corporation’s then outstanding capital stock entitled to vote thereon. Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Preferred Stock Designation providing for the issuance of such series~~, and such directors so elected shall not be divided into classes pursuant to this Article FIFTH unless expressly provided by such terms.~~

(6) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL and this ~~Amended and Restated~~ Certificate of Incorporation.

In addition, each reference in Articles Fourth, Seventh and Eleventh to “Amended and Restated Certificate of Incorporation” would be amended to read “Certificate of Incorporation”.

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TERADATA CORPORATION 10000 INNOVATION DRIVE DAYTON, OH 45342	Your Internet or telephone proxy authorizes the proxyholders to vote the shares in the same manner as if you marked, signed and returned your proxy card. VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 19, 2012 (April 17, 2012 for participants in Teradata’s 401(k) Savings Plan). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. on April 19, 2012 (April 17, 2012 for participants in Teradata’s
401(k) Savings Plan). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to help Teradata reduce the costs incurred printing and mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years or go to www.investordelivery.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M40347-P19246-Z57014	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TERADATA CORPORATION
The Board of Directors recommends that you vote FOR the Director Nominees listed below and FOR each of the other proposals listed below:
Vote on Directors
1.	Election of Directors
	Class II Nominees:	For	Against	Abstain
	1a. Michael F. Koehler	☐	☐	☐			For	Against	Abstain
	1b. James M. Ringler	☐	☐	☐	4.	An advisory (non-binding) vote on executive compensation.	☐	☐	☐
	1c. John G. Schwarz	☐	☐	☐	5.	Approval of an amendment of the Company’s Certificate of Incorporation to provide for the annual election of directors.	☐	☐	☐
Vote on Proposals
2.	Approval of the Teradata 2012 Stock Incentive Plan.	☐	☐	☐	6.	Approval of the ratification of the appointment of independent registered public accounting firm for 2012.	☐	☐	☐
3.	Approval of the Teradata Corporation Employee Stock Purchase Plan, as amended and restated.	☐	☐	☐

NOTE: If you attend the meeting and decide to vote by ballot, your ballot will supersede and revoke this proxy. If signing for a corporation or partnership or as an agent, attorney or fiduciary, indicate the capacity in which you are signing.

This proxy card confers on the proxyholders discretionary authority with respect to matters not known or determined at the time of the mailing of the notice of the 2012 Annual Meeting of Stockholders.
For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Annual Meeting of Stockholders

Teradata’s Annual Meeting of Stockholders will be held at 8:00 a.m. on April 20, 2012 at the Terry Executive Education Center, 3475 Lenox Road NE, Atlanta, Georgia 30326. Please see your proxy statement for instructions should you wish to attend the meeting.

Important Notice Regarding the Availability of Proxy Materials for the 2012 Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M40348-P19246-Z57014

TERADATA CORPORATION Proxy/Voting Instruction Card
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR TERADATA’S 2012 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of Teradata Corporation, a Delaware corporation (“Teradata” or the “Company”), hereby appoints Michael Koehler, Stephen Scheppmann and Laura Nyquist, and each of them, proxies, with full power of substitution, to vote all shares of common stock of Teradata that the undersigned is entitled to vote at Teradata’s Annual Meeting of Stockholders to be held in Atlanta, Georgia, on April 20, 2012, and at any postponement or adjournment thereof, in the manner indicated on the reverse side and in such proxyholders’ sole discretion upon any matter that may properly come before the meeting, or any postponement or adjournment thereof, including to vote for the election of a substitute nominee for director as such proxyholders may select in the event any nominee named on this proxy card is unable to serve. This proxy card also provides voting instructions to the trustee of the Teradata Corporation Savings Plan, the Company’s 401(k) plan (the “Teradata Savings Plan”) and to the trustees and administrators of other plans, with regard to shares of Teradata common stock the undersigned may hold under such plans for which the undersigned is entitled to vote at said meeting to the extent permitted by such plans and their trustees and administrators. By executing this proxy card, the undersigned acknowledges receipt from the Company of the notice of the 2012 Annual Meeting and accompanying proxy statement and hereby revokes any previously granted proxy that relates to the aforementioned Annual Meeting.

The proxyholders or the trustees and administrators of the plans, as the case may be, will vote the shares in accordance with the directions on this proxy card. If you do not indicate your choices on this proxy card, the proxyholders will vote the shares in accordance with the directors’ recommendations. If you are a Teradata Savings Plan participant entitled to vote at the 2012 Annual Meeting of Stockholders and do not indicate your choices on this proxy card, those shares will be voted by the trustee of such plan.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued and to be signed on the reverse side.)